Exhibit 10.14

PRELIMINARY LEASE AGREEMENT

St. Petersburg

This Preliminary Lease Agreement (hereinafter referred to as the “Agreement”) is entered into on November 8, 2019 in Saint-Petersburg, Russian Federation, by and between:

(1)

BaltStone Limited Liability Company, a legal entity established and existing under the laws of the Russian Federation registered with Inspectorate of the Federal Tax Service No. 15 for Saint-Petersburg, date of registration: October 5, 2012, OGRN 1127847532438, INN 7839469004, KPP 781001001, located at 196084, Saint-Petersburg, Kievskaya Street, 5, building 3, letter A, office 197, represented by General Director Alexey Sergeyevich Kelarev, acting pursuant to the Charter (hereinafter referred to as the “Lessor”); and

(2)

Internet Solutions Limited Liability Company, a legal entity established and existing under the laws of the Russian Federation, registered with Interdistrict Inspectorate of the Federal Tax Service No. 46 for Moscow, date of registration: January 1, 2008 OGRN 1027739244741, INN 7704217370, KPP 770301001, located at 10, Premise 1, Floor 41, Office 6, Presnenskaya Naberezhnaya, Moscow, 123112, represented by Andrey Igorevich Pavlovich acting pursuant to Power of Attorney No. 77/719-n/77-2019-14-285 of August 26, 2019, (hereinafter referred to as the “Lessee”);

hereinafter collectively referred to as the Parties and individually — as the Party,

WHEREAS:

(A).

The Lessor intends to implement the project for construction of Phase 1, Phase 2 and Phase 3 and their further leasing to the Lessee in accordance with the terms and conditions of the Agreement, Phase 2 Option and Phase 3 Option;

(B).	The Phase 2 Option and Phase 3 Option shall be executed at the same time as the Agreement;

The Parties agreed to enter into this Agreement as follows:

1.	GLOSSARY

Unless otherwise stipulated by the context, the capitalized terms used in the Agreement, including the Preamble, shall have the following meanings:

“Access Certificate” means the document confirming the fact of granting access to the Premises to the Lessee for performing the Lessee’s Works to be signed by the Parties in the form of Appendix No. 2.1 to the Agreement;

“Certificate of Transfer for Use” means a document confirming the Lessee’s right of the actual use of the Premises in accordance with their Intended Purpose after the expiration of four (4) months from Access Date 1, but not earlier than receiving a commissioning permit by the Lessor for Phase 1 Building and until the date on which the parties sign the Acceptance Certificate for the Premises under a Long-term Lease Agreement in accordance with the terms and conditions set forth in clause 4.13.1 of the Agreement, in the form given in Appendix No. 2.2 to the Agreement;

“Acceptance Certificate” means a document (certificate) confirming the transfer of the Premises to the Lessee for possession and use (lease), to be signed by the Parties simultaneously with the Long-term Lease Agreement or the Supplementary Agreement to the Lease Agreement in the form given in Appendix No. 4 to the Long-term Lease Agreement;

“Leased Area” means the area of all Premises and the Checkpoint premises to be leased to the Lessee, calculated according to the BOMA Standard used for calculating and paying the Rent;

“Bank Guarantee” means an irrevocable first-demand bank payment guarantee (however, the only condition for filing a claim under the Bank Guarantee shall solely be the provision by the Lessor of the documents specified in clause 7.3.2 of this Agreement (exhaustive list)) issued by the Guarantor Bank in favor of the Lessor, corresponding to this Agreement in form and substance, as security for the Lessee’s performance of its obligations under this Agreement or in connection herewith;

“Guarantor Bank” means one of the following banking institutions:

…

“Access Date” means the date of signing the Access Certificate or the date on which the Access Certificate is considered signed in accordance with the terms and conditions of Article 4 hereof, and “Access Date 1” and “Access Date 2” mean, respectively, such dates, taking into consideration the order in which access to the Premises is granted;

“Starting Date of the Lease Period” means the date of signing Long-term Lease Agreement 1 and Acceptance Certificate (for the Premises) 1 by the Parties;

“Agreement” means this Agreement, including all the appendices and supplementary agreements hereto (if they are present or made by the Parties in the future);

“Long-term Lease Agreement” or “Long-term Lease Agreement 1” or “LLA 1” means a long-term lease agreement of Premises 1 agreed by the Parties and attached to the Agreement in Appendix 3;

“Long-term Lease Agreement 2” or “LLA 2” means a long-term lease agreement of Premises 2, which will be made by the Parties in relation to Phase 2 provided that the Phase 2 Option will be accepted under its terms;

“Long-term Lease Agreement 3” or “LLA 3” means a long-term lease agreement of Premises 3, which will be made by the Parties in relation to Phase 3 provided that the Phase 3 Option will be accepted under its terms;

“Lessee’s Share in the Warehouse Complex” means the ratio between the Leased Area of the Buildings and the Leased Area of the Warehouse Complex, which equals 36.38% as of Access Date 1;

“EGRN” means the Unified State Register of Immovable Property of the Russian Federation;

“Laws” means (a) the federal laws of the Russian Federation, laws of the constituent entities of the Russian Federation (including the laws of the Leningrad Region), including any regulations: orders, directions, ordinances, rules, authorizations or instructions, (b) regulations of local governments, and (c) current mandatory technical regulations, sanitary regulations (SP), construction codes and regulations (SNiP), sanitary regulations and norms (SanPin), which do not contradict the Laws;

“Developer” / “Contractor” means a legal entity having all the required permits and authorizations and constructing the Building in accordance with the applicable law and the Agreement;

“Building” means, collectively or individually, the Phase 1 Building, Phase 2 Building, Phase 3 Building;

“Phase 1 Building” means the warehouse building/premises (main building) with the approximate total area of all premises inside the Phase 1 Building 28,738 sq. m to be constructed on the Land Plot according to the Terms of Reference (Appendix No. 1:3 to the Agreement);

“Phase 2 Building” means the warehouse building/premises (main building) with the approximate total area of all premises inside the Phase 2 Building 24,801 sq. m to be constructed on the Land Plot according to Appendix No. 1 to the Phase 2 Option;

“Phase 3 Building” means the warehouse building/premises (main building) with the approximate total area of all premises inside the Phase 3 Building 26,478 sq. m to be constructed on the Land Plot according to Appendix No. 1 to the Phase 3 Option;

“Land Plot” means a land plot with cadastral number 78:37:1781905:3207, with the total area of 303,745 +/- 193 sq. m, land category: land of settlements with permitted use as warehouses, located at the address: Russian Federation, St. Petersburg, Petro-Slavyanka Settlement, Sofiyskaya Street, plot 167.

The Land Plot will have the following land category: industrial land, energy sector land, transport sector land, communications sector land, radio broadcasting sector land, television sector land, informatics sector land, land for space activities, military land, security and other special purposes land, and the following permitted use: placement of industrial facilities, production facilities; however, this category of land allows for implementation of the Project on the land plot, and the type of permitted use will be changed by the Lessor to “placement of warehouse facilities” or another similar type of permitted use that allows for implementation of the Project on the Land Plot, and such a change will be produced taking into consideration the time period of the Project implementation established by the Agreement. The plan of the Land Plot and the approximate coordinates of the turning points of the boundaries of the Land Plot are specified in Appendix 1.6 to the Agreement.

As of the date of signing the Agreement, the above land plots belong to the holders of investment shares of the Combined Closed-End Investment Fund PNK Development (tenants in common) and such ownership is registered in the Unified State Register of Immovable Property under No. 78:37:1781905:3207-78/002/2019-2 of July 17, 2019 and shall be purchased by the Lessor before the date of signing the Certificate of Transfer for Use.

The Lessor and A-Class Capital Managing Company Limited Liability Company (Fiduciary Manager of Combined Closed-End Investment Fund PNK Development) have entered into Sale and Purchase Agreement for the future property dated August 16, 2019.

The Lessor shall provide the Lessee with documents confirming the Lessor’s title to the Land Plot no later than the date of signing Acceptance Certificate 1.

The title to the Land Plot and Phase 1 Building will be registered in the Unified State Register of Immovable Property in the name of the Lessor as provided for in the Agreement.

“RF CPI” means the Consumer Price Index for goods and services in general in the Russian Federation, officially published by the Federal State Statistics Service of the Russian Federation: the indicator for December of the calendar year, preceding the year when indexation was made to the indicator for December of the previous year (in relation to such previous year of indexation).

If, later on, the name of the Consumer Price Index for goods and services in the Russian Federation is officially changed or such index is published by other governmental authority, different from the Federal State Statistics Service of the Russian Federation, then the term “RF CPI” shall be applied with account for such changes;

“Cadastral Engineer” means an individual being a member of a self-regulating organization of cadastral engineers who carries out technical measurements of the Building and prepares a technical plan of the Building for the purpose of the state cadastral registration of the Building

“Complex” means the Logistic Warehouse Complex to be constructed on the Land Plot.

“Checkpoint” means the checkpoint building to be constructed on the Land Plot;

“Minor Defects” shall mean any defects that are not the Major Defects as defined below;

“Security Payment” means the security payment applicable in cases specified in Clauses 7.3.4, 7.3.5 hereof and represents a way to ensure the Lessee’s performance of its obligations hereunder and in connection herewith in the meaning established in Article 381.1 of the Civil Code of the Russian Federation;

“Force Majeure Events” means extraordinary, unforeseen and unavoidable circumstances under the given conditions, as defined in Clause 3, Article 401 of the Civil Code of the Russian Federation, by which the Parties shall, inter alia, mean extraordinary events or circumstances which the Party could neither foresee nor prevent by reasonable means, including, inter alia, natural disasters, war, revolution, rebellion, civil unrest, exercise by the State of the preemptive rights of acquisition in case of the nationwide emergency, nuclear explosion, radioactive or chemical contamination, as well as other circumstances being beyond reasonable control of the Parties and making it impossible to perform their obligations hereunder, provided that violation of obligations by the counterparties of the relevant Party, lack of funds (including cancellation and/or suspension of credit financing) and such financial circumstances as currency exchange rate fluctuations or market value declines, shall not be deemed Force Majeure Events.

“Phase 1” means the Phase 1 Building and all the other movable and immovable property items which list is determined in Appendices No. 1:2 and 1:3 to the Agreement to be constructed by the Lessor (Developer) as a part of the Project in accordance with the Terms of Reference and (if they are capital construction facilities in accordance with the provisions of town-planning norms and rules) duly commissioned, and the characteristics of the Land Plot which it shall have according to the Terms of Reference;

“Phase 2” means the Phase 2 Building and all the other movable and immovable property to be constructed by the Lessor (after acceptance of the Phase 2 Option as this term is defined below) as a part of the Project in accordance with the Terms of Reference and duly commissioned and the characteristics of the Land Plot which it shall have according to the Terms of Reference;

“Phase 3” means the Phase 3 Building and all the other movable and immovable property to be constructed by the Lessor (after acceptance of the Phase 3 Option as this term is defined below) as a part of the Project in accordance with the Terms of Reference and duly commissioned and the characteristics of the Land Plot which it shall have according to the Terms of Reference;

“Access Fee” has the meaning set forth in Clause 2.23.3 of the Agreement;

“Use Fee” means payment for using Premises 1 equivalent to the Lease Payment to be paid from the date of signing the Certificate of Transfer for Use by the Parties, as specified in Clause 2.25.2 of the Agreement;

“Premises” means Premises 1 and/or Premises 2 and/or Premises 3;

“Premises 1” means all premises in the Phase 1 Building and the Checkpoint to be constructed under Phase 1;

“Premises 2” means all premises in the Phase 2 Building and Checkpoint 2 to be constructed under Phase 2;

“Premises 3” means all premises in the Phase 3 Building to be constructed as a part of Phase 3;

“Project” means construction by the Lessor (Developer) of Phase 1, Phase 2 and Phase 3 on the Land Plot and subsequent long-term lease of Premises 1, Premises 2, Premises 3 and the right of use the parking spaces in accordance with Clause 2.3.6 of this Agreement to the Lessee on the terms and conditions determined in the Agreement and the Long-term Lease Agreement;

“Lessor’s Works” means the totality of general construction and installation and other works to be performed by the Lessor in relation to Phase 1, Phase 2 and Phase 3 and preparation of Premises 1 for the Lessee’s Works and subsequent operation of Premises 1 by the Lessor and the Lessee in accordance with the Certificate of Delineation of Operational Responsibility, pursuant to the terms and conditions of the Long-term Lease Agreement. Appendix 1.4 to the Agreement “Schedule and interaction of the Parties” specifies the procedure and deadlines of interaction between the Parties.

In addition, columns 16-18, 41-61, 66 of Appendix 1.4 to the Agreement “Schedule and interaction of the Parties” contain an approximate list of the Lessor’s Works and approximate deadlines of their implementation. For the avoidance of doubt, the Lessor shall not be responsible for compliance with these intermediate deadlines for performance of the Lessor’s Works and may adjust them at its discretion.

“Lessee’s Works” for the purposes of this Agreement means the work of the Lessee in Premises 1, including separable and inseparable improvements in Premises 1, in order to prepare Premises 1 for the activities of the Lessee, an approximate list of which is given in Appendix 4 to the Agreement;

“Major Defects” shall mean incomplete or poorly performed or inconsistent with the TOR Lessor’s Works, provided that such defects prevent operations in the Premises under the Permitted Use as defined in Clause 2.4 of Appendix No. 3 to the Agreement and provided that such use is not carried out by the Lessee or persons engaged by it due to the said defects,

The Parties specifically agreed that the following defects shall not be considered major (non-exhaustive):

Inoperability of no more than 5% of the total number of any (each) of the following facilities:

•	Hydraulic dock levelers with folding ramp, sectional doors, thermal (air) curtains, smoke hatches;

Local repair and/or inoperability of no more than 5% of the total area (length) of any (each) of the following facilities:

•	Coating the territory with asphalt (in this case, the Lessee’s access to the dock equipment and access roads to the Lessee’s territory shall not be restricted);

•	Local Repair of the roofing of the Buildings in case of leaks.

“BOMA Standard” means Method A (Exterior Wall Methodology) of the standard method for measuring industrial buildings developed by the Building Owners and Managers Association International (BOMA) and the Society of Industrial and Office Realtors (SIOR) in 2012 (ANSI/BOMA Z65.2 - 2012);

“Lease Period” means the lease period under Long-term Lease Agreement 1 specified in the Agreement;

“Terms of Reference” (“TOR”) means the document containing the list of requirements to Building 1, Building 2, Building 3, Premises 1, the Land Plot, the utilities, the project documentation for construction of Phase 1, Phase 2 and Phase 3, attached as Appendix 1.3 to the Agreement.

If this Article 1 of the Agreement does not contain definition of any capitalized term, this term will have the meaning assigned to it in the Long-term Lease Agreement.

2. SUBJECT MATTER OF THE AGREEMENT

2.1.

Taking into consideration that the Parties undertake to enter into Long-term Lease Agreement 1 on the terms and conditions of this Agreement and in the form and on the conditions set forth in Appendix 3 to the Agreement, this Agreement determines the conditions of Phase 1 construction, Premises 1 preparation for the Lessee’s Works and the conditions of Phase 1 operation by the Lessee before entering into Long-term Lease Agreement 1. The Agreement also determines the procedure for interaction of the Parties before entering into Long-term Lease Agreement 1. The Phase 1 facilities will be owned by the Lessor.

2.2.

Within ten (10) days upon the date of state registration of the Lessor’s title to Building 1 in the Unified State Register of Immovable Property the Parties shall enter into Long-term Lease Agreement 1 in the manner and on the conditions provided for by the Agreement. The Parties agreed that Long-term Lease Agreement 1 may be executed and the Acceptance Certificate for Building 1 may be signed before the state registration of the Lessor’s title to Checkpoint 1, provided that by the date of signing Long-term Lease Agreement 1 and the Acceptance Certificate for Building 1 the permission to put into operation Checkpoint 1 was received and Checkpoint 1 was transferred to the Lessee for actual use on the basis of the Certificate of Transfer for Checkpoint 1.

2.3.

The subject matter of Long-term Lease Agreement 1 is the lease of the following Phase 1 facilities with the total approximate ares of 28,738 sq. m (hereinafter collectively referred to as “Premises 1”) by the Lessor to the Lessee in compliance with the TOR:

2.3.1.	Warehouse premises with the approximate area of 16,600 sq. m (hereinafter referred to as “Warehouse Premises 1”);

2.3.2.

Administrative and amenity premises and other auxiliary premises including, but not limited to toilets and shower rooms, irrespective of their location, and a wash room, with the approximate area of 4,448 sq. m (hereinafter referred to as “Office Premises 1”);

2.3.3.	Concrete mezzanine with the approximate area of 4,750 sq. m (hereinafter referred to as “Mezzanine 1”);

2.3.4.	Premises for storage of dangerous goods with the approximate area of 2,040 sq. m (hereinafter – “Hazardous Goods Area”);

2.3.5.	Checkpoint premises with the approximate area of 900 sq. m.

The Lessee shall also be granted with the right to use parking space of 262 parking slots in total, including 198 parking slots for passenger vehicles, 54 — for trucks, and 10 — for buses (hereinafter each separate parking space referred to as the “parking slot”) for the entire Lease Period.

The Lessee shall also have the right to use the paved intrasite area including the areas adjacent to the buildings and maneuvering areas, color-coded in blue on the General Layout (Appendix 1:1 to the Agreement), for arrangement of additional parking space, the fee for which is included in the Basic Lease Payment.

Phase 2, Phase 3:

2.4.	With respect to Phase 2 and Phase 3, the Lessor has provided the Phase 2 Option and the Phase 3 Option, respectively.

Pursuant to Article 429.2 of the Civil Code of the Russian Federation, the Phase 2 Option and the Phase 3 Option are included in the conditions of the Agreement and is a part of the subject matter of the Agreement; Early Termination of the Agreement results in termination of the Phase 2 Option and Phase 3 Option.

2.5.

To acquire the right to make the Preliminary Lease Agreement for Phase 2 (as defined below), the Preliminary Lease Agreement for Phase 3 (as defined below) the Lessee shall pay to the Lessor a fee (premium).

2.5.1.

The Phase 2 Option fee is 41 rubles 67 kopecks per month for the Leased Area without VAT. The Phase 2 Option fee shall be paid by the Lessee in the indicated amount on a monthly basis, starting from the date of signing the Certificate of Acceptance for Use of Premises 1 and/or an Acceptance Certificate for Premises 1 until the date of signing an Access Certificate for Premises 2 (inclusive) or until the date of its termination. The Phase 2 Option Payment shall be paid by the Lessee at the same time as the use fee for Premises 1 (according to Clause 13.20 of the Agreement) and/or the Lease Payment for Premises 1 (according to Long-term Lease Agreement 1).

2.5.2.

The Phase 2 Option Payment shall not be counted towards the security payment, the use fee and/or the lease payment under the Preliminary Lease Agreement for Phase 2 (as defined below) and/or Long-term Lease Agreement 2 and shall not be reimbursable in case the Phase 2 Option is not accepted by the Lessee during the option validity period.

2.5.3.

The Phase 3 Option fee is 41 rubles 67 kopecks per month for the Leased Area without VAT. The Phase 3 Option fee shall be paid by the Lessee in the indicated amount on a monthly basis, starting from the date of signing the Certificate of Acceptance for Use of Premises 1 and/or an Acceptance Certificate for Premises 1 until the date of signing an Access Certificate for Premises 3 (inclusive) or until the date of its termination. The Phase 3 Option Payment shall be paid by the Lessee at the same time as the use fee for Premises 1 (according to Clause 13.20 of the Agreement) and/or the Lease Payment for Premises 1 (according to Long-term Lease Agreement 1).

2.5.4.

The fee for Phase 3 Option shall not be counted towards the security payment, the use fee and/or the lease payment under the Preliminary Lease Agreement for Phase 3 (as defined below) and/or Long-term Lease Agreement 3 and shall not be reimbursable in case the Phase 3 Option is not accepted by the Lessee during the option validity period.

2.6.

The Phase 2 Option shall be valid for eighteen (18) months upon the date of signing the Acceptance Certificate for Premises 1, but in any case not earlier than August 2, 2020 and not later than February 2, 2022 (period for acceptance of the Phase 2 Option).

2.7.

The Phase 3 Option shall be valid for eighteen (18) months upon the date of signing the Acceptance Certificate for Premises 2, but in any case not earlier than August 3, 2021 and not later than August 3, 2024 (period for acceptance of the Phase 3 Option).

2.8.

In case the Lessee, as an option holder, intends to enter into a preliminary lease agreement for Premises 2 on the conditions specified in the Agreement, the Lessee shall Accept Option 2 by giving the Lessor a notice of making preliminary lease agreement 2 in accordance with the procedure provided for by Clause 11 of the Agreement (hereinafter – “Phase 2 Option Acceptance”).

2.9.

In case the Lessee, as an option holder, intends to enter into a preliminary lease agreement for Premises 3 on the conditions specified in the Agreement, the Lessee shall Accept Option 3 by giving the Lessor a notice of making preliminary lease agreement 3 in accordance with the procedure provided for by Article 11 of the Agreement (hereinafter – “Phase 3 Option Acceptance”, respectively).

2.10.

Within thirty (30) business days after the date of receipt by the Lessor from the Lessee of the Phase 2 Option Acceptance, Phase 3 Option Acceptance, respectively, the Lessor shall enter into a preliminary lease agreement with the Lessee in a form similar to the Agreement, taking into consideration the technical parameters of the Phase 2 facilities (hereinafter referred to as the “Preliminary Lease Agreement for Phase 2”) and the technical parameters of the Phase 3 facilities (hereinafter referred to as the “Preliminary Lease Agreement for Phase 3”). In this case, the conditions of the Preliminary Lease Agreement for Phase 2, the Preliminary Lease Agreement for Phase 3, respectively (including the lease rates, subject to indexation (if any), the dates and procedure for lease rate indexation, the dates, procedure and scope of the security provided by the Lessee) shall be similar to the current conditions of the Agreement.

Upon completion of construction and registration of the Lessor’s title to the Phase 2 facilities, the Parties will make Long-term Lease Agreement 2 in the form provided for by the Parties in the Preliminary Lease Agreement for Phase 2 to provide for the lease period of seven (7) years and the lease payment rates taking into consideration the indexation, if any.

Upon completion of construction and registration of the Lessor’s title to the Phase 3 facilities, the Parties will make Long-term Lease Agreement 3 in the form provided for by the Parties in the Preliminary Lease Agreement for Phase 3 to provide for the lease period of seven (7) years and the lease payment rates taking into consideration the indexation, if any.

2.11.

The subject matter of Long-term Lease Agreement 2 shall be the lease of the following Phase 2 facilities with the total approximate area of 24,801 sq. m (hereinafter collectively referred to as “Premises 2”) in compliance with the TOR by the Lessor to the Lessee:

2.11.1.	Warehouse premises, including technical area, with the approximate area of 17,700 sq. m (hereinafter referred to as “Warehouse Premises 2”) with the arrangement of:

2.11.2.	Administrative, amenity and other auxiliary premises with the approximate area of 2,441 sq. m (hereinafter referred to as “Office Premises 2”);

2.11.3.	Mezzanine premises with the approximate area of 4,660 sq. m (hereinafter referred to as “Mezzanine 2”);

2.11.4.	Parking space with 350 parking slots in total, including 300 parking slots for passenger vehicles and 50 — for trucks.

2.12.

The subject matter of the Long-term Lease Agreement 3 shall be the lease of the following Phase 3 facilities with the total approximate area of 26,478 sq. m (hereinafter collectively referred to as “Premises 3”) in compliance with the TOR by the Lessor to the Lessee:

2.12.1.	Warehouse premises including technical premises with the approximate area of 17,280 sq. m (hereinafter referred to as “Warehouse Premises 3”);

2.12.2.	Administrative, amenity and other auxiliary premises with the approximate area of 4,448 sq. m (hereinafter referred to as “Office Premises 3”);

2.12.3.	Mezzanine premises with the approximate area of 4,750 sq. m (hereinafter referred to as “Mezzanine 3”);

2.12.4	Parking space with 350 parking slots in total, including 300 parking slots for passenger vehicles and 50 — for trucks.

2.13.

The Lease Payment for Premises 2 and 3 is determined on the basis of the following Lease Rates, indexed starting from the second lease year of Premises 1 in accordance with the basic indexation of the lease payment (Clause 2.31)

2.13.1	Basic Lease Payment calculated based on the following (excluding VAT):

2.13.1.1.

RUB 4,654 per 1 sq. m of Warehouse Premises 1, including the additional lease rate for non-standard improvements of the areas (reinforced floors, ventilation interconnections at 5 elevation mark levels, concrete mezzanine);

2.13.1.2.	RUB 8,000 per 1 sq. m of Office Premises 1;

2.13.1.3.	RUB 3,000 per 1 sq. m of Mezzanine 1;

2.13.1.4.	RUB 4,654 per 1 sq. m of the Hazardous Goods Area;

2.13.2.	Operating Expenses calculated based on the following (excluding VAT):

2.13.2.1.	RUB 1,200 per 1 sq. m of Premises 1;

2.13.3.	Variable part of the Lease Payment (utility payments) in the amount of:

2.13.3.1.

payments for electricity, heat, water supply and water discharge consumed by the Lessee in Premises 1, as well as the Lessee’s share in the cost of the above-mentioned utilities consumed in the common areas and infrastructure of the Complex, and in the auxiliary structures.

2.13.4.	Parking Fee calculated based on (excluding VAT):

2.13.4.1.	RUB 7,500 per month for one (1) Parking Slot for parking a truck;

2.13.4.2.	RUB 7,500 per month for one (1) Parking Slot for parking a bus; and

2.13.4.3.	RUB 2,500 per month for one (1) Parking Slot for parking a passenger vehicle.

Area, location and lease period

2.14.

The area of the Premises is approximate. The final area of the Premises and other technical characteristics shall be checked based on the cadastral registration data for the Buildings and subsequently by the Lessor in accordance with the BOMA Standard and shall be reflected by the Parties in the Long-term Lease Agreement for the purpose of Lease Payment calculation. The Parties agreed that the exact area of the Premises according to the data of the technical inventory / cadastral registration may differ from the area of such types of premises specified in the Project Documentation (hereinafter referred to as the “projected floor area”):

2.15.	Warehouse Premises, Mezzanine — not more than 2%;

2.16.	Office Premises, premises of the Hazardous Goods Area and the Checkpoint Premises — not more than 4%.

The location, the plan, the technical parameters, and the description of the Premises are provided in Appendices 1:2 and 1:3 to the Agreement. The Parties confirm that the data specified in this Clause make it possible to specifically identify (customize) the property to be leased to the Lessee under the Long-term Lease Agreement.

2.17.	Allocated capacity:

The Parties have agreed to provide for electrical capacity of at least 1.0 MW for Phase 1 and an option of an increase in the connected electrical capacity in the course of construction of Phase 2 and Phase 3 up to 1.5 MW each. The total estimated capacity provided for Phase 1, 2 and 3 shall be up to 4 MW.

The Lessor shall provide the Lessee with the required capacity in accordance with the Terms of Reference and shall ensure 80% capacity backup by installation of diesel generator units.

The value of the connected capacity and ensuring capacity backup shall be included in the Operating Expenses and shall not be additionally paid by the Lessee.

2.18.	The general layout of the Complex with regard to the assumed location of Phase 1, Phase 2 and Phase 3 is provided in Appendix 1:1 to the Agreement.

Lease Period

2.19.	The Premises Lease Period under Long-term Lease Agreement 1 is seven (7) years from the Starting Date of the Lease Period.

In case the Parties enter into Long-term Lease Agreement 2, the Lease Period under Long-term Lease Agreement 1 shall be deemed extended until the end of the lease period under Long-term Lease Agreement 2 and for that purpose the parties to Long-term Lease Agreement 1 shall sign a supplementary agreement to Long-term Lease Agreement 1 within ten (10) business days from the date of entering into Long-term Lease Agreement 2. The conditions of this paragraph regarding the obligation of the Parties to sign a supplementary agreement to Long-term Lease Agreement 1 are the conditions of the preliminary agreement (Article 429 of the Civil Code of the Russian

Federation), which stipulates the time period for signing the main agreement (namely, the supplementary agreement to Long-term Lease Agreement 1 on extension of the Lease Period) as ten (10) business days from the date of signing Long-term Lease Agreement 2, but no later than September 1, 2025.

In case the Parties enter into Long-term Lease Agreement 3, the Lease Period under Long-term Lease Agreement 1 and the Lease Period under Long-term Lease Agreement 2 shall be deemed extended until the end of the lease period under Long-term Lease Agreement 3 and for that purpose the parties to Long-term Lease Agreement 1 and Long-term Lease Agreement 2 shall sign respective supplementary agreements thereto within ten (10) business days from the date of signing Long-term Lease Agreement 2. The conditions of this paragraph regarding the obligation of the Parties to sign a supplementary agreement to Long-term Lease Agreement 1 and a supplementary agreement to Long-term Lease Agreement 2 are the conditions of the preliminary agreement (Article o429f the Civil Code of the Russian Federation), which stipulates the time period for signing the main agreement (namely, the supplementary agreement to Long-term Lease Agreement 1 on extension of the Lease Period and the supplementary agreement to Long-term Lease Agreement 2 on extension of the Lease Period thereunder) as ten (10) business days from the date of signing Long-term Lease Agreement 3, but no later than September 1, 2028.

2.20.	The Lessee may unilaterally extend the Premises Lease Period under Long-term Lease Agreement 1 up to ten (10) years from the Starting Date of the Lease Period.

In this case, the Lessee shall give a notice to the Lessor about the extension of the Lease Period at least 12 months before the expiration date of the initial Lease Period specified in the first paragraph of Clause 3.1 of the Long-term Lease Agreement. Within ten (10) business days from the date of receipt of such notice by the Landlord, the Parties shall sign a supplementary agreement to the Agreement on such extension and procure its state registration.

Lease Payment:

2.21.

In the case of increase of the Premises area according to the technical inventory / cadastral registration from the projected floor area by more than 2% for Warehouse Premises and Mezzanine and by more than 4% for the rest of the premises, the floor area of the respective Premises according to the BOMA Standard for the purpose of calculating the Lease Payment will be reduced for the purpose of including into the Long-term Lease Agreement by the number of square meters calculated according to the data of the technical inventory / cadastral registration, exceeding the percentage limit prescribed in this paragraph; calculation shall be made with the following formula:

Adjusted Leased Area = Z-Y, where:

Z – actually built total area of Premises 1 according to BOMA

Standard;

Y – calculated as follows:

☐ - (☐ x 1.02) – for Warehouse Premises and Mezzanine;

A – (B x 1.04) – for other premises included in Premises 1;

A – means the actually built total area of Phase 1 premises of the respective type according to the data of the technical inventory / cadastral registration; x- multiplication sign

B – means total projected floor area of Phase 1 premises of the respective type.

2.22.	The Lease Payment under Long-term Agreement 1 shall consist of the following:

2.22.1.	Basic Lease Payment calculated for the first year of the Lease Period (excluding VAT):

•	RUB four thousand six hundred ninety (4,690) per year per one (1) sq. m of the Leased Area of Warehouse Premises 1;

•	RUB seven thousand (7,000) per year per one (1) sq. m of the Leased Area of Office Premises 1;

•	RUB two thousand nine hundred (2,900) per year per one (1) sq. m of the Leased Area of Mezzanine 1;

•	RUB four thousand six hundred ninety (4,690) per year per one (1) sq. m of the Lease Area of the Hazardous Goods Area;

•	RUB seven thousand (7,000) per year per one (1) sq. m of the Leased Area of the Checkpoint.

When there is a need for additional improvements, which are not specified in the Terms of Reference, to be made by the Lessor at the Lessee’s initiative, the Basic Lease Payment (compensation of costs or part thereof) may be reviewed by prior agreement of the Parties.

2.22.2.

Operating Expenses calculated for the first year of the Lease Period of RUB one thousand two hundred (1,200) per year per one (1) sq. m of the Leased Area of the Premises, excluding VAT. The list of Operating Expenses is specified in Long-term Lease Agreement 1.

2.22.3.	Variable Part of the Lease Payment (utility charges) – compensation of the Lessor’s costs for the actual consumption by the Lessee in the Premises and on the Land Plot of:

•	electrical energy (and electrical power), including for water treatment

•	thermal energy (heating, hot water supply);

•	water consumption for cold water supply;

•	waste water collection (water discharge)

Payment shall be made in accordance with the provisions of Appendix No. 6 to the Long-term Lease Agreement.

The amount of utility payments determined on the basis of actual consumption by the Lessee is determined as the product of the tariffs of the supplying organization and the actual volume of consumption of utility services in the reporting period. The scope of the actually consumed utilities shall be determined based on the readings of the respective metering devices established within the boundaries of the Premises / Land Plot.

In case of no utility metering skids, and during the period from Access Date 1 to Access Date 2, the volume (amount) of the consumed utility services is determined by calculation in proportion to the Lessee’s share in the Warehouse Complex in accordance with the provisions of Appendix No. 6 to the Long-term Lease Agreement.

Electricity consumption (purchase on the WEM in cases used by the supplier for the respective price category for electric energy (power) in accordance with the current laws) shall be calculated in accordance with the provisions of Appendix No. 6 to the Long-term Lease Agreement.

The Parties have agreed that upon signing of the first Access Certificate and before signing of the Acceptance Certificate, or the Certificate of Transfer for Use, whichever is earlier, the Lessee shall pay to the Lessor as part of the Access Fee a payment equal to 80% of the Variable Part of the Lease Payment calculated in accordance with the provisions above for the respective reporting period.

•

The Lessor hereby confirms that the rates / tariffs of utility providers included in the calculation of the Variable Part of the Lease Payment shall be calculated based on the tariffs as of the date of signing the Agreement of the following utility providers in the Sofiyskaya-KAD Industrial Park:

•	power supply: Petersburg Retail Company JSC;

•	water supply / disposal: TGC-1 PJSC;

•	heat supply: State Unitary Enterprise Fuel and Energy Company of St. Petersburg.

2.22.4.	Parking Fee calculated for the first year of the Lease Period:

•	RUB seven thousand five hundred (7,500) per month (excluding VAT) per one (1) parking slot for a truck and

•	RUB two thousand five hundred (2,500) per month (excluding VAT) per one (1) parking slot for a passenger vehicle.

•	RUB seven thousand five hundred (7,500) per month (excluding VAT) per one (1) parking slot for a bus.

2.22.5.

The Parties have agreed that the Basic Lease Payment for Premises 1 shall be subject to change from the moment of signing the Certificate of Acceptance for Premises 2 under Long-term Lease Agreement 2 or from the date of signing a supplementary agreement to extend the Lease Period under Long-term Lease Agreement 1 up to ten (10) years (Clause 2.20 of the Agreement), whichever is earlier, and shall be determined on the basis of the following rates (exclusive of VAT), which are established on the date of signing this Agreement and to which the terms of Long-term Lease Agreement 1 on indexation are subsequently applied in the event that the respective event, which is the basis for changing the rates in accordance with this clause, occurred after the respective Indexation Dates:

•	RUB three thousand six hundred fifty-four (3,654) per year per one (1) sq. m of the Leased Area of Warehouse Premises 1;

•	RUB seven thousand (7,000) per year per one (1) sq. m of the Leased Area of Office Premises 1;

•	RUB two thousand (2,000) per year per one (1) sq. m of the Leased Area of Mezzanine 1;

•	RUB three thousand six hundred fifty-four (3,654) per year per one (1) sq. m of the Hazardous Goods Area;

•	RUB seven thousand (7,000) per year per one (1) sq. m of the Leased Area of the Checkpoint.

When there is a need for additional improvements, which are not specified in the Terms of Reference, to be made by the Lessor at the Lessee’s initiative, the Basic Lease Payment (compensation of costs or part thereof) may be reviewed by prior agreement of the Parties.

2.23.	On the earliest of the following dates:

1) on the Date of Access to Premises 2 under the Preliminary Lease Agreement for Premises 2 entered into in relation to the Phase 2 Building under the terms of the Phase 2 Option, or

2) on the date of expiration of eighteen (18) months from the date of signing the Acceptance Certificate for Premises 1 under Long-term Lease Agreement 1 in the absence on such date of the Lessee’s Acceptance of the Phase 2 Option or on the date of termination of the Phase 2 Option for reasons beyond the control of the Lessee, all rates of the Basic Lease Payment under Long-term Lease Agreement 1 in force as of the respective time period shall be subject to change (deemed automatically changed) by increasing their amount calculated as follows: RUB five hundred (500) (excluding VAT) per one (1) sq. m of the Leased Area of Premises 1 as of the date of signing this Agreement, indexed as per the conditions of the Long-term Lease Agreement and clause 2.31 of the Agreement.

Such change shall become effective on the Access Date under Preliminary Lease Agreement for Premises 2, or upon expiration of eighteen (18) months from the date of signing the Acceptance Certificate for Premises 1 under Long-term Lease Agreement 1 in the absence on such date of the Lessee’s Acceptance of the Phase 2 Option (whichever is applicable) and shall not require signing of a supplementary agreement to Long-term Lease Agreement 1.

2.24.	On the earliest of the following dates:

1) on the Date of Access to Premises 3 under the Preliminary Lease Agreement for Premises 3 entered into in relation to the Phase 3 Building under the terms of the Phase 3 Option, or

2) on the date of expiration of eighteen (18) months from the date of signing the Acceptance Certificate for Premises 2 in the Phase 2 Building under Long-term Lease Agreement 2 in the absence on such date of the Lessee’s Acceptance of the Phase 3 Option or on the date of termination of the Phase 3 Option for reasons beyond the control of the Lessee, all rates of the Basic Lease Payment under Long-term Lease Agreement 1 in force as of the respective time period shall be subject to change (deemed automatically changed) by increasing their amount calculated as follows: RUB five hundred (500) (excluding VAT) per one (1) sq. m of the Leased Area of Premises 1 as of the date of signing this Agreement, indexed as per the conditions of the Long-term Lease Agreement and clause 2.31 of the Agreement for Indexation of Lease Payment Rates.

Such change shall become effective on the Access Date under Preliminary Lease Agreement for Premises 3, or upon expiration of eighteen (18) months from the date of signing the Acceptance Certificate for Premises 2 under Long-term Lease Agreement 2 in the absence on such date of the Lessee’s Acceptance of the Phase 3 Option (whichever is applicable) and shall not require signing of a supplementary agreement to Long-term Lease Agreement 1.

2.25.	The Parties have agreed that the Access Fee, Use Fee and Lease Payment shall be charged and paid as follows:

2.25.1.

From Access Date 1 in relation to Phase 1 and until the starting date of accrual of the Premises Use Fee in accordance with Clause 2.25.2 below, the Lessor charges and the Lessee pays the Access Fee equivalent to the sum of the following amounts:

•	Operating Expenses at a rate equal to 50% of the Operating Expenses rate established as of the date of signing this Agreement.

The Operating Expenses shall have been paid on a monthly basis by the fifteenth (15th) day of the month following the reporting month. Failure to issue an invoice shall not be a reason for untimely transfer of money under the Agreement;

•	40% of the Variable Part of the Lease Payment calculated in accordance with the provisions of Clause 2.22.3 above.

The Variable Part of the Lease Payment shall be paid within ten (10) business days upon receipt by the Lessee of the following documents from the Lessor.

•	Invoice;

•	Certificate of services rendered and invoices for the respective reporting period;

•

Documents containing information on the name, the unit of measure, the cost per unit of measure, the cost by utility consumed by the Lessee, calculation of the scope of the utility services consumed in accordance with the readings of the metering devices or, if applicable, by calculation;

•	Documents confirming the actual tariffs on the Lessor’s costs for providing the Premises with utilities (copies of the supporting documents from utility providers).

2.25.2.

Starting from the date following the expiration of 4 (four) months from Access Date 1 (but not earlier than the date of issuance of permission to the commissioning of Phase 1 Building), the Lessor shall charge and the Lessee shall pay the User Fee in the amount equivalent to the full amount of the Lease Payment: Basic Lease Payment, Operating Expenses, Parking Fee, Variable Part of the Lease Payment, subject to the provisions of Clause 13.20 of the Agreement.

The Use Fee shall be paid on a monthly basis by the fifteenth (15th) day of the month following the reporting month. Lack of an issued invoice shall not be a reason for untimely transfer of money under the Agreement.

2.26.

Payment of a portion of the Use Fee equivalent to the Variable Part of the Lease Payment shall be made in a manner similar to the procedure for payment of the Variable Part of the Lease Payment set out in Clause 2.22.3 above. The Lessee’s obligations to make payments hereunder may not be terminated by set-off against any monetary obligation of the Lessor without the Lessor’s prior written consent thereto unless otherwise expressly stipulated herein.

2.27.

The Lessee may demand from the Lessor in connection with the circumstances provided for in this Clause, full or partial (as indicated below) exemption from payment of the Basic Lease Payment, in the following cases (provided that the Lessee notifies the Lessor and reflects such events in a Bilateral Statement in accordance with Clause 10.2.2 of the Long-term Lease Agreement within 8 hours from the moment of occurrence / detection by the Lessee of each respective incident):

a) work stoppage for reasons under the control of the Lessor, critical technological units, and namely:

•	the sorting machine;

•	any of the conveyor system elements, which has resulted in the stoppage of the conveyor;

•	the lift equipment in case two or more lifts in the Building have gone out of order simultaneously,

reduction of the hourly Basic Lease Payment by 100% for each hour of the stoppage starting from the thirteenth hour of the stoppage and recording this event by the Lessee pursuant to paragraph one of this clause of the Agreement subject to respective notification of the Lessor, and until resumption of the operation of the critical units specified in this clause.

b) inability to use more than 15% of the Leased Area of all Warehouse Premises and/or more than 15% of the Leased Area of all Mezzanine Premises for their Intended Purpose for reasons beyond the control of the Lessee – reduction of the hourly Basic Lease Payment by 100% for each hour of such inability to use, starting from the fifth hour, and recording this event by the Lessee pursuant to paragraph one of this clause of the Agreement subject to respective notification of the Lessor, and until the reasons for such inability to use specified in this paragraph have been eliminated.

c) if the Premises are not provided with utilities for reasons beyond the control of the Lessee:

•

in the event of a complete stoppage of the power supply in the Premises – a decrease in the hourly Basic Lease Payment by 100% for each hour of complete absence of power supply, starting from the second hour of its absence and recording thereof by the Lessee in the manner specified in paragraph one of this clause of the Agreement with the respective notification of the Lessor, and until the resumption of power supply in any way (including an alternative way of resuming the power supply, which shall be deemed due elimination of such circumstances).

•

in the event of a complete stoppage of the water supply/disposal in the Premises – a decrease in the hourly Basic Lease Payment by 30% for each hour of such absence of supply, starting from the twenty-fifth hour after the shutdown of the respective service and recording thereof by the Lessee in the manner specified in paragraph one of this clause of the Agreement with the respective notification of the Lessor, and until the resumption of the respective service (including an alternative way of resuming the supply, which shall be deemed due elimination of such circumstances);

•

in the event of a complete stoppage of air conditioning (in summer, from June to August) or heating of the Premises in winter (from October to March) – a decrease in the hourly Basic Lease Payment by 30% for each hour of such absence of supply, starting from the seventh hour after the shutdown of the respective service and recording thereof by the Lessee in the manner specified in paragraph one of this clause of the Agreement with the respective notification of the Lessor, and until the resumption of the respective service (including an alternative way of resuming the supply, which shall be deemed due elimination of such circumstances).

d) complete absence of access of the Lessee to the Building for reasons beyond the Lessee’s control – a decrease in the hourly Basic Lease Payment by 100% for each hour of such absence, starting from the fifth hour of the absence of access and recording thereof by the Lessee in the manner specified in paragraph one of this clause of the Agreement with the respective notification of the Lessor, and until the resumption of access (also by providing an alternative access, which shall be deemed due elimination of such circumstances).

If several circumstances established by paragraphs a), b), c), d) above exist simultaneously, a decrease in the Basic Lease Payment shall apply only on one basis, which is the largest of those provided for in this Clause 2.27, for each hour of presence of respective circumstances. In order to clarify the reasons for appearance of obstacles in the use of the Premises in accordance with their Intended Purpose and their compliance with the circumstances allowing the suspension of the Lessee’s obligation to pay the Use Fee pursuant to this Clause, either Party may engage an independent expert in the manner similar to that established in Clause 10.2.2 of the Long-term lease agreement.

If the Parties (with engagement of the independent technical expert) have determined that the circumstance recorded by the Lessee do not correspond to reality or the criteria described in this paragraph above, and/or did not occur for reasons within control of the Lessor under this Agreement, and the Lessee suspended the payments for actual use of the Premises on the basis of this Clause, the Lessor may demand, and the Lessee shall pay within five (5) Business Days after the Lessor’s claim, the amount of the respective underpayment for the entire period, during which the Use Fee was not paid by the Lessee as well as forfeit for late payment in the amount specified in Clause 8.8 of the Agreement for the entire period during which the Use Fee was not paid by the Lessee. 2.28.

2.28.	For the purpose of calculation of the Lease Payment under the Long-term Agreement, the Leased Area of the Premises shall be determined based on the results of the measurements under the BOMA Standard.

The Premises shall be measured under the BOMA Standard by the Lessor with engagement of a specialized organization. The Parties have agreed that before the Lessor completes measurements of the Premises under the BOMA Standard, any payments under this Agreement to be calculated with the use of the Leased Area shall be calculated on the basis of the projected floor area of the Premises.

After the Premises are measured under the BOMA Standard, the Lessor shall provide the Lessee with a written notice of such measurements, which notice shall contain a reference to the Leased Area under the BOMA Standard, and, from such notice date, calculation of payments shall be based on the Leased Areas specified in the relevant notice.

2.29.

Unless otherwise expressly specified in the Agreement, all the rates and amounts of the payments specified herein are given excluding VAT. If in accordance with the Laws of the Russian Federation, the payment amounts are subject to VAT, the VAT amount (calculated at the then applicable rate) shall be specified in the respective invoice of the Lessor and shall be paid by the Lessee according to the same procedure as the payment amounts.

2.30.

In case the Lessee makes any payment under this Agreement, which is subject to VAT, the Lessee shall pay the respective VAT amount to the Lessor. In case the Lessee compensates the Lessor the costs incurred by the latter, it shall also compensate the Lessor the VAT amount related to such costs.

2.31.

Upon the expiration of twelve (12) months from the date of signing the Certificate of Transfer for Use for Premises 1 and subsequently on each anniversary of the date of signing the Certificate of Transfer for Use for Premises 1 (“Indexation Date”), the rate of the Basic Lease Payment, Operating Expenses, Parking Fee, Phase 2 Option Payment, Phase 3 Option Payment that are in effect on the date of the Lessor’s notice of indexation, shall be subject to annual indexation and shall be deemed automatically increased by the larger of the following values (hereinafter referred to as the “Indexation Rate”): a) RF CPI according to the officially published data of Rosstat of Russia; b) 4% (four percent).

This indexation method is used for the purpose of calculating the rates of Lease Payment in relation to Clauses: 2.5.1, 2.5.3, 2.13, 2.22, starting from the date of signing the Certificate of Transfer for Use for Premises 1.

The Lessor shall send to the Lessee a written notice of a change in the amounts of the Basic Lease Payment, Operating Expenses, Parking Fee, Phase 2 Option Payment, Phase 3 Option Payment with indication of the new amount of the Basic Lease Payment, Operating Expenses, Parking Fee, Phase 2 Option Payment, Phase 3 Option Payment and the date starting to which the Lessee shall pay the changed Basic Lease Payment, Operating Expenses, Parking Fee, Phase 2 Option Payment, Phase 3 Option Payment with reference to the size of indexation and with the attached printout from the website of Rosstat of Russia (or another body / institution that collects and publishes statistical data on the RF CPI).

In any case the Lessor’s notice shall be sent at least thirty (30) calendar days before the date of such change. If the RF CPI is not published on the date of the Lessor’s notice, then on the Indexation Date the rates of the Basic Lease Payment, Operating Expenses, Parking Fee, Phase 2 Option Payment, Phase 3 Option Payment shall be subject to indexation (automatic increase) by 4%, and after the publication of the RF CPI the following rules shall apply: if the amount of the increase in the respective rates according to this paragraph is less than the Indexation Rate calculated on the basis of the actually published RF CPI, then the Lessee shall pay the Lessor the relevant difference for the respective reporting months falling in the period from the Indexation Date, within 15 (fifteen) Business Days from the date of the Lessor’s notice containing data on the value of the published RF CPI.

The Lessor hereby agrees with the notice of change in the Basic Lease Payment, Operating Expenses, Parking Fee, Phase 2 Option Payment, Phase 3 Option Payment and agrees to consider the notice of change in the Basic Lease Payment, Operating Expenses, Parking Fee, Phase 2 Option Payment, Phase 3 Option Payment to be an integral part of the Agreement changing the Lessee’s obligations for payment of the Basic Lease Payment, Operating Expenses, Parking Fee, Phase 2 Option Payment, Phase 3 Option Payment starting from the date specified in the notice.

The Basic Lease Payment, Operating Expenses, Parking Fee, Phase 2 Option Payment, Phase 3 Option Payment shall be changed by the Lessor in accordance with this Clause without any additional consent by the Lessee / without signing a supplementary agreement by the Parties.

2.32.

Any other conditions of Long-term Lease Agreement are agreed by the Parties and given, respectively, in the form of Long-term Lease Agreement (Appendix No. 3 to the Agreement) being an integral part of the Agreement.

3. THE LESSOR’S CONSTRUCTION OBLIGATIONS

3.1.

The Lessor undertakes to carry out Phase 1 construction on the Land Plot for the purpose of Project implementation in accordance with the TOR, the project documentation of the basic design and detailed design stages and in accordance with the requirements of the applicable Laws.

3.2.	The Parties have agreed the following dates for Phase 1:

3.2.1.	The date of granting the Lessee the access to Premises 1 shall be on or before April 15, 2020, and the specified Premises 1 access dates must comply with Appendix No. 1:5.

3.2.1.1.	The Lessor shall notify the Lessee of the readiness to grant access to Premises 1 at least ten (10) calendar days before the assumed Access date;

3.2.1.2.	Provision of access to Premises 1 shall be formalized by an Access Certificate to be signed by the Parties in the form of Appendix No. 2.1 to the Agreement;

3.2.2.	The date of Phase 1 Building commissioning shall be on or prior to July 1, 2020,

3.2.3.	Date of registration of the Lessor’s title for the Phase 1 Building shall be not later than One (1) calendar month from the Date of Commissioning of the Phase 1 Building;

3.2.4.	The date of signing Long-term Lease Agreement 1 shall be at least ten (10) business days from the date of registration of the Lessor’s title to the Phase 1 Building;

3.2.5.

Date of Transfer of Premises 1 for Actual Use shall be upon expiration of four (4) months from Access Date 1, but not earlier than the date of receipt of permission to commissioning of Phase 1 Building, and the Parties shall sign the respective Certificate of Transfer for Use for Premises 1;

3.2.5.1.

From the date of signing the Certificate of Transfer for Use for Premises 1 by the Parties and until the date of signing the Acceptance Certificate for Premises 1 under Long-term Lease Agreement 1, the Use Fee in relation to Premises 1 shall be charged;

3.2.5.2.	The procedure for calculating and paying the Use Fee is determined based on the terms and conditions of this Agreement;

3.2.6.

The date of signing of the Acceptance Certificate for Premises 1 shall be the date of signing Long-term Lease Agreement 1 by the Parties. the Acceptance Certificate for Premises 1 shall be signed by the Parties in the form of Appendix No. 4 to Long-term Lease Agreement 1;

3.2.7.

Date of filing Long-term Lease Agreement 1 for state registration shall be at least five (5) business days after signing Long-term Lease Agreement 1 subject to the Lessee’s provision on such date of all documents required from the Lessee for the purpose of registration.

3.2.8.	Unless otherwise stipulated by the Agreement, the Parties shall be governed by the timelines specified in this Clause of the Agreement.

3.3.	The Lessor undertakes to timely provide the Lessee with the information on the Developer/Contractor with indication of their contact persons.

3.4.

Prior to the signing of the Access Certificate, the Lessor provides the Lessee with an access to the administration and accommodation facility with the following characteristics to accommodate the technical supervision engineer engaged by the Lessee:

Insulated construction trailer (cabin), at least 5.7x2.4m in size, with supplied electricity (sockets) and lighting.

The trailer shall be located next to the site office. The location on the construction site for the construction period shall be determined according to the Construction Method Statement Section.

3.5.

Prior to Access Date 1, the Lessor shall be liable for any accidents or injuries caused by violation of construction safety measures by the Lessor or its contractors to the employees and consultants of the Lessee, as well as to any other persons engaged by the Lessee during the period when the Lessee was provided with the temporary access to the Premises, provided that such persons properly followed all safety instructions / rules for staying at the construction site communicated by the Lessor and / or its Contractors.

3.6.

The Parties have specially stipulated that any approvals or permits from the competent authorities required for construction and commissioning of Phase 1 Building shall be received by the Lessor and at the cost of the Lessor.

3.7.	Within five (5) business days upon receipt of the Permit for commissioning of Phase 1 Building and the Checkpoint, the Lessor undertakes to deliver a notarized copy of such permits to the Lessee.

3.8.

Within thirty (30) days from the date of the Acceptance Certificate, the Lessor undertakes to provide the Lessee with documents (receipt of the registering authority) that confirm the filing of the Lessor’s title documents for state registration.

3.9.

The Parties have agreed that the design documentation for the Premises prepared by the Lessor (Contractor), including with regard to layout of the Premises (including the area of the Premises)shall be preliminarily reviewed by the Lessee as follows:

Prior to the date of submitting the project documentation to the expert organization examining the project documentation, the Lessor shall provide the Lessee with individual sections of the Project Documentation (one or more sections at a time), and the Lessee shall review the received sections of the Project Documentation and, irrespective of the number of sections submitted for consideration, shall inform the Lessor about its comments to the provided sections of the Project Documentation within the time period established in Appendix No. 1:4 to the Agreement.

Comments to the project documentation proposed by the Lessee shall have an advisory nature, with the exception of the AS and SS Sections of the Project Documentation, in respect of which the Lessee provides the Lessor with its approval in the following manner:

•

the refusal to approve the AS and SS Sections of the Project Documentation and submit the Lessee’s comments thereto may be grounded only on its failure to comply with mandatory requirements of the Laws and/or Appendix No. 1:3 and/or Appendix No. 1.2 and in each case the requirements of the Laws prevail over Appendix No. 1:3, Appendix No. 1.2;

•

if the Lessee fails to submit its comments within the time limits set by Appendix No. 1:4 to the Agreement or provides the comments that are inconsistent with the conditions of this Clause above, the AS and SS Sections of the Project Documentation shall be deemed approved by the Lessee in the wording proposed by the Lessor, and shall prevail over the requirements of Appendices 1:2 and 1:3 as specified in the next paragraph below.

The Parties agree that from the time the AS and SS Sections of the Project Documentation have been approved by the Lessee (or in absence of the Lessee’s comments to the said Sections meeting the requirements of this Clause, as stated in the above Clause), and provided that the Lessor receives a positive expert opinion in respect of the AS and SS Sections of the Project Documentation, then, if there is any conflict between the provisions of the Project Documentation and requirements of Appendices No. 1:2 and 1:3, the AS and SS Sections of the Project Documentation shall prevail.

The Parties have agreed that the Project Documentation (including the AS and SS Sections) shall be forwarded to the Lessee for consideration, at the option of the Lessor, either in writing with confirmation of receipt by the Lessee in accordance with Art. 11 of the Agreement, or by email to the addresses (any of the addresses) specified in Art. 15 of this Agreement (or other addresses duly notified by the Parties). The provision of comments/approvals by the Lessee on the Project Documentation shall be subject to written approval from the Lessee, and in such cases, these comments/approvals shall be deemed provided by the Lessee without the need for a supplementary agreement hereto (in this case for the purposes of access / acceptance of the Building, the respective AS and SS Sections of the Project Documentation are used).

If the expert organization examining the project documentation provides its comments with respect to the Project Documentation, which contradict the Terms of Reference and Appendix No.1:2 due to non-compliance of the Terms of Reference and Appendix No.1:2 with the requirements of the Laws, the Lessor shall submit such comments to the Lessee and the Parties shall agree upon any remedial actions within eight (8) Business Days from the date of comments submission to the Lessee. If no agreement is reached, then the Lessor eliminates the comments at its own discretion.

The Lessee may increase the period of approval of the above comments of the organization carrying out the examination of project documentation, but the deadline for fulfilling the Lessor’s obligations shall be extended by the number of Business Days equal to the number of calendar days by which the approval period is increased.

3.10.

The Lessee shall provide and/or approve certain technical information and documentation in cases expressly stated in the Terms of Reference (Appendix 1:3 to the Agreement) and in Appendix 1:4 to the Agreement, within the time limits specified in the said Appendices. Approvals may also be obtained by electronic exchange of messages to the addresses (any of the addresses) specified in Art. 15 of the Agreement (or other addresses about which the Parties have notified each other in the manner provided for in Article 11 of the Agreement.

In case no data were provided/ approved by the Lessee within the time period established in the respective Appendix No. 1.4, the Lessor shall independently take a decision regarding further implementation of the Project without deviation from the Terms of Reference, the Project Documentation, and the applicable Laws.

4.	ACCESS TO THE PREMISES. LESSEE’S WORKS

4.1.	In order to prepare Premises 1 for their subsequent lease by the Lessee and to carry out the Lessee’s Works, the Lessor shall:

4.1.1.	By April 15, 2020 (inclusive), provide the Lessee with access to the Premises with an area specified in Appendix No. 1:5.

4.1.2.	The Lessor grants the access to the Lessee for the period of four (4) months starting from Access Date 1.

4.2.

The Lessor undertakes to ensure the required scope of construction readiness of the Building (including the Premises and the utilities) agreed by the Parties and set forth in Appendix 1:5 to the Agreement at the time of granting the access. Granting access to the Premises shall be formalized by an access certificate (hereinbefore and hereinafter referred to as the “Access Certificate”) to be signed by the Parties in the form of Appendix 2:1 to the Agreement on the date of access provision.

4.3.	The Lessor shall notify the Lessee of the readiness to transfer the Premises under the Access Certificate at least ten (10) days before the assumed Access Date.

4.4.

The Lessee is entitled not to sign the Access Certificate in case of any major defects if such defects prevent it from conducting the Lessee’s Works in the Premises, such as incompliance of the construction readiness scope with Appendix 1:5. The Lessee’s refusal to sign the Access Certificate due to minor defects/faults is not permitted.

4.5.

If the Lessee’s representative failed to appear to sign the Access Certificate on the date specified in the Lessor’s notice, and/or the Lessor did not receive a reasonable (subject to the provisions of Clause 4.4 above) refusal to sign the Access Certificate by the Lessee within 5 (five) calendar days from such date, the Access Certificate shall be deemed to have been duly signed on the date specified in the notice to the Lessor, and such date shall be considered the Access Date.

4.6.	The Lesser will not prevent the Lessee from access to the Premises after signing the Access Certificate subject to due discharge of the Lessee’s obligations under this Agreement.

4.7.	Starting from the date of granting the access (the date of signing the Access Certificate), the Lessee shall:

4.7.1.	Observe the applicable Laws, the requirements of the competent authorities/organizations and the Lessor with regard to the Premises and/or their use;

4.7.2.	Not to perform, without prior approval of the Lessor, any Lessee’s Works, including those listed in Appendix 4 to the Agreement, which entail:

•

the need to obtain additional permits and/or approvals from authorized bodies or organizations/institutions, special technical specifications, and other approvals and permissions required for additional works/implementation of changes;

•

the need to protect (or to approve) design solutions/process design solutions with Authorized Bodies or to have expert examination of project documentation (expert examination of adjustment to the project documentation);

•	changes in structural and/or space planning solutions of the Building;

•	changes in fire protection or utility systems/equipment, relocation of fire walls/barriers in the Premises;

•	the need to use equipment subject to mandatory registration with the Federal Service for Environmental, Technological and Nuclear Supervision of the Russian Federation (Rostekhnadzor);

•

the need to address the structural and other characteristics of reliability and safety of the Building and/or to require changes in loads and indicators contained in the structural sections of the Project Documentation (namely, the following sections: AS (Architectural Solutions), MS (Metal Structures), RCS (Reinforced Concrete Structures), AFS (Automatic Firefighting System));

•	the need to adjust the Project Documentation or design documentation in relation to the Building;

•	extension of the deadline for completion of the Lessor’s Works, also due to ordering additional materials and/or equipment;

•	Change in limits for energy products or equipment capacity.

In addition, the Parties specifically agreed that as part of the Lessee’s Works, such works shall not include connections to engineering networks or to any permanent systems of the Building (such works, if necessary, may be performed by the Lessee after commissioning of the respective Building and signing of the Certificate of Transfer for Use for the Premises by the Parties).

Prior to the start of the Lessee’s Works, the Parties shall sign the Admission Certificate in the form given in Appendix No. 2:3 “Admission Certificate for performance of the Lessee’s Works”

4.7.3.	Pay the Access Fee pursuant to the conditions specified in the Agreement.

4.7.4.

Prior to the start of the Lessee’s Works in the Premises as per the requirements of Clause 4.7.2 of the Agreement, the Lessee shall submit to the Lessor for review and coordinate with the Lessor the following:

•	the technical documentation regarding the planned works (drawings, diagrams, specifications, if applicable)

•	the work plan in case the Lessee’s Works may interfere with the Lessor’s Works hereunder

•	other documents related to the Lessee’s Works, taking into consideration the requirements of Clause 4.7.2 of the Agreement, which may need to be coordinated with the Lessor.

The Lessor shall within ten (10) business days agree upon the Lessee’s Works and may not refuse to agree upon such documentation and works without reason.

The Lessor as a professional in its field guarantees any assistance to the Lessee in preparation and improvement of the technical documentation and the plan of the Lessee’s Works which may interfere (take place at the same time and place) with the Lessor’s Works.

4.7.5.

In case the Lessee or any third party engaged by the Lessee causes any damage/loss to the Lessor and/or property of the Lessor/Contractors and/or the Lessor’s or its Contractors’ employees as a result of conducting the Lessee’s works, compensate such damage/loss in full within ten (10) business days upon submission of the Lessor’s claim and the documents confirming the scope of the damage/loss caused;

4.7.6.	Notify the Lessor of any defects in and damage to the Premises and/or the Building of which the Lessee became aware in the course of conducting the Lessee’s Works;

4.7.7.	Not prevent the Lessor from exercising continuous control over performance of the Lessee’s Works without interfering with its activities.

4.8.

For the avoidance of doubt, the Lessee’s access rights to the respective Building shall also include the right of access by the Lessee’s representatives, contractors and subcontractors for the purpose of performing the Lessee’s Works there, provided that such representatives, contractors and subcontractors meet the following requirements:

4.8.1.	(sub)contractors have all permits/licenses required by the Laws or, if applicable, permissions to perform work issued by a self-regulatory organization, of which such (sub)contractors are members;

4.8.2.

availability, during the entire period of access, of civil liability insurance contracts, or insurance of contractors’ liability under the Lessee’s policy provided for in Clause 9.2.1.2 of the Agreement.

4.9.

The Parties understand and agree that starting from the Access Date the Lessor’s Works and the Lessee’s Works are performed by the Parties in the respective Premises in parallel. Starting from the Access Date, the Lessor retains the right to have round-the-clock access and perform all necessary construction and other works in the respective Building until the Certificate of Transfer for Use is signed in respect of the Premises.

For the avoidance of doubt, granting access to the Lessee does not imply the transfer of rights to possess and/or use the Premises. Therefore, prior to signing of the Certificate of Transfer for Use in respect of the Premises the Lessee may not conduct business in the Premises, including for their Intended Purpose.

Starting from the Access Date, the Lessor shall coordinate the performance of any Lessee’s Works and the works of its contractors (subcontractors), provided that:

a) the respective agreements entered into by the Lessee with contractors (subcontractors) include provisions on the obligations of such contractors (subcontractors) to comply with the instructions of the Lessor regarding the time and procedure of work performance; or

b) the Lessee notified the respective contractors (subcontractors) of the need to comply with the Lessor’s instructions concerning the time and procedure of work performance.

4.10.

If the Lessee’s Works are performed in violation of the terms of this Agreement or the applicable Laws, the Lessor may suspend the performance of such Lessee’s Works subject to the recording of such a violation in a Bilateral Statement in the manner prescribed by Clause 13.22 of the Agreement, but (except for the cases described in the last two paragraphs of this clause) without involving an expert.

Immediate suspension of the Lessee’s Works by the Lessor is possible in any of the following cases:

(a)

if the Lessee has not coordinated the Lessee’s Works in accordance with Clause 4.7.2 with the Lessor and/or (if applicable) with the competent authorities / organizations and/or if the Lessee’s contractors do not have the permits/licenses required by the Laws for the relevant works or such permits/licenses have been cancelled;

(b)	if the Lessee’s Works carried out in violation of the requirements of the Laws:

•	create an immediate risk of fire in the Building/Buildings (and/or any other part of the Complex),

•	flooding, destruction of the Building/Buildings (and/or any other part of the Complex)

•	violations in the operation of the engineering systems or other equipment installed in the Building/Buildings (and/or any other part of the Complex);

•	may pose a threat to human life/health

•	administrative suspension of activities in the Building/Buildings (and/or any other part of the Complex);

(c)	in the absence / cancellation of insurance provided for in Clause 9.2 of this Agreement;

(d)	doing business (conducting operations) in the Premises in defiance of the prohibition set out in Clause 4.9 of this Agreement.

The Lessor may suspend the Lessee’s Works performed with violations only if the Lessee fails to rectify the violation, specified by the Lessor in writing, within three (3) Business Days from the date the Lessee receives the relevant request from the Lessor.

The Lessee’s Works performed with violations may, inter alia, be suspended by the Lessor by denying access to the Complex for the Lessee (its representatives) and/or contractors (subcontractors) of the Lessee performing such works and their vehicles until the violation is eliminated subject to a prior (24 hours (except for emergency cases when such prior notice is not required)) written notice to the Lessee of the access denied to the said persons. Such contractors / contractors’ employees shall be admitted to the territory of the Complex to perform the Lessee’s Works after the elimination of violations.

In the event that the suspension of the Lessee’s Works resulted from the Lessee’s violation specified in part (a) of the first paragraph of this Clause 4.10, the works shall be resumed and the access to the Warehouse Complex territory shall be re-granted after the Lessee obtains all the approvals required.

If the damage to the Premises is caused for reasons related to the Lessee’s Works or if Major Defects / material inconsistency with the TOR of the Premises occurred in connection with the Lessee’s Works, the Lessee may not refuse to sign the Certificate of Transfer for Use and/or the Acceptance Certificate. If the Lessee refuses to sign the Certificate of Transfer for Use and/or the Acceptance Certificate under the circumstances specified in this clause of the Agreement, such refusal shall be considered to be the Lessee’s evasion from signing these certificates.

4.11.

In the event of early termination of the Agreement, the improvements made by the Lessee in the Premises within the Lessee’s Works shall, upon consultation between the Parties, be retained in the Premises or removed by the Lessee at its expense, thus bringing the Premises to their initial state, if so required by the Lessor, taking into account the provisions of Clause 8.6 of the Agreement. The Lessor shall not reimburse to the Lessee the cost of the Lessee’s Works or any part thereof and/or the cost inputs of the Lessee for creation of any removable improvements or permanent improvements within the Lessee’s Works except for the cases provided for in the second paragraph of this Clause.

In the event of early termination of the Agreement due to the fault of the Lessor, the Lessor shall pay to the Lessee (as full compensation for the Lessee’s losses in connection with such violation and termination of the Agreement) liquidated damages in the amount equal to the documented cost of permanent improvements made by the Lessee in the Premises as part of the Lessee’s Works, taking into consideration their depreciation, and in any case not exceeding RUB 300,000,000 (three hundred million).

4.12.

Starting from Access Date 1, the Lessee shall designate its authorized representative (hereinafter referred to as the “Lessee’s Responsible Person”) who has, inter alia, the right to transmit any messages and/or correspondence to the Lessor on behalf of the Lessee, to receive any messages and/or correspondence on behalf of the Lessee from the Lessor or the Management Company, and the right to sign, on behalf of the Lessee, any certificates, letters, protocols and other similar documents related to the Lessee’s access to the Premises, performance of the Lessee’s Works and/or Lessee’s activities in the Premises / performance of the Lessee’s Works.

A copy of a power of attorney certified by the Lessee confirming the above powers of the Lessee’s Responsible Person shall be delivered to the Lessor on or before Access Date 1, and on the same day the Lessee shall ensure the daily attendance of the Premises by the Lessee’s Responsible Person.

The Lessee should report any changes in the Lessee’s Responsible Person to the Lessor in writing.

4.13.	Upon expiration of four (4) months from Access Date 1:

4.13.1.

in case of no registered title of the Lessor to the Phase 1 Building provided that the Lessor has received a permit for Phase 1 Building commissioning, the Lessee shall sign the Certificate of Transfer for Use for the Premises.

The Lessor shall notify the Lessee of the readiness to transfer Premises 1 at least five (5) business days before the assumed date of signing the Acceptance Certificate for Premises 1.

The Lessee is entitled not to sign the Certificate of Transfer for Use for the Premises only in case of Major Defects or major incompliance with the TOR as defined in Clause 4 of Appendix 1:3 to the Agreement.

If the Lessee’s representative fails to appear to sign the Certificate of Transfer for Use for the Premises on the date specified in the Lessor’s notice, or if the Lessor fails to receive a reasoned (subject to the provisions of the previous paragraph) refusal to sign the Certificate of Transfer for Use for the Premises within five (5) business days from the time the Lessee receives the Lessor’s notice of the readiness to transfer Premises 1, the Certificate of Transfer for Use for Premises 1 shall be deemed duly signed on the date specified in the Lessor’s notice, and such date shall be considered the date on which the Use Fee for the Premises begins to be charged.

4.13.2.	in case of the Lessor’s registered title to the Phase 1 Building, parallel to signing Long-term Lease Agreement 1, the Parties shall sign the Acceptance Certificate for Premises 1.

The Lessor shall notify the Lessee of the readiness to transfer Premises 1 at least five (5) business days before the assumed date of signing the Acceptance Certificate for Premises 1.

The Lessee is entitled not to sign the Acceptance Certificate for Premises 1 in case of any Major Defects or major incompliance with the TOR, as defined in Clause 4, Appendix No. 1:3 to the Agreement.

If prior to signing Long-term Lease Agreement 1, the Premises were transferred to the Lessee under the Certificate of Transfer for Use, then the Lessee may not refuse from signing Long-term Lease Agreement 1 and Acceptance Certificate for Premises 1, and in this case such refusal shall be deemed an unjustified evasion of the Lessee from signing LLA 1 and the Acceptance Certificate.

4.13.3.

Significant deficiencies must be eliminated by the Lessor within a period not exceeding four (4) months from the date determined in accordance with Clause 3.2.2 of the Agreement (unless another period is agreed by the Parties).

In case the Major Defects are not eliminated within the specified time period, the Lessee may unilaterally terminate the Agreement.

The time period for elimination of Minor Defects shall not exceed ninety (90) calendar days.

In case of violation of the timelines for elimination of the Minor Defects specified above the Lessee is entitled to claim payment of a penalty in the amount of zero point one percent (0.1%) of the monthly Basic Lease Payment for each day of delay, starting from the fifteenth (15th) day of delay and until the date on which the violation was rectified (inclusive).

4.14.

In case of a dispute between the Lessor and the Lessee, in the cases stipulated by the Agreement, at the request of either Party, an expert examination must be conducted by engaging an independent technical expert in the manner similar to that described in Clause 10.2.2 of the Long-term Lease Agreement.

The Parties hereby agree that if an Expert is involved to resolve the dispute between the Parties about the materiality of the deficiencies for the purpose of creating obstacles to the operations of Premises 1 in accordance with their Intended Purpose / on the presence of such defects or material inconsistencies with the TOR / on the appearance of such defects / inconsistencies for reasons within the control of the Lessee (performance of the Lessee’s Works subject to the provisions of Clause 4.10 of the Agreement), the Lessee’s rights provided for in this Agreement and/or applicable Laws (including the right to demand payment of penalties/damages, the right to early termination/refusal to execute the Agreement, etc.) shall not be applicable until the date of receipt of the Expert’s opinion.

If an Expert is involved to resolve the dispute between the Parties whether the defects in the Lessor’s Works are Major Defects / material inconsistencies with the TOR as defined by this Agreement, or whether such defects / inconsistencies with the TOR are caused by the circumstances within the control of the Lessee (performance of the Lessee’s Works subject to the provisions of Clause 4.10 of the Agreement), and if, in accordance with the Expert’s report, defects in the Lessor’s Works are not recognized as Major Defects / material inconsistencies with the TOR and/or are recognized as defects / inconsistencies with the TOR caused by the circumstances within the control of the Lessee, then the Lessee shall pay the Lessor the short-received Payment for the use of the Premises in full starting from the date specified in the Lessor’s notice about the readiness to transfer the Premises in accordance with Clauses 4.13.1–4.13.2 above, and until the date of the actual signing of the Certificate of Transfer for Use and the Acceptance Certificate in relation to the Premises.

5. ENTERING INTO THE LONG-TERM LEASE AGREEMENT

5.1.

The Lessor shall, within five (5) business days after registration of the title to the Building shall prepare five (5) copies of the Long-term Lease Agreement and the Acceptance Certificate, sign these copies and hand them over to the Lessee.

5.2.

The Parties shall sign the Long-term Lease Agreement on the terms set forth in the Agreement within ten (10) business days from the date of registration of the Lessor’s title to the Building but within the timeframe established in Clause 13.21 of the Agreement.

In this case, if the Premises were accepted by the Lessee under the Certificate of Transfer for use, then the repeated acceptance of the Premises shall not be carried out, and the Lessee is obliged to sign the Acceptance Certificate at all times.

5.3.

The Parties may not include in the copies of the Long-term Lease Agreement any conditions not provided for in Appendix No. 3 to the Agreement, except the cases specified in Clause 5.5-5.6. of the Agreement, unless the Parties agree otherwise.

5.4.

The Lessor shall specify in the Long-term Lease Agreement the floor area of the Premises in accordance with the data of technical / cadastral registration of the Premises, as well as the Leased Area of the Premises according to the BOMA Standard in Appendix No. 8 to the Long-term Lease Agreement.

5.5.

In case of any gaps in Appendix No. 3 to the Agreement, the Lessor shall specify in the Long-term Lease Agreement the data for which the respective gaps have been left. The data specified shall be true as of the time of the time of preparation of the copies of Long-term Lease Agreement.

5.6.

The Lessee shall, within five (5) business days upon receipt of the signed Long-term Lease Agreement from the Lessor, confirm in writing compliance of the text of the Long-term Lease Agreement with the terms and conditions of the Agreement or deliver to the Lessor a list of the identified incompliances of the text of Long-term Lease Agreement with the terms and conditions of the Agreement.

5.7.

In case of receiving the list of incompliances specified in Clause 5.6. of the Agreement, the Lessor shall, within five (5) business days upon receipt of the above-mentioned list, repeatedly prepare five (5) copies of the Long-term Lease Agreement, taking into consideration the Lessee’s comments, sign them, and transfer them the Lessee.

5.8.

In case of no inconsistencies regarding the received copies of the Long-term Lease Agreement specified in Clause 5.7 above, the Lessee shall, within five (5) business days upon their receipt, sign the received copies of the Long-term Lease Agreement and the Acceptance Certificate and return to the Lessor four copies of the Long-term Lease Agreement and the Acceptance Certificate. When signing the Long-term Agreement, the Lessee shall specify the date on which they are actually signed in them. The date of entering into the Long-term Lease Agreement shall not be later than the date of signing the Acceptance Certificate (for the Premises) by the Parties.

5.9.	The Lessee may only refuse to sign Long-term Agreement 1 in accordance with Clause 5.5 of the Agreement in case of its incompliance with the requirements of Clause 5.5 or Clause 5.6. of the Agreement.

5.10.	If on the date specified in Clause 3.2.4 of the Agreement, the Parties do not enter into Long-term Agreement 1 for the reasons beyond the Lessee’s control, the Lessee shall be entitled to:

5.10.1.	Unilaterally set the new date for making Long-term Lease Agreement 1 in no less than one (1) month and no more than three (3) months of which it shall notify the Lessor in writing.

5.10.2.

In case Long-term Lease Agreement 1 is not made on the new date set as per the provisions above, the Lessee shall be entitled to claim compensation of the Lessee’s actually incurred documented real damage resulting from untimely entering into the Long-term Agreement from the Lessor.

5.10.3.

If the Parties fail to enter into Long-term Agreement 1 after eleven (11) months from the date specified in Clause 3.2.4 of the Agreement due to circumstances beyond the control of the Lessee, the Lessee may unilaterally and out of court refuse to execute the Agreement without reimbursement of any costs and/or damages to the Lessor.

6.	RIGHTS AND OBLIGATIONS OF THE PARTIES

6.1.	In accordance with the Agreement, the Lessee shall:

6.1.1.	Make all payments in the amount and in the manner provided for by this Agreement.

6.1.2.

Confirm the receipt from the Lessor of access and the possibility of using the Premises for the purpose of carrying out the Lessee’s Works by signing the Access Certificate in the form given in Appendix No. 2:1 to the Agreement.

6.1.3.	Comply with technical, sanitary, construction, fire prevention and other requirements usually imposed on the use of non-residential warehouse-type premises as part of their operational responsibility.

6.1.4.	Enter into the Long-term Lease Agreement with the Lessor in accordance with the terms and conditions of this Agreement.

6.1.5.	Perform any other obligations stipulated by this Agreement.

6.2.	The Lessee may:

6.2.1.	Require the Lessor to perform all actions related to the execution of the Agreement.

6.2.2.

At any time from Monday to Friday, visit the Premises before the Access Date, subject to the written notification of the Lessor at least one (1) business day prior to the planned visit, and draw up a list of shortcomings so that the Lessor has time to complete the Lessor’s Works before signing the Certificate of Transfer for Use, and during such visit, the Lessee shall comply with all the requirements and instructions of the Lessor and/or its Contractors regarding safety measures and other rules when being at the construction site.

6.2.3.

Receive from the Lessor in a timely manner detailed information regarding the stage of fulfillment by the Lessor of the obligations under the Agreement (including registration of the Lessor’s title to the Land Plot).

6.2.4.

Receive comments, clarifications, consultations from the Lessor on all issues related to the construction of Phase 1, Phase 2 and Phase 3, connecting the Premises to public utilities and facilities, registration of the Lessor’s title to the Land Plot.

6.2.5.

Personally or with the help of consultants / other external or internal experts, check (based on documents and facts) the process of the Lessor’s fulfillment of the obligations under the Agreement, the compliance of the Project and Detailed Documentation with the Terms of Reference, applicable rules and regulations, be present at the acceptance of phases and works (including hidden ones) without interference in the construction activities of the Lessor.

6.2.6.

Require the Lessor to provide documents and information regarding the operation of facilities (including technical specifications, certificates of delineation of responsibility for the networks and engineering equipment, passports, warranty coupons and instructions for operating engineering equipment, utility line diagrams, etc.). The transfer of such documentation shall be carried out under a separate written acceptance certificate.

6.2.7.	Exercise other rights provided for by the Agreement and applicable Laws.

6.3.	In accordance with the Agreement, the Lessor shall:

6.3.1.

Discharge the obligations for development and agreement upon the project documentation of the basic design and detailed design stages, submission to the Lessee of certain technical documents and parameters expressly specified in the Agreement as to be provided to the Lessee, construction and preparation of the Buildings and the Premises for lease in the scope, including without limitation, in accordance with Appendices 1:3 and 1:4 to this Agreement.

6.3.2.

Starting from Access Date 1, if the Lessor or a third party engaged by the Lessor causes any damage to the Lessee and/or the Lessee’s employees as a result of the Lessor’s Works (provided that the Lessee and its contractors comply with the requirements for the procedure for performing the Lessee’s Works established by Article 3 of the Agreement and safety rules at the construction site), compensate such damage in full within ten (10) business days from the date on which the Lessee presents a claim and submits the documents confirming the amount of damage caused, and if the compensation for such damage is covered by the insurance policies of the Lessor / its contractors provided for in Article 9 of the Agreement, the compensation shall be made in the manner and within the time period defined by the respective insurance contracts.

6.3.3.

Starting from the Date of signing the Certificate of Transfer for Use, or the Acceptance Certificate, whichever is earlier, ensure that the Premises have separate metering devices for electricity and cold water consumption.

6.3.4.	Ensure performing any legal acts required to provide for utility resources and capacities for the Premises.

6.3.5.

Consult the Lessee on all the issues arising in connection with the Lessor’s Works, provision for utility resources and capacities for the Premises, works in the Premises to be carried out by the Lessee, and any other technical issues related to the Project implementation.

6.3.6.	Timely notify the Lessee of inability to discharge the obligations / a part of the obligations under the Agreement.

6.3.7.

Within maximum five (5) business days after the receipt an electronic or a written request from the Lessee, provide the requested documents and data related to discharge of the Lessor’s obligations under the Agreement and affecting the procedure for the Lessee’s use of the Premises in accordance with the terms and conditions of the Agreement.

6.3.8.	Perform any other obligations stipulated by this Agreement and the Laws of the Russian Federation.

6.4.	The Lessor may:

6.4.1.	Timely receive from the Lessee the Access Fee, the Use Fee and any other payments in accordance with the terms and conditions of the Agreement.

6.4.2.

Receive from the Lessee explanations, comments and approvals (where applicable) regarding the Terms of Reference. The Lessee shall provide such explanations, comments and approvals to the Lessor within two (2) business days. In case no explanations, comments and approvals are provided upon request, the Lessee shall independently take a decision regarding further implementation of the Project without deviation from the Terms of Reference, the Project Documentation, and the applicable laws, and in this case, the Lessor shall not be liable in relation to failure to receive such explanation.

6.4.3.	Demand observance of the Agreement conditions by the Lessee.

6.4.4.	Exercise other rights provided for by the Agreement and applicable Laws.

6.4.5.

Perform works on the territory of the Complex and the Land Plot related to the construction / reconstruction of Phase 2 and Phase 3, including fencing the construction site, transporting and placing construction machinery and equipment on the territory of the Land Plot, etc. The Lessee hereby acknowledges that it has been fully notified that such works have been performed and that they may cause certain inconvenience to or interference with the Lessee’s business, and the Lessee also acknowledges that the inconvenience or interference is not a violation of the Lessor’s obligations under this Agreement, and the Lessor may not make any claims to the Lessor in connection with the performance of such works or to cause difficulties to the Lessor in their performance, provided that such works do not interfere with the performance of the Lessee’s Works or the actual use of Premises 1 for their Intended Purpose (depending on which type of use is carried out by the Lessor under this Agreement in the relevant period of time).

If, as a result of the Lessee’s causing difficulties to the Lessor in carrying out the respective work, the Lessor is not able to comply with the deadlines for construction / provision of access / commissioning / registration of the Lessor’s title for Phase 2 or Phase 3, then the Lessor shall not be responsible for delay in fulfilling the respective obligations, and the Lessee shall not have the rights arising in the event of the Lessor’s delay in accordance with the Agreement and/or Laws and/or the Phase 2 Option and/or Phase 3 Option and/or the preliminary lease agreements executed pursuant to these Options in relation to Phase 2 / Phase 3, including the rights to claim payment of penalties/damages, the rights to early termination/refusal to execute the respective contract/agreement, etc. shall not be applicable and the Option Fee for Phase 2 / Option Fee for Phase 3 shall continue to be charged and paid.

The Lessee shall grant the right to carry out work on the territory of parking slots, provided that the Lessor notifies the Lessee of the need to carry out such work at least five (5) business days in advance and also provided that the Lessor procures to the Lessee an adequate number of parking slots on the Land Plot for the period of such works.

7.	SECURITY FOR LESSEE’S OBLIGATIONS

7.1.

The Lessee shall provide security to the Lessor to ensure fulfillment of its obligations under this Agreement in the form of a Bank Guarantee, on the conditions specified in Clause 7.2 and Clause 7.3 of the Agreement, pursuant to the form agreed with the Lessor.

7.2.

The Lessee shall, within thirty (30) calendar days after the Agreement Date, obtain and present to the Lessor a Bank Guarantee for the amount equal to the sum of the Basic Lease Payment, Operating Expenses and Parking Fee for six months at the rates for the first year of the Lease Period, specified in Clause 2.22 of the Agreement, i.e. RUB one hundred twenty-eight million one hundred thirty-three thousand seven hundred twenty (128,133,720) including VAT.

7.3.

Within thirty (30) calendar days from the Agreement Date, the Lessee shall supply the Lessor with the original copy of the Bank Guarantee agreed with the Lessor for the amount determined in accordance with the provisions of Clause 7.2 above subject to the following conditions:

7.3.1.

The Bank Guarantee shall ensure fulfillment of the Lessee’s obligations to pay the Access Fee, User Fee, forfeits (penalties, fines), reimbursement of the Lessor’s expenses in case of violation by the Lessor of the obligations stipulated in Clause 8.6 of the Agreement, and shall cover other amounts of the Lessee’s debt to the Lessor arising out of the Agreement.

7.3.2.

The Bank Guarantee shall be irrevocable, and the demand for payment under the Bank guarantee shall be met in full or in part, at the first request of the Lessor, given that the Lessor provides the following documents:

7.3.2.1.	Agreement (a copy certified by the Lessor);

7.3.2.2.

the Lessor’s claim stating that the Lessee has not performed the relevant obligation hereunder in seven (7) Business Days from the date when the Lessee received the respective written request to perform the obligation from the Lessor or such a request was delivered to the Lessee (as indicated in subclause 7.3.2.3 below); the Lessor’s claim shall also indicate the obligation(s), which was/were not performed;

7.3.2.3.	a copy of the postal receipt (certified by the Lessor) on the delivery to the Lessee of the Lessor’s written claim for the performance of the relevant obligation OR a copy of the Lessor’s claim (certified by the Lessor) with an entry of service to the Lessee / Lessee’s return receipt;

7.3.2.4.

the original statement from the Lessor’s bank, confirming that the funds in the amount specified in the Lessor’s claim to the Guarantor Bank have not been credited to the Lessor’s account in seven (7) Business Days from the date when the Lessee received the respective written request to perform the obligation hereunder from the Lessor or such a request was delivered to the Lessee (as indicated in subclause 7.3.2.3 above).

7.3.2.5.	The validity of the signatures on the Lessor’s claim to the Guarantor Bank shall be confirmed by one of the following documents:

•

the original or a notarized copy of the power of attorney authorizing the Lessor’s representative to sign the Lessor’s claim under the Bank Guarantee and/or certify copies of the documents attached to the Lessor’s claim (in the event that signing of the Lessor’s claim under the Bank Guarantee and/or certification of copies of the documents attached to the Lessor’s claim is not performed by the sole executive body of the Lessor);

•

documents duly certified by the Lessor and confirming the authority of the Lessor’s authorized representative, namely: a copy of the Lessor’s Articles of Association; a copy of the resolution/minutes on the election of the Lessor’s authorized representative (executive body);

•	a banking sample signatures card or a copy of the banking sample signatures card certified by the bank and the Lessor’s seal sample from the Lessor’s servicing bank, certified by the Lessor’s bank.

7.3.3.

The first Bank Guarantee shall be issued for at least twelve (12) months, subsequent Bank Guarantees may be issued for a period of up to twelve (12) months. Any Bank Guarantee that expires prior to the date of full performance by the Lessee of their obligations hereunder shall be renewed before expiry and any such renewed Bank Guarantee, the amount of which shall conform to the amount determined pursuant to the provisions of Clause 7.2 of the Agreement, shall be provided to the Lessor no later than fifteen (15) business days prior to the expiry date of the current Bank Guarantee.

If any amount under the Bank Guarantee is used by the Lessor in accordance with this Agreement, the Lessee shall replenish the Bank Guarantee amount in full to its initial amount specified in Clause 7.2 within fifteen (15) business days from the date of the Bank Guarantee amount reduction.

7.3.4.	In the event that:

a) the Lessee fails to provide the Bank Guarantee within the period stipulated in Clause 7.2, or

b) the Bank Guarantee was not renewed within the period stipulated in the first paragraph of Clause 7.3.3, or

c) the Bank Guarantee was not replenished within the period stipulated in the last paragraph of Clause 7.3.3,

The Lessee undertakes to pay the Lessor, as a Security Payment, an amount for which the Bank Guarantee should have been issued/renewed, on the expiry date of the respective period for the provision / renewal / replenishment of the Bank Guarantee.

7.3.5.

If the banking license of the Guarantor Bank, which issued the Bank Guarantee was revoked in the manner prescribed by the applicable laws or if in respect of the Guarantor Bank a measure to prevent the bankruptcy of credit institutions provided for in Clauses 1), 2), 4) of Article 189.9 of Federal Law On Insolvency (Bankruptcy) of October 26, 2002 No. 127-FZ was applied, the Lessee undertakes to replenish the Bank Guarantee or pay the Lessor the amount for which the Bank Guarantee should have been issued in accordance with Clause 7.2 of the Agreement, as a Security Payment, within thirty (30) calendar days from the date of receipt of the respective written request from the Lessor.

7.3.6.	For the purpose of determining the amount of the Bank Guarantee, the amounts of the Basic Lease Payment, Operating Expenses and Parking Fees shall be determined including VAT.

7.3.7.

If, in accordance with the terms and conditions of Clauses 7.3.4, 7.3.5 of the Agreement, the Lessee provided the Security Payment, but the Bank Guarantee or amendments thereto (as applicable) was not provided by the Lessee to the Lessor, the Security Payment shall be retained by the Lessor as a way to ensure the fulfillment of the Lessee’s obligations instead of the Bank Guarantee until the earliest of the following dates: 1) termination of this Agreement and the Long-term Lease Agreement, respectively, and is subject to return to the Lessee only at the end of the lease period in accordance with the terms of Appendix 7 to the Long-term Lease Agreement, or 2) provision by the Lessee of a new Bank Guarantee that complies with the terms and conditions of the Agreement / Long-Term Lease Agreement, in which case the Security Payment shall be returned to the Lessee within ten (10) business days.

8.	TERMINATION. TERMINATION PROCEDURE. LIABILITY OF THE PARTIES

8.1.	This Agreement ceases to be effective in the following cases:

•	the Parties have agreed upon early termination of the Agreement;

•	either Party unilaterally terminates the Agreement in the cases provided for herein.

8.2.

In case of violation by the Lessor of the date for granting to the Lessee access to the Premises specified in Clause 4.1 of the Agreement or the date of commissioning the Phase 1 Building as specified in Clause 3.2.2, the Lessee shall be entitled to claim payment of penalty in the following amount:

•

one percent (1.0%) of the monthly Basic Lease Payment for each day of delay, starting from the 11th day of delay and until the 60th day of delay inclusive or until the date of granting access / commissioning, whichever is earlier;

•

three percent (3.0%) of the monthly Basic Lease Payment for each day of delay, starting from the 61th day of delay and until the 180th (one hundred and eightieth) day of delay in granting access / commissioning or until the date of termination / refusal of the Lessee to execute this Agreement, whichever is earlier. For the avoidance of doubt, after the 180th day of delay in granting access to / commissioning of the Building, the penalties specified in this Clause shall not be charged and paid, and the Lessee hereby waives its rights to claim payment of the penalties provided for in this Clause after the 180th day of delay.

In case of violation by the Lessor of the deadline for eliminating Major Defects, the Lessee may demand payment of a penalty, depending on the duration of the violation, in the amount of fifty percent (50%) of the penalty specified in this Clause above. This penalty may not be charged and paid after the expiration of the period for eliminating Major Defects provided for in Clause 4.13.3 of the Agreement, and the Lessee hereby waives its rights to claim payment of the penalty after the expiration of such a period.

The Parties also agreed on the following conditions for charging / application of the above penalties:

•	if several of the following obligations are delayed simultaneously:

•	granting access on Access Date 1,

•	granting access on Access Date 2,

•	obtaining a permit for commissioning of the Phase 1 Building,

•	elimination of Major Defects,

then the Lessee may demand that the Lessor pay a penalty only for one of the above violations at the same time, and namely, the largest penalty provided for these violations, and taking into consideration the duration of such violation.

8.3.

The Lessee may unilaterally on an out-of-court basis terminate this Agreement by giving the Lessor a written notice at least ten (10) business days prior to the expected date of termination of the Agreement, in the following cases:

8.3.1.

in case of delay in providing the Lessee with the Premises Access Dates specified in Clause 3.2.1 of the Agreement for more than four (4) months due to circumstances beyond the Lessee’s control, provided that as of the date of the relevant notice, the Lessor has not received an opinion on compliance (as defined in Clause 9 of Art. 51 of the RF Town Planning Code) in relation to the Building (however, if the opinion on compliance was received in relation to the Building before the date on which the Lessor received the notice of termination hereof on the basis specified in this paragraph, then the respective right of the Lessee to unilateral extrajudicial refusal to perform the Agreement shall be null and void);

8.3.2.	in case of a delay in commissioning of the Building as specified in Clause 3.2.2, for more than four (4) months.

8.3.3.

if due to the circumstances within the control of the Lessor the Premises have been caused direct damage and, therefore, more than twenty percent (20%) of the total area of the Premises (less the area of the Office Premises) become fully unsuitable for use in accordance with their Intended Purpose and the damage is not eliminated within three (3) months upon confirmation of such damage by the Parties;

8.3.4.	if the Lessor has no title to the Premises for more than eleven (11) months, starting from the date of commissioning of the Phase 1 Building.

8.3.5.	in other cases expressly provided for by the Agreement.

8.4.

The Lessor may unilaterally on an out-of-court basis terminate this Agreement by giving the Lessee a written notice at least ten (10) business days prior to the expected date of termination of the Agreement, in the following cases:

•

in case of unjustified evasion of the Lessee from signing the Long-term Lease Agreement and/or the Acceptance Certificate, if such unjustified evasion of the Lessee lasts more than twenty (20) business days from the date when such documents must be signed in accordance with the terms of the Agreement;

•

if the Lessee fails to provide the Bank Guarantee / Security Payment (as appropriate) or does not replenish the amount of the Bank Guarantee / Security Payment in the manner provided for in Section 7 of the Agreement, if such violation of the Lessee lasts more than thirty (30) calendar days from the date on which the Lessee’s obligation must be performed;

8.5.

In case of early termination of the Agreement on the grounds specified in Clauses 8.3 and 8.4, the Agreement shall be deemed terminated upon expiration of ten (10) business days from the date of receipt of the relevant notice concerning unilateral refusal to perform the Agreement by one Party from the other Party, provided that within the specified 10-day period the circumstance which serves as the basis for refusal to perform the Agreement was not eliminated.

8.6.

If this Agreement is terminated or cancelled (regardless of the grounds for termination or cancellation) and the Long-term Lease Agreement is not signed, the Lessee shall vacate the Premises that are accessed by the Lessee / used by the Lessee and return them to the Lessor under the Premises Vacation Certificate to be signed by both Parties. The time period for return of the Premises and signing of the respective certificate is determined as follows:

•	If the Agreement is terminated before Access Date 1 — within ten (10) calendar days after receiving the Lessor’s notice (if applicable);

•

If the Agreement is terminated after any of the Access Dates and prior to obtaining commissioning permit for the Phase 1 Building — within four (4) months after receiving the Lessor’s notice. In the specified period, before the Premises have been vacated, the Operating Expenses and Access Fee shall be paid in full in any case, and the fee for the actual use of the Premises in an amount equal to the Basic Lease Payment for all Premises 1 for this period shall be payable only if the Agreement is terminated due to circumstances within control of the Lessee, and in other cases this amount shall not be charged and paid, provided that during the specified period the Lessee does not conduct operational activities in the Premises;

•

If the Agreement is terminated after obtaining commissioning permit for the Phase 1 Building — within six (6) months after receiving the Lessor’s notice. In the specified period, before the Premises have been vacated, the Operating Expenses and utility services for the whole 6 month period shall be paid in full in any case, and the fee for the actual use of the Premises in an amount equal to the Basic Lease Payment for all Premises 1 for two (2) months. The fee for the actual use of the Premises in an amount equal to the Basic Lease Payment for all Premises 1 for the remaining four (4) months shall be charged and paid only if the Agreement was terminated due to circumstances within control of the Lessee, and in other cases this amount shall not be charged and paid, provided that during the specified period the Lessee does not conduct operational activities in the Premises;

In case any Party unreasonably refuses to sign the respective Premises Vacation Certificate within three (3) calendar days from the moment when the Certificate is signed, the Return Certificate signed by one of the Parties shall be considered duly signed (approved) by both Parties on the date specified by the respective Party, and such date shall be considered the date of the Premises vacation.

The Premises shall be returned to the Lessor in the original state, in which they were on the relevant Access Date, given their natural wear and tear, in this case, all improvements made by the Lessee must be removed or retained by the Lessee, taking into consideration the provisions of Clause 4.11. If the Lessee fails to perform the above obligations, the Lessee shall reimburse the Lessor for the amount of expenses incurred for bringing the Building / Complex territory into the state stipulated by this Clause 8.6, and the Lessor has the right to receive reimbursement of the said costs by filing claims under the Bank Guarantee / Security Payment.

The Lessee shall clear the Buildings, handling areas and other parts of the Complex from any property owned by the Lessee and/or third parties engaged by it.

If on the date of the Premises acceptance by the Lessor under this Clause 8.6, the Lessee fails to remove the removable improvements or other Lessee’s property from the Buildings, handling Areas or other parts of the Complex, the Lessor will have the right to dispose of the property left by the Lessee in the Buildings, Handling Areas or another part of the Complex at its own discretion and will not be liable for the safety thereof.

8.7.	The Lessor will be entitled to recover a penalty from the Lessee in the following cases (in addition to the amounts of Access Fee / User Fee — as applicable):

8.7.1.

If the Lessee conducts commercial activities in the Premises including their use for their Intended Purpose, before the date of signing by the Parties of the Certificate of Transfer for Use / Acceptance Certificate, provided that such violation is reflected in a Bilateral Statement in the manner prescribed by Clause 13.22 of the Agreement, but without involvement of an expert — in the amount of twenty-five percent (25%) of the daily amount of the Basic Lease Payment at the rates of the first year of the Lease Period, for each day of violation;

8.7.2.

non-fulfillment or improper fulfillment of obligations to provide / recover the amount / renew / change / reissue (depending on what is applicable as of the relevant date) of the Bank Guarantee / Security Payment — in the amount of zero point one percent (0.1%) of the amount of the Bank Guarantee / Security Deposit for each day of delay in the performance of the obligation;

8.7.3.

if violations in the Lessee’s Works identified by the Parties in the manner prescribed by Clause 13.22 of the Agreement, affected the deadlines of commissioning of Premises 1, registration of the Lessor’s title to the Phase 1 Building, as well as in the cases provided for in Clause 7.3.8 of the Agreement, and if such violation affected the deadlines of Commissioning of Premises 1, registration of the Lessee’s title to the Phase 1 Building — in the amount of one hundred percent (100%) of the daily amount of the Basic Lease Payment, Operating Expenses and Parking Fees at the rates of the first year of the Lease Period, for each day of postponement of the start date for calculating the Use Fee for the Premises in connection with the specified circumstances.

8.8.

In case of violation of the timelines for payments provided for herein, the Lessor shall be entitled to claim payment of penalty in the amount of zero point one percent (0.1%) of the monthly Lease Payment for each day of the delay.

8.9.

In case of unjustified evasion of the Lessee from signing the Long-term Lease Agreement or the Acceptance Certificate, starting from the eleventh (11th) business day of delay, the Lessee undertakes to pay the Lessor a penalty in the amount of the daily rate of the Basic Lease Payment, Operating Expenses and Parking Fees for each day of delay.

The Parties agreed that the Lessee’s failure to sign / evade signing a Long-term Lease Agreement or Acceptance Certificate within the specified time, except for Clause 5.9 of the Agreement shall be considered evasion from signing a Long-term Lease Agreement.

8.10.	Any penalties provided for by this Agreement shall be paid by the guilty Party based on the other Party’s written request within ten (10) business days upon receipt of the claim.

8.11.	The Parties may not unilaterally withdraw from this Agreement on an out-of-court basis, except for the reasons provided for by the Agreement.

8.12.

With respect to everything else not stipulated by this Agreement, the Parties shall be liable for non-performance and/or improper performance of their obligations hereunder pursuant to the laws of the Russian Federation.

8.13.

After termination of this Agreement for any reason the Parties will carry out reconciliation of payments. All the financial settlements shall be carried out by the Parties within thirty (30) calendar days upon the date of termination of this Agreement.

8.14.

The Lessor shall not be entitled to retain any movable assets of the Lessee placed in the Premises under any circumstances, except presence of an enforceable court ruling and conditions of Clause 8.6 of the Agreement, to secure any payment obligations of the Lessee assumed by it under the Agreement and/or the Long-term Lease Agreement.

8.15.

Notwithstanding the provisions of other clauses of this Agreement, the aggregate liability of any Party in connection with all violations under the Agreement (including liability in the form of reimbursement of any expenses, losses, damage, as well as payment of penalties, compensation or any other amounts), and in connection with the termination of the Agreement shall be limited to the amount of the actual damage but in any case not more than RUB three hundred million (300,000,000). In case of conflict of this Clause 8.15 with other provisions of the Lease Agreement, the provisions of this Clause 8.15 shall apply.

8.16.

In case of violation of the timelines for submission of the AS (Architectural Solutions), MS (Metal Structures), RCS (Reinforced Concrete Structures) Sections of the Project Documentation for the Basic Design Stage according to Appendix 1:4 for ore than 15 (fifteen) days, charging the Basic Lease Payment (Clause 2.22.1 of the Agreement) shall be shifted in proportion to the number of the days of delay by the Lessor.

8.17.

In case of early termination of the Agreement due to circumstances within the Lessee’s control, the Lessee will be obliged to pay at the request of the Lessor a penalty in the amount of RUB three hundred million (300,000,000) within ten (10) business days from the date of the respective request of the Lessor.

8.18.

In case of early termination of the Agreement due to circumstances within the Lessee’s control, the Lessee shall pay at the request of the Lessor a penalty in the amount of RUB three hundred million (300,000,000) within ten (10) business days from the date of the respective request of the Lessor.

9. INSURANCE

9.1.	Before commissioning the Building, the Lessor undertakes to independently buy or cause buying a package insurance against construction and installation risks by the General Contractor:

9.1.1.

Risk of liability to third parties for their injury, death or damage to their property as a result of construction and installation works (“Liability Insurance”) with the minimum liability limit of RUB five hundred million (500,000,000) for all and each insurance event. Liability insurance shall cover liability for any possible damage to the Lessee’s property for the period from signing the Access Certificate 1 until the date of receiving permit for facility commissioning by the Lessor. The Franchise shall not exceed RUB one million five hundred thousand (1,500,000) and shall only apply to property damage.

9.2.	From the date of signing Access Certificate 1 the Lessee shall execute and maintain the following insurance contracts:

9.2.1.	Package insurance of construction and assembly risks, including insurance of the following risks:

9.2.1.1.

Risk of accidental loss of and/or damage to facilities under construction and installation (“Tangible Damage”) for the total contractual value of the works and the materials. The franchise shall not exceed RUB three million (3,000,000).

9.2.1.2.

Risk of the Lessee’s and its contractors’ liability to third parties for their injury, death or damage to their property as a result of construction and installation works (“Liability Insurance”) with the minimum liability limit of RUB five hundred million (500,000,000) for all and each insurance event. Liability insurance shall cover liability for any possible damage to Phase 1 facilities and/or other property of the Lessor and/or its contractors. The Franchise shall not exceed RUB one million five hundred thousand (1,500,000) and shall only apply to property damage.

9.2.2.

Within twenty (20) business days upon signing the Certificate of Transfer for Use or Acceptance Certificate for the Premises, whichever is earlier, the Lessee shall enter into and maintain in force the following insurance contracts:

9.2.2.1.

Property insurance (equipment, stock, other property of the Lessee in the Premises) in the amount of the replacement cost of the property. Insurance shall be provided on the “all risks” basis. The franchise shall not exceed RUB three million (3,000,000).

9.2.2.2.

Civil liability insurance with the liability limit of no less than RUB five hundred million (500,000,000) on all insurance events and each of them. Liability insurance shall cover liability for any possible damage to Phase 1 facilities and/or other property of the Lessor. The Franchise shall not exceed RUB one million five hundred thousand (1,500,000) and shall only apply to property damage.

Within five (5) business days from the date of the respective request of the Lessor, the Lessee shall provide copies of the respective insurance contracts, and the documents confirming payment of the insurance premium for the current period.

9.3.	Within twenty (20) business days after the Lessor’s receipt of the permit for the Building commissioning the Lessee shall enter into and maintain in force the following insurance contracts:

9.3.1.

Property insurance (buildings, structures and engineering equipment), except for the result of work and property of the Lessee in the amount of the full replacement cost calculated by it. Insurance shall be provided on the “all risks” basis. The franchise shall not exceed RUB three million (3,000,000).

9.3.2.

Civil liability insurance with the liability limit of no less than RUB five hundred million (500,000,000) on all insurance events and each of them. The Franchise shall not exceed RUB one million five hundred thousand (1,500,000) and shall only apply to property damage. The Lessor may provide insurance of its liability or ensure that the Management Company has insurance specified in this Clause 9.3.2 (if any).

9.4.	All the insurance contracts specified in this Article 9 above shall be provided by an insurance company whose Expert RA rating is at least ruA+.

9.5.

All the above-mentioned insurance contracts specified above shall contain provisions preventing the Lessor’s and or the Lessee’s insurance company to recover from the Lessor and/or the Lessee by way of subrogation or otherwise, any losses or compensation of damage on the insurance events provided for by such insurance contracts.

9.6.	Property insurance on the “all risks” basis implies coverage of damage to property resulting from an external and accidental impact, including without limitation the following risks:

•	fire, lightning stroke, gas explosion;

•	natural calamities;

•	damage by water;

•	explosion;

•	theft with trespassing – events qualified by the law enforcement authorities according to clause b of Part 2 of Article 158 (theft with trespassing of premises or any other storage facilities);

•	robbery – events qualified by the law enforcement authorities according to paragraph d of Part 2 of Article 161 of the Criminal Code of the Russian Federation;

•	robbery with violence – events qualified by the law enforcement authorities according to Article 162 of the Criminal Code of the Russian Federation;

•

improper activities of third parties (improper activities under this certificate of insurance mean willful activities aimed at destruction of / damage to the insured property which may be classified under the Criminal Code of the Russian Federation as: intentional destruction of or damage to property (Article 167 of the Criminal Code of the Russian Federation), hooliganism (Article 213 of the Criminal Code of the Russian Federation), vandalism (Article 214 of the Criminal Code of the Russian Federation);

•	falling of piloted flying objects or parts thereof on the insured property;

•	running-down accidents.

10.	FORCE MAJEURE

10.1.

Each of the Parties shall be released from liability for full or partial non-discharge of its obligations under this Agreement in case such non-discharge has been caused by Force Majeure Events having occurred after making this Agreement. The release of liability refers only to the obligations whose duly performance has become impossible due to such Force Majeure Events and only for the duration period of the Force Majeure Events.

10.2.	A Party that refers to force majeure events shall immediately after occurrence of such events notify the other Party of them in writing.

10.3.

In case the Force Majeure Events last for more than three (3) months or there are reasonable grounds to suppose that the Force Majeure Events will last for more than three (3) months and in case the Force Majeure Event is issuing a regulatory act of the Russian Federation making performance of this Agreement impossible, the Parties undertake to start negotiations and introduce into the Agreement the changes required for the Parties to continue discharge of the obligations under this Agreement in the way closest to the initial intentions of the Parties.

10.4.

For the avoidance of doubt, in the event of termination / unilateral refusal to execute this Agreement / occurrence of grounds for such termination / refusal to perform / occurrence of any rights of claim of the Lessee against the Lessor under circumstances beyond the control of the Lessee, but at the same time being Force Majeure Events, the Lessee may demand from the Lessor to pay fines, penalties, reimbursement of expenses, losses or other liability due to the occurrence of such circumstances.

11.	NOTICES

11.1.

Any notices, approvals, consents, permits, and other messages related to this Agreement shall be in writing and shall be delivered by registered mail with acknowledgement of receipt or by courier to the address of the respective party specified in the Agreement or (except for the documents specified in Clause 11.2 below) sent from an authorized email address specified in Clause 11.4. (and this delivery method is agreed by the Parties as an alternative to written messages and giving rise to legal consequences) with confirmation of receipt.

11.2.

Documents included in the Agreement and/or becoming an integral part of the Agreement, as well as documents that entail or are likely to entail financial obligations of the respective Party, or documents that entail the possibility / consequence of early termination hereof (including notifications / requirements for termination / unilateral refusal to execute the Agreement), as well as requirements for elimination of violations and claims, statements of claim and clarifications thereunder, may be sent only by registered mail, courier service or courier or by personal delivery to the addressee’s address.

11.3.

Subject to mutual consent of the Parties, the Parties have the right to switch to the exchange of electronic documents using the electronic digital signature, including but not limited to any notifications, approvals, consents, permits or other messages in connection with this Agreement. The consent to switch from paper to electronic workflow is formalized by the Parties in the form of an additional agreement hereto.

11.4.	The Parties’ mailing addresses:

The Lessor:	The Lessee:

BaltStone LLC	Internet Solutions LLC

Mailing address:	Mailing address:

196084, St. Petersburg, Kievskaya Street, 5, building 3, letter A, suite 197	123112, Moscow, Presnenskaya embankment, 10, Premises I, Floor 41, Room 6

In case of a change in a Party’s mailing address, it shall immediately notify the other Party of the change.

11.5.

Any messages shall be valid starting from the date of delivery to the respective mailing address. The respective message will be deemed to be received on the date of its actual delivery (actual handover) in accordance with the procedure set forth in this Clause. However, a notice received from a postal service stating that the Party was unavailable at the address specified by it for correspondence or that such Party (its employees) refused to accept the correspondence or that the correspondence was not delivered to the receiving Party for any other reason, will be considered a proper acknowledgement of service of the mailed correspondence to such Party.

12.	CONFIDENTIALITY

12.1.

Each of the Parties agrees not to use for any purposes not related to performance of this Agreement and not to disclose to third parties (except as provided for by Clause 12.2 of the Agreement) any terms and conditions hereof or any other documents related to then without a prior written consent of the other Party.

12.2.	The limitations set in Clause 12.1 of the Agreement do not refer to disclosing any information:

12.2.1.	if such information shall be disclosed according to the applicable Laws;

12.2.2.	upon request of any other competent authority/agency to the extent it is required according to the applicable Russian Laws;

12.2.3.	professional advisers or auditors of the Party.

13.	MISCELLANEOUS

13.1.

This Agreement shall enter into force upon its signing by the Parties (taking into consideration certain conditions of the Agreement entering into force on any other date) and shall be valid until complete discharge of the Parties’ obligations under the Agreement.

The Parties have agreed that the conditions of Section 2 of the Agreement with regard to the Phase 2 Option and Phase 3 Option remain in force after signing Long-term Lease Agreement 1 by the Parties (Appendix No. 3 to the Agreement).

13.2.

Neither Party is entitled to transfer its rights and obligations under the Agreement (as a whole or in part) without the other Party’s prior written consent, except the cases provided for in this clause.

The Lessor may (without any limitations) sell, pledge and otherwise dispose of its rights to the Land Plot, Complex, including Buildings, other facilities of Phase 1, Phase 2, Phase 3 and make any transaction aimed at such alienation / pledge / other disposal; no consent from the Lessee for such actions is required. The Lessor shall send the Lessee a written notice about the transaction made not later than ten (10) business days from the transaction date. This right of the Lessor shall not affect the rights of the Lessee under the Agreement, Long-term Agreement 1, and shall not in any way restrict the Lessee in the use of the Premises and the Land Plot in accordance with the Agreement.

13.3.

By signing this Agreement the Lessor gives its written consent that the Lessee may sublease the Premises or a part thereof (subject to a prior written notice to the Lessors ten (10) calendar days before the sublease) to the Lessee’s Affiliate (including the following entities: Internet Logistics LLC (OGRN 1076949002261, INN 6949003359) and Ozon Holding LLC (OGRN 5167746332364, INN 7743181857)) subject to the compliance of the sublease agreements with the conditions contained in Clause 11.3 of the Long-term Lease Agreement.

13.4.

By signing this Agreement the Lessor gives its written consent that the Lessee may sublease the Office Premises with the total floor area of max. 750 sq. m to organize a canteen and the first-aid post for operations (subject to a prior written notice to the Lessors ten (10) calendar days before the sublease) to the companies, subject to submission of all the permits for the respective activities to the Lessor and subject to the compliance of the sublease agreements with the conditions contained in Clause 11.3 of the Long-term Lease Agreement.

13.5.	In this Agreement the “Lessee’s Affiliate” means a legal entity in which more than 51% of interests/shares are owned by the Lessee / the Lessee’s founders/members.

13.6.	Each of the Parties shall confirm and guarantee the other Party that:

13.6.1.	it has received all the approvals and permits provided for by the foundation documents and the applicable Laws of the Russian Federation required for execution and due performance of this Agreement;

13.6.2.

the persons having signed the Agreement for each of the Parties are duly authorized and act in the interest of each of the Parties and in accordance with the foundation documents and the applicable Laws.

13.7.

The Parties confirm to each other that by the time of execution of this Agreement, the Long-term Lease Agreement for Phase 1 they will have received all the corporate approvals required for making the specified transactions in accordance with the applicable Laws and the internal corporate documents of each of the Parties.

13.8.

The Lessor provides the Lessee with representations of circumstances (as provided by Article 431.2 of the Civil Code) given in Clauses 13.9 – 13.10 of the Agreement (“Lessor’s Representations”) and acknowledges that the Lessee entered into the Agreement with reliance on the Lessor’s Representations and their accuracy. The Parties have come to an agreement that the Lessor’s Representations set forth in Clause 13.9 and provision by the Lessor the Lessor’s accurate Representations set forth in Clause 13.9 shall be a material condition of the Agreement. Ensuring accuracy of the Lessor’s Representations as of the respective dates, on which they were given, and for the period of their validity is the Lessor’s responsibility.

13.9.	The Lessor hereby represents that:

13.9.1.

As of the date of signing the Acceptance Certificate, no restrictions and/or encumbrances have been imposed in relation to the Land Plot that prevent/prohibit the use of the Land Plot and the Premises for their Intended Purpose, including, without limitation, the fact that on such date the Land Plot is not sold to third parties (except for selling to the Lessor), is not in dispute (including on the matter of law) or under arrest (seizure), no recourse is taken against the Land Plot, the Land Plot has not been contributed to the authorized capital of a legal entity, placed in trust, transferred to a fund, contributed to a joint venture or a simple partnership, the Land Plot is not under prohibition of registration activities in the authority responsible for state registration of rights to real estate, the Land Plot is free from any encumbrances and restrictions preventing the use of the Premises for their Intended Purpose, regardless to indication of the encumbrances in the Unified State Register of Immovable Property (i.e. data which are not recorded in the Unified State Register of Immovable Property, but exist). The Parties specifically agreed that the presence of any encumbrances in relation to the Land Plot (or rights thereto) that do not prevent the Lessee from using the Land Plot and/or carrying out the Lessee’s Works (including mortgage, easement) shall not be deemed inaccuracy or violation of this representation. The Lessee is hereby notified in good faith by the Lessor of the following rights and encumbrances in relation to the Land Plot, which is not inaccuracy or violation of this representation:

•

The Land Plot and the Buildings (as a future immovable thing) are the subject of sale and purchase in accordance with sale and purchase agreement for future immovable property between PNK and the Lessor. The Lessor guarantees that it intends to fulfill its obligations under the said sales agreement in good faith;

•	The Land Plot and the Buildings may be encumbered with a pledge in favor of a credit institution or another person, which will not affect the rights and obligations of the Lessee under the Agreement;

•

The Land Plot will not be encumbered with any easements / other encumbrances in favor of third parties (including those unregistered in the Unified State Register of Immovable Property) that affect the Lessee’s activities in the Premises for their Intended Purpose, and/or the Lessee’s Works, and/or prevent the Lessee from performing the Lessee’s Works or use the Premises for their Intended Purpose;

13.9.2.	As of the date of signing the Acceptance Certificate, the Lessor’s title to the Land Plot and the Premises will be acquired in full accordance with the applicable Laws.

13.9.3.	As of the date of signing the Acceptance Certificate, the category of land and the type of permitted use of the Land Plot will correspond to the Purpose of the Phase 1 Building.

13.9.4.

As of the date of signing the Acceptance Certificate, the Premises and/or any other Phase 1, Phase 2 and Phase 3 facilities are not and will not be the result of unauthorized construction and/or reconstruction by the Lessor or any other persons.

13.9.5.

As of the date of signing the Certificate of Transfer for Use for the Premises, the Premises shall be properly commissioned in accordance with the Laws of the Russian Federation and will meet all the mandatory requirements of the Laws for their construction, Intended Purpose (Clause 2.6 of Appendix No. 3 to the Agreement), and shall not be encumbered pursuant to other lease agreement.

If, for reasons of inaccuracy of the Lessor’s Representation provided for in this Clause 13.9: a) the Lessor, in accordance with the procedure established by the applicable Laws, loses the rights to the Building / Land Plot, or b) the Building is recognized as an unauthorized construction in the manner prescribed by the applicable Laws and must be demolished, the Lessee may demand termination of the Agreement; in other cases of inaccuracy / violation of the Lessor’s Representation, the Lessee shall not have the right to terminate / refuse from execution of the Agreement.

13.10.	The Lessor also guarantees that:

13.10.1.	The Lessor an its Contractors observe and will observe all the requirements of the Laws regarding sanitary, fire, environmental, and construction safety;

13.10.2.	The Lessor or its Contractors will have all the necessary permits, licenses and other necessary documents for the construction of the respective Phase.

The Parties specifically agreed that in the event of inaccuracy / violation of the representations listed in this Clause 13.10 of the Agreement, the Lessee may demand from the Lessor only reimbursement of expenses (as defined in Clause 13.11 of the Agreement), but may not demand termination of this Agreement or refuse from the execution of the Agreement, both in court and in an out-of-court procedure.

13.11.	In interpreting this Agreement, it shall be taken into account that:

13.11.1.	if a Party’s approval or consent is required, they shall be only deemed valid if given in writing;

13.11.2.	days means calendar days, except when business days are specifically mentioned in the Agreement;

13.11.3.	the words “including”, “include”, “inter alia” are considered without limitation of interpretation to those listed;

13.11.4.	the headings of clauses and Appendices of this Agreement are given for convenience only and shall not be used to interpret the contents of the Agreement;

13.11.5.	unless the context indicates otherwise, any reference to the clause or Appendix means a reference to the relevant Clause or Appendix of this Agreement;

13.11.6.	references to “expenses” include any reasonable losses, damage and properly incurred expenses and costs confirmed by documents, but do not include loss of profit;

13.11.7.

“circumstances within the Lessee’s control” for the purposes of this Agreement means, inter alia, any obligations of the Lessee under the Agreement, as well as the actions / inaction of the Lessee, its contractors, other counterparts and persons engaged by them, persons who stay in the Premises with the permission of the Lessee, including any actions / inaction as part of the Lessee’s Works;

13.11.8.

failure by either Party to exercise any of the rights granted under this Agreement does not constitute a waiver of that right except for cases when otherwise expressly provided by the Agreement; however, if any violation/circumstance underlying emergence of the right (including, the right to unilaterally refuse to execute the Agreement, the right to request termination of the Agreement, right to claim payment of a penalty/compensation/other amount) under the Agreement or by virtue of the Laws has been eliminated/discontinued, and prior to elimination/discontinuation such right has not been used or has been waived, the Party that has such right shall lose the relevant right and expressly waives exercise of such right on the same grounds after elimination/discontinuation of the relevant violation/circumstance, except for cases when the similar circumstances underlying the exercise of the right have occurred again;

13.11.9.

losses shall be compensated only with regard to the actual damage, and neither of the Parties will have the right to demand compensation from the other Party for lost profits or other indirect losses and unforeseen expenses arising in connection with violation of this Agreement by such other Party or for any other reason related to this Agreement.

13.11.10.

The Parties specifically agree that any losses/penalties, payment of which is stipulated in this Agreement, or other liability measures specified in this Agreement, and the rights granted to the Party under the Agreement or the applicable Laws (including the right to unilaterally repudiate the Agreement, right to demand termination of the Agreement, right to claim indemnity for losses, payment of penalties or other monies, right to suspend counter-execution, etc.) in connection with any violation committed by the other Party, may be collected/applied/exercised by such Party, except for the case when the violation occurred as a result of: (a) changes in the Laws after the Agreement date; and/or (b) illegal actions/omissions of state authorities and/or (c) non-performance/improper performance/violation of obligations under this Agreement by the other Party or circumstances for which such other Party is liable. If the damage and/or violation caused/committed by one Party is caused by/is a direct result of the other Party’s non-

performance/improper performance/violation of its obligations under this Agreement or is caused by circumstances for which such other Party is responsible, subject to the provisions of this Agreement, the first Party shall not be liable for such damage and/or violation.

13.12.	Unless otherwise expressly stated herein, each Party shall perform its obligations at its own expense.

13.13.

If any provision of this Agreement is deemed by a court resolution or otherwise invalid, unlawful or unenforceable for any reason, it shall not affect the remaining provisions hereof. The Parties undertake to make the necessary amendments to the provisions hereof which are invalid, unlawful or unenforceable in such a way that they become valid, legal and enforceable, or replace such provisions with valid, legal and enforceable ones that shall have an economic effect as close as possible to the original intention of the Parties without changing any material provisions hereof.

13.14.

A material change in the circumstances from which the Parties proceeded at the conclusion of this Agreement (as defined in Article 451 of the Civil Code of the Russian Federation) shall not constitute the ground for modification or termination of this Agreement by either Party.

13.15.	After signing the Agreement all the previous correspondence and agreements of the Parties shall become void.

13.16.

The Parties acknowledge and confirm that the Agreement is a mixed agreement combining all the signs of a preliminary agreement, lease agreement for the future real estate and an option for making an agreement. Therefore, the relations between the Parties under the Agreement shall be regulated by the RF Laws applicable to the above-mentioned agreements, unless otherwise stipulated by the Agreement or results from the nature of the Parties’ relations.

13.17.

From the time (date) of signing the Certificate of Transfer for Use for the Premises the Lessee may use the Premises in accordance with their intended purpose determined in Clause 2.4. of Appendix No. 3 hereto.

13.18.

During the period of using the Premises as per Clause 13.17 above, the Parties’ relations shall be applied the conditions agreed by the Parties in the Long-term Lease Agreement being Appendix No. 3 hereto, i.e. Article 6 (Lessee’s Rights and Obligations), Article 7 (Lessor’s Rights and Obligations), Article 8 (Liability of the Parties), Article 9 (Insurance), Article 10 (Termination of the Agreement), Appendix 5 (Rules of the Complex), Appendix 3 (Certificate of Delineation of Operational Responsibility).

13.19.

Use of Premises under the Agreement in accordance with their intended purpose pursuant to the conditions hereof shall terminate and this Agreement shall become null and void automatically upon signing the Long-term Lease Agreement and the Acceptance Certificate by the Parties.

13.20.

For the use of Premises, from the date of signing the Certificate of Transfer for Use by the Parties, the Lessee shall be charged the Use Fee for the Premises equivalent to the full Lease Payment in accordance with the provisions of Appendix 3, i.e. Article 4 (Lease Payment and Fees). The fixed use fee shall be calculated in the amount of and in the same way as the Fixed Part of the Lease Payment and the variable use fee – in the amount of and in the same way as the Variable Part of the Lease Payment.

Payment of the accrued User Fee for Premises 1 shall be made for the first three (3) months of use on a monthly basis, in the manner prescribed by the second paragraph of clause 2.13.2 of the Agreement, and if the Lessee’s title to Premises 1 is not registered due to circumstances beyond the Lessee’s control, after three months from the date of signing the Certificate of Transfer for Use of

Premises 1, the Use Fee for Premises 1 shall continue to be charged, but the Use Fee calculated for the period between the expiration date of three months after signing the Certificate of Transfer for Use of Premises 1 and before the date of signing the Acceptance Certificate of Premises 1 under the Long-term Lease Agreement shall be paid by the Lessee within five (5) business days from the date of registration of the Lessee’s title to the Premises and transfer to the Lessee of the Long-term Lease Agreement for signing.

13.21.	For the purposes of Clause 4 of Art. 429 of the Civil Code of the Russian Federation, the Parties undertake to enter into Long-term Lease Agreement 1 by September 1, 2028.

13.22.

To the extent provided by the Agreement, the Party concerned shall immediately notify the other Party of an event/violation occurred (inter alia, by e-mail to any of the addresses specified in Article 15 of the Agreement or other addresses whereof one Party has notified the other Party), whereupon the Parties shall each time record the events/violations by a bilateral certificate (“Bilateral Certificate”) in the following procedure:

The Bilateral Certificate shall be signed by authorized representatives of both Parties.

If one of the Parties refuses to sign the Bilateral Certificate or if representatives of such a Party fail to appear to sign the same within one (1) Business Day after such Party has been notified of the need to execute the Bilateral Certificate and if the Party that has refused to sign the said Bilateral Certificate fails to submit a written grounded objection within the specified time limit, the other Party shall be entitled to sign such Bilateral Certificate unilaterally, provided that the reasons and circumstances recorded in the Certificate are supported by photo/video recording and the photo/video materials are attached to the Bilateral Certificate and sent by one Party to the other Party (which has refused to sign the Bilateral Certificate) within one (1) Business Day upon execution thereof.

Either Party may request that the circumstances referred to in the Bilateral Statement be verified by an independent technical expert in the manner similar to the one established in Clause 10.2.2 of the Long-term Lease Agreement.

13.23.	The Agreement is executed in two (2) copies both having equal legal force, one (1) copy for each Party.

13.24.

The Agreement contains the following Appendices forming an integral part hereof. In case of any discrepancies between the Agreement provisions and the appendices hereto, the provisions hereof shall prevail.

Appendix 1:1.	General Layout;
Appendix 1:2.	Layout of the Phase 1 Building;
Appendix 1:3.	Terms of Reference;
Appendix 1:4.	Schedule and Interaction between the Parties;
Appendix 1:5.	Construction Readiness of Premises as of the Date of Access;
Appendix 2:1	Access Certificate form;
Appendix 2:2	Form of Certificate of Transfer for Use for Premises
Appendix 2:3	Form of Certificate of Admission to the Lessee’s Works
Appendix 3	Form of Long-term Lease Agreement
Appendix 4	List of Lessee’s Works

14.	APPLICABLE LAW AND DISPUTE RESOLUTION

14.1.	The Agreement has been drawn up and is subject to interpretation and regulation in accordance with the applicable Laws of the Russian Federation.

14.2.

In case of any dispute between the Parties in relation to this Agreement, upon request of one of the Parties, the authorized representatives of the Parties shall meet within five (5) Business Days from the date of the request in order to resolve the dispute without recourse to a court.

14.3.

If any dispute is not resolved in accordance with Clause 14.2 of the Agreement within ten (10) business days upon the request (mandatory pre-judicial (complaint) procedure), any dispute arising out of this Agreement or related to it shall be resolved in the Arbitrazh (Commercial) Court of Moscow, unless otherwise agreed in the course of negotiation.

15.	LEGAL ADDRESSES, BANK DETAILS AND SIGNATURES OF THE PARTIES

The Lessor:	The Lessee:
BaltStone LLC	Internet Solutions LLC
OGRN 1127847532438	OGRN 1027739244741
INN 7839469004	INN 7704217370
Address:	Address:
196084, St. Petersburg, Kievskaya Street, 5,	123112, Moscow, Presnenskaya Embankment, 10, Building 3, letter suite 1, floor 41, room.6
A, suite 197 General Director

/stamp: BaltStone LLC: Saint-Petersburg/	/stamp: Internet Solutions LLC Moscow/

/signature/ A.S. Kelarev	/signature/ A.I. Pavlovich

Appendix No. 3

to Preliminary Lease Agreement

dated /08.11/ 2019

FORM

LONG-TERM LEASE AGREEMENT

City

This Long-term Lease Agreement is made on [date] in the city of                     , Russian Federation, between:

(3)

BaltStone Limited Liability Company, a legal entity established and existing under the laws of the Russian Federation registered with Interdistrict Inspectorate of the Federal Tax Service No. 15 for Saint-Petersburg, date of registration: October 5, 2012, OGRN 1127847532438, INN 7839469004, KPP 781001001, located at 196084, Saint-Petersburg, Kievskaya Street, 5, building 3, letter A, suite 197, represented by General Director Alexey Sergeyevich Kelarev, acting pursuant to the Charter (hereinafter referred to as the “Lessor”); and

(4)

Internet Solutions Limited Liability Company, a legal entity established and existing under the laws of the Russian Federation, registered with Interdistrict Inspectorate of the Federal Tax Service No. 46 for Moscow, date of registration: January 1, 2008                     , OGRN 1027739244741, INN 7704217370, KPP 770301001, located at 10, Premise I, Floor 41, Office 6, Presnenskaya Embankment, Moscow, 123112, represented by                     , acting pursuant to the Charter, (hereinafter referred to as the “Lessee”);

hereinafter collectively referred to as the “Parties” and individually – as the “Party”, as follows:

I. GLOSSARY

Unless otherwise stipulated by the context, the capitalized terms used in the Lease Agreement have the following meaning:

“Acceptance Certificate” means an Acceptance Certificate for the Premises drawn up in the form of Appendix 4 to this Lease Agreement;

“Certificate of Delineation of Operational Responsibility” means a document where the Parties have agreed the boundaries of the Lessor’s and the Lessee’s areas of responsibility for operation and technical condition of the utilities and equipment in the Warehouse Building. The Certificate of Delineation shall be signed by the Parties when signing the Acceptance Certificate and shall be Appendix 3 to this Lease Agreement;

“Lease Payment” shall mean the sum of all payments specified in Article 4 of the Lease Agreement, payable under the provisions of the Lease Agreement;

“Leased Area of the Complex” means the leased area of the buildings included in the Complex (including Phase 1 Building, Phase 2 Building, Phase 3 Building as defined in the Preliminary Lease Agreement) determined in accordance with the BOMA Standard and calculated in accordance with Appendix 8 to this Lease Agreement;

“Leased Area” means the leased area of the Premises determined and calculated according to the BOMA Standard as of the date of this Lease Agreement indicated in Appendix 8 to this Lease Agreement;

“Basic Lease Payment” means the basic lease payment for the Premises, being a part of the Lease Payment and specified in Clause 4.5.1 of the Lease Agreement;

“Bank Guarantee” means an irrevocable first-demand bank payment guarantee (however, the only condition for filing a claim under the Bank Guarantee shall solely be the provision by the Lessor of the documents specified in Clause 5.2.2 of this Agreement (exhaustive list)) issued by the Guarantor Bank in favor of the Lessor, corresponding to this Agreement in form and substance, as security for the Lessee’s performance of its obligations under this Agreement or in connection herewith;

“Guarantor Bank” means one of the following banking institutions:

…

“RF CPI” means the Consumer Price Index for goods and services in general in the Russian Federation, officially published by the Federal State Statistics Service of the Russian Federation: the indicator for December of the calendar year, preceding the year when indexation was made to the indicator for December of the previous calendar year (in relation to such previous year of indexation).

If, later on, the name of the Consumer Price Index for goods and services in the Russian Federation is officially changed or such index is published by other governmental authority, different from the Federal State Statistics Service of the Russian Federation, then the term “RF CPI” shall be applied with account for such changes;

“Cadastral Engineer” means an individual being a member of a self-regulated organization of cadastral engineers having carried out a technical inventory check of the Building and having prepared its technical plan;

“Starting Date of the Lease Period” means the date specified in Clause 3.1 of this Lease Agreement;

“Agreement” means this Agreement, including all the appendices and supplementary agreements hereto (if any);

“EGRN” means the Unified State Register of Immovable Property of the Russian Federation;

“Building” / “Phase 1” / “Warehouse” / “Warehouse Building” means a non-residential building with cadastral number [●], purpose: [●], total floor area of [●], number of floors: [●], located at:                     , [●]. The Building is owned by the Lessor based on permit for facility commissioning [●] of which record [●] has been entered into the Unified State Register of Immovable Property of [●].

“Land Plot” means a land plot with the total area of [●] with cadastral number [●], land category: [●], permitted use type: [●], located at: [●], [●], owned by the Lessor pursuant to the right [●].

For the purpose of this document the term “Land Plot” also includes any other land plots which may be formed out of it.

The Lessor guarantees that as of the date of signing this Agreement the Land Plot is not in dispute (including on the matter of law) or under arrest (seizure), no recourse is taken against the Land Plot, the Land Plot has not been contributed to the authorized capital of a legal entity, placed in trust, transferred to a fund, as a contribution or to joint operations of a simple partnership, the Land Plot is not under prohibition of registration activities in the authority responsible for state registration of rights to real estate, the Land Plot is free from any third-party encumbrances regardless to indication of the encumbrances in the Unified State Register of Immovable Property (i.e. data which are not recorded in the Unified State Register of Immovable Property, but exist), except:

•

encumbrances on the Land Plot and Building/Checkpoint pursuant to a real estate pledge (mortgage) agreement made by the Lessor with a credit institution to secure discharge of the Lessor’s obligations under the credit agreement and a real estate pledge (mortgage) agreement made by the Lessor with the company [indicated if applicable on the date of the Agreement] for the purpose of funding the Buildings construction project.

•

Encumbrance of the Land Plot with easements in favor of third parties for the purposes of passage and laying and maintenance of engineering communications — within the boundaries of the easement zones on the basis of the following agreements: [please indicate the details of the agreement, the name of the owner/user].

•

Encumbrances of the Land Plot and the Building / Checkpoint with the rights for their purchase provided for in the sale and purchase agreement of future real estate property executed between the Lessor and                      [please indicate the name of the buyer].

“Utilities” means any existing or future utilities intended for transfer of materials or energy and any auxiliary equipment attached to them or complementary to them;

“Complex” (or “Warehouse Complex”) means the Logistic Warehouse Complex to be constructed on the Land Plot;

“Checkpoint” means a non-residential building of the checkpoint with cadastral number [●], purpose: [●], total floor area of [●], number of floors: [●], located at:                     , [●]. The Checkpoint is owned by the Lessor based on permit for facility commissioning [●] of which record [●] has been entered into the Unified State Register of Immovable Property of [●].

“VAT” means the value added tax stipulated by the laws of the Russian Federation;

“Security Payment” means the security payment applicable in cases specified in Clause 5.2.3 hereof and represents a way to ensure the Lessee’s performance of its obligations hereunder and in connection herewith in the meaning established in Article 381.1 of the Civil Code of the Russian Federation;

“Lessee’s Equipment” means the rack system and any other equipment of the Lessee intended for installation or installed in the Premises at any time during the Lease Period, as well as the equipment installed as part of the Lessee’s Works under the Preliminary Lease Agreement;

“Force Majeure Events” means extraordinary, unforeseen and unavoidable circumstances under the given conditions, as defined in Clause 3, Article 401 of the Civil Code of the Russian Federation, by which the Parties shall, inter alia, mean extraordinary events or circumstances which the Party could neither foresee nor prevent by reasonable means, including, inter alia, natural disasters, war, revolution, rebellion, civil unrest, exercise by the State of the preemptive rights of acquisition, nationwide emergency, nuclear explosion, radioactive or chemical contamination, as well as other circumstances being beyond reasonable control of the Parties and making it impossible to perform their obligations hereunder, provided that violation of obligations by the counterparties of the relevant Party, lack of funds and such financial circumstances as currency exchange rate fluctuations or market value declines, shall not be deemed Force Majeure Events;

“Operational Maintenance” means the services provided by the Lessor or the Management Company related to maintenance of the Complex, the Warehouse Building and the Land Plots specified in clause 4.3 of the Agreement;

“Operating Costs” means an integral part of the Lease Payment that covers the Lessee’s share in the Lessor’s expenses for Operational Maintenance, the Lessor’s expenses for taxes, levies and other mandatory payments (specifically, as of the date of this Agreement: land tax for the Land Plot, property tax, water tax, environmental impact fee) charged in relation to the Complex, as well as expenses for property insurance and third-party insurance in relation to the Complex, which is determined in accordance with Clause 4.3 of the Agreement;

“Phase 2” means the Phase 2 Building and Checkpoint 2, which shall be constructed / reconstructed by the Lessor (Developer) (after receiving the Acceptance for the Phase 2 Option in accordance with the terms and conditions thereof);

“Phase 3” means the Phase 3 Building, which shall be constructed / reconstructed by the Lessor (Developer) (after receiving the Acceptance for the Phase 3 Option in accordance with the terms and conditions thereof);

“Parking” means the surface parking where the parking slots may be used by the Lessee in accordance with the Agreement conditions;

“Variable Part of the Lease Payment” means the fees for utility, heating, water supply and water discharge consumed by the Lessee in the Premises and on the Land Plot, being a part of the Lease Payment and calculated in accordance with Appendix 6 hereto;

“Premises” means all the Premises in the Building and the Checkpoint leased out by the Lessor to the Lessee under this Lease Agreement specified in Clause 2 of this Agreement;

“Preliminary Lease Agreement” means the Preliminary Lease Agreement made by the Parties on [●];

“Lessor’s Works” has the meaning given in the Preliminary Lease Agreement;

“Lessee’s Works” means (a) installation of the Lessee’s Equipment in the Premises and/or (b) any works related to finishing, improvement, additions or repair in the Premises which may be carried out by the Lessee during the Lease Period;

“Intended Purpose” means permitted use of the Premises in accordance with Clause 2.4 of this Lease Agreement;

“Lease Period” means the lease period specified in Clause 3.1 of the Lease Agreement;

“BOMA Standard” means Method A (Exterior Wall Methodology) of the standard method for measuring industrial buildings developed by the Building Owners and Managers Association International (BOMA) and the Society of Industrial and Office Realtors (SIOR) in 2012 (ANSI/BOMA Z65.2 - 2012);

“Certificates of Insurance” means certificates of insurance (insurance contracts) made by the Lessor / Lessee in the performance of obligations of the Parties stipulated herein;

“Certificate of Insurance” means one of them;

“Insured Risks” means the risks insured as a part of property insurance within the limits in which insurance against the specified risks are usually provided by reputable insurance companies and other risks (subject to exceptions, franchises and limitations set by the insurers);

“Terms of Reference” means Appendix 1:3 to the Preliminary Lease Agreement.

“Management Company” means the Lessor or any other person engaged by the Lessor for the purpose of management and operation of the Complex, the Warehousing Complex and/or the Premises.

2.	SUBJECT MATTER OF THE LEASE AGREEMENT

2.1.

In accordance with the Agreement, the Lessor shall lease out to the Lessee and the Lessee undertakes to take on lease the Premises, pay the Lease Payment and other payments in the amount and within the timelines specified in the Agreement and upon termination or expiration of the Agreement shall return the Premises to the Lessor in accordance with the Agreement conditions.

The Premises are the Warehouse Building Premises with the total area of [●] sq. m (hereinafter collectively or individually referred to as the “Premises”) and consist of:

2.1.1.    Warehouse Premises, including technical premises, with the total floor area of [●] sq. m located on the [●] floor of the Building, such as:

•	unit (or a part of unit) No.	[●]	with the area of	[●]

sq. m;

•	unit (or a part of unit) No.	[●]	with the area of	[●]

sq. m;

(hereinafter collectively or individually referred to as the “Warehouse Premises”);

2.1.2.    Office Premises, including the auxiliary premises located on the [●] floor of the Building with the total area of [●] sq. m, including:

•	unit (or a part of unit) No.	[●]	with the area of	[●]

sq. m;

•	unit (or a part of unit) No.	[●]	with the area of	[●]

sq. m;

(hereinafter collectively or individually referred to as the “Office Premises”).

2.1.3.    Mezzanine Premises with the total area of [●] sq. m located on the [●] floor of the Building, including:

•	unit (or a part of unit) No.	[●]	with the area of	[●]

sq. m;

•	unit (or a part of unit) No.	[●]	with the area of	[●]

sq. m;

(hereinafter collectively or individually referred to as the “Mezzanine Premises” or the “Mezzanine”).

2.1.4.    Premises for storage of hazardous goods with the total area of [●] sq. m located on the [●] floor of the Building, including:

•	unit (or a part of unit) No.	[●]	with the area of	[●]

sq. m;

•	unit (or a part of unit) No.	[●]	with the area of	[●]

sq. m;

(hereinafter collectively or individually referred to as the “Premises of the Hazardous Goods Area” or the “Hazardous Goods Area”).

2.1.5.    Checkpoint premises with the total floor area of [●] sq. m located [●], including:

•	unit (or a part of unit) No.	[●]	with the area of	[●]

sq. m;

•	unit (or a part of unit) No.	[●]	with the area of	[●]

sq. m;

2.2.

The numbers of the Premises and their area are specified in accordance with the technical plan of the Building and Checkpoint dd. [●] prepared by the Cadastral Engineer. The boundaries of the Premises are specified in the Premises Layout being an integral part of the Agreement (Appendix No. 1 to the Agreement).

2.3.

For the avoidance of doubt, the Parties hereby confirm that, if specification of the Premises’ characteristics is required, such characteristics will be introduced into the Agreement by signing a Supplementary Agreement only for the purpose of state registration of the agreement, and will not mean inconsistence of the leased facility. The Parties hereby confirm that the leased facility is fully agreed by them in the Agreement.

2.4.	Purpose of the Premises (Intended Purpose):

•

Warehouse Premises are intended for the storage of consumer goods (dry warehouse), namely food and non-food products (with the exception of alcoholic and alcohol-containing products, as well as with the exception of frozen products / products requiring a special temperature storage regime (temperature chambers)), and with the exception of other goods requiring special storage conditions, such as: pharmaceutical products (medicines, medical preparations, etc.), and other products), as well as warehouse logistics operations: loading and unloading activities for movement, placement and processing of goods in the Warehouse Premises.

•	The Office Premises are intended for placement of stationary work stations of the Lessee, provision for rest and hygiene of the Lessee’s employees and for the utility needs of the Lessee;

•

Mezzanine Premises are intended for the storage of consumer goods (dry warehouse), namely food and non-food products (with the exception of alcoholic and alcohol-containing products, as well as with the exception of frozen products / products requiring a special temperature storage regime (temperature chambers)), and with the exception of other goods requiring special storage conditions, such as: pharmaceutical products (medicines, medical preparations, etc.), and other products), as well as warehouse logistics operations: loading and unloading activities for movement, placement and processing of the specified goods in the Mezzanine Premises.

•	The Premises of the Hazardous Goods Area are intended for hazardous goods according to the interstate standard of GOST 19433-88 Dangerous Goods. Classification and Marking

•	Checkpoint Premises are intended for registration and accounting of vehicles entering the area of the Complex; for accounting of visitors entering the area of the Complex.

2.5.

Simultaneously with the lease of the Premises to the Lessee, it shall also be granted with the right (fee-based) to use parking space of 262 parking slots in total, including 198 parking slots for passenger vehicles, 54 — for trucks, and 10 — for buses (hereinafter referred to as the “Parking Slots” / “Parking Slot”).

2.6.	Allocated capacity: The parties agreed to the electric capacity of at least 1.0 MW in relation to Phase 1.

3.	LEASE PERIOD

3.1.	The Lease Agreement is made for a period of seven (7) years from the Starting Date of the Lease Period. The Starting Date of the Lease Period shall be the date of signing hereof by the Parties;

The Lessee may unilaterally extend the Premises Lease Period under this Agreement up to ten (10) years from the Starting Date of the Lease Period.

In this case, the Lessee shall give a notice to the Lessor about the extension of the Lease Period at least 12 months before the expiration date of the initial Lease Period specified in the first paragraph of Clause 3.1. Within ten (10) business days from the date of receipt of such notice by the Landlord, the Parties shall sign a supplementary agreement to the Agreement on such extension and procure its state registration.

3.2.

In case the Parties enter into Long-term Lease Agreement 2 as per the terms and conditions of the Phase 2 Option, the Lease Period under this Agreement shall be deemed extended until the end of the lease period under Long-term Lease Agreement 2 and for that purpose the Parties shall sign a supplementary agreement to the Agreement within ten (10) business days from the date of entering into Long-term Lease Agreement 2. The conditions of this paragraph regarding the obligation of the Parties to sign a supplementary agreement to the Agreement are the conditions of the preliminary agreement (Article 429 of the Civil Code of the Russian Federation), which stipulates the time period for signing the main agreement (namely, the supplementary agreement to Long-term Lease Agreement 1 on extension of the Lease Period) as ten (10) business days from the date of Long-term Lease Agreement 2, but no later than September 1, 2025.

In case the Parties enter into Long-term Lease Agreement 3 as per the terms and conditions of the Phase 3 Option, the Lease Period under this Agreement and the lease period under Long-term Lease Agreement 2 shall be deemed extended until the end of the lease period under Long-term Lease Agreement 3 and for that purpose the Parties shall sign supplementary agreements thereto within ten (10) business days from the date of entering into Long-term Lease Agreement 2. The conditions of this paragraph regarding the obligation of the Parties to sign a supplementary agreement to this Agreement and a supplementary agreement to Long-term Lease Agreement 2 are the conditions of the preliminary agreement (Article 429 of the Civil Code of the Russian Federation), which stipulates the time period for signing the main agreement (namely, the supplementary agreement to this Agreement on extension of the Lease Period and the supplementary agreement to Long-term Lease Agreement 2 on extension of the Lease Period thereunder) as ten (10) business days from the date of signing Long-term Lease Agreement 3, but no later than September 1, 2028.

3.3.

The Lessee shall have a preemptive right under the Agreement to make the Premises lease agreement for a new period only subject to the following conditions: receipt by the Lessor of a written notice from the Lessee of its intention at least twelve (12) months until the end of the Lease Period.

•

If the Lessee provides such a notice, the Parties will conduct a bona-fide negotiation for agreement upon the conditions for a new lease period and making a new lease agreement, which shall be entered into (subject to the Parties’ agreement) at least nine (9) months before the end of the lease period under the Agreement.

In case of a failure to comply with any of the provisions of this clause, the preferential right shall be lost.

3.4.	Except for the case of entering into a lease agreement for a new period the Lessee may not use the Premises after the Lease Period has expired.

3.5.	This Lease Agreement is subject to the state registration pursuant to the applicable laws of the Russian Federation in the manner prescribed by law.

Until its state registration, the Parties acknowledge the Agreement and all its conditions as valid with respect to the Parties’ relations and may not refer to the absence of its state registration as a reason for invalidity and non-existence of this Agreement.

In accordance with the conditions of paragraph 2 of Article 425 of the Civil Code of the Russian Federation, the Parties have established that the Agreement shall cover the Parties’ relations having arisen at the time of signing the Agreement.

3.6.	Procedure for transfer and return of the Premises

3.6.1.	Transfer of the Premises.

The procedure for signing the Acceptance Certificate shall be established by the provisions of the Preliminary Lease Agreement.

The Acceptance Certificate for the Premises was signed by the Parties on the date of signing this Agreement.

The Lessor’s obligations for transfer of the Premises and the Equipment established by the Lessee in the said Premises shall be deemed discharged upon signing the Acceptance Certificate.

3.6.2. Return	of the Premises.

3.6.2.1.

Upon the end of the Lease Period or in the case of early termination of the Agreement the Lessee undertakes to vacate the Premises and transfer them to the Lessor within six (6) months from the date of termination of the Agreement and the Lessor undertakes to accept them under the Acceptance (Return) Certificate for the Premises. In the specified period, before the Premises have been vacated, the payments for the actual use equivalent to the Operating Expenses, the Variable Part of the Lease Payment for the whole 6 month period and the fee for the actual use of the Premises in an amount equal to the Basic Lease Payment for all Premises for two (2) months shall be paid in full in any case. The fee for the actual use of the Premises in an amount equal to the Basic Lease Payment for all Premises for the remaining four (4) months shall be charged and paid only if the Agreement was terminated due to circumstances within control of the Lessee, and in other cases this amount shall not be charged and paid, provided that during the specified period the Lessee does not conduct operational activities in the Premises.

The Lessee shall undertake to return the Premises in the same condition as it has received them, taking into consideration the normal wear, including transfer or, at the discretion of the Lessor, removal of all the restructuring and reconfigurations (reequipment) and other permanent improvements in the Premises.

The Parties specifically agreed on the need to disassemble the racks, the mezzanine and other Lessee’s Equipment installed in the Premises, and the method of restoring the floors of the Premises after such disassembly, the rack system installed in the Premises (including that installed under the Preliminary Lease Agreement) by cutting the anchor bolts, while all work must be performed by a specialized organization with experience in carrying out these works and, if necessary, all licenses and approvals.

These works shall be carried out by and at the expense of the Lessee until the date of return of the Premises and if, on the date of return, the respective works were not performed or were performed improperly / causing damage to the Premises / Complex, the Lessee shall, at the request of the Lessor, within ten (10) business days, reimburse the latter’s expenses for performance of the respective work / elimination of damage, and in case of violation of this obligation, the Lessor shall be entitled to compensate the respective amount of expenses from the amount of the Bank Guarantee or the Security Payment.

3.6.2.2.

All the permanent improvements in the Premises provided by the Lessee shall become the Lessor’s property without compensation of their value or, at the request of the Lessor, shall be subject to removal by the Lessee from the Premises before the date of their return, unless otherwise agreed by the Parties.

3.6.2.3.

For the avoidance of doubt, in the event of early termination of the Agreement both in court and out-of-court procedure for the reasons in control by the Lessor, the Lessor shall reimburse to the Lessee (as full compensation for the Lessee’s losses in connection with such violation and termination of the Agreement) liquidated damages in the amount equal to the documented cost of permanent improvements made by the Lessee in the Premises as part of the Lessee’s Works subject to the Lessor’s consent, taking into consideration their depreciation, and other documented expenses of the Lessee related to the termination of the agreement and the vacation of the Premises (except for those specified in Clause 3.6.2.1 to be dismantled upon termination of the Agreement — in relation to these improvements, the cost of their dismantling and removal is subject to reimbursement), in the manner prescribed by Clause 6.6 of the Agreement, while the amount of such reimbursement by agreement of the Parties in any case may not exceed the amount of the Fixed Part of the Lease Payment for 2 (two) years.

3.6.2.4.	The Parties agree that at the time of return of the Premises the Lessor will not require elimination of the following possible damages to the Premises (hereinafter – the Damages):

•

stains, impurities, scratches, and abrasion marks on the walls, ceilings, and floor of the Premises from regular use of the Premises in accordance with the Intended Purpose in case the total surface area of the specified damages does not exceed ten percent (10%) of the total surface area of the walls, ceilings, and floor;

•	holes in the walls resulting from dismantling of equipment, furniture, and decoration elements whose diameter does not exceed 10 mm;

•	dustproof coating wear;

•	possible defects of the utility equipment resulting from its normal wear or upon expiration of the standard service life of such equipment.

For the purpose of the Agreement the Damages specified in this Clause will be included in the definition of the term “natural wear” in accordance with the Laws.

3.6.2.5.

When returning the Premises, the Lessee may leave any built-in closets, shelves and any other built-in furniture, reception desks, sensors, video cameras, and control panels of the Lessee’s security system installed in the Premises, cables of the access control system of the Premises, and partitions whose installation has been agreed by the Lessor. In case of dismantling of the built-in closets, shelves and other built-in furniture in the Premises, it shall be carried out with the minimum damage to the Premises (walls, ceiling, floor, and any other elements to which they have been fixed).

3.6.2.6.

If any repair of the Premises to be returned is required due to incompliance of their condition with the natural wear definition or other requirements of this clause 3.6 and if such condition resulted from the Lessee’s action/omission, the Parties shall agree upon the Certificate of Premises Return with description of the defects and indication of presence/absence of damage, the scope of the damage, the ways and timelines of repair, replacement or monetary compensation of the damage.

In case of any dispute arising regarding presence of defects in the Premises to be returned outside of the natural wear limits due to the appearance of such defects, the Parties may engage an expert organization for examination. The procedure for engagement of an expert organization is determined by the Parties in Clause 10.2.2 of the Agreement.

3.6.2.7.

If upon expiration of the Lease Period or in case the Agreement is prematurely terminated, the Lessee has not vacated the Premises in time (within the timelines specified in Clause 3.6.2.1 of the Agreement), the Lessee shall pay the Lessor the payment for all the date of the actual use of the Premises in the amount equivalent to the Lease Payment and a penalty, subject to a written claim by the Lessor, in the amount of zero point thirty-three percent (0.33%) of the monthly Fixed Part of the Lease Payment for each calendar day of delay in discharge of the obligations.

The Lessee shall pay to the penalty specified in this Clause within five (5) days upon receipt of the respective claim from the Lessor.

Acceptance by the Lessor of the amounts payable by the Lessee pursuant to this Clause and Clause 3.6.2.1 shall not be deemed renewal of the Lease Agreement or the Lessor’s consent to such occupation of the Premises, and such amount shall constitute the payment for the actual use of the Premises and shall be fixed for a limited period of time, even if the Lessor does not immediately exercise its rights in respect of the Lessee’s continued occupation of the Premises. The Lessor’s provision of access to the Premises to the Lessee upon termination of the Agreement for the Lessee to remedy violations of this Clause, elimination of damage to the Premises or performance of work provided for in Clause 3.6.2.2 hereof and/or other delay in the return of the Premises by the Lessee shall not be considered as absence of the Lessor’s objections to the use of the Premises by the Lessee upon termination of the Agreement.

3.6.2.8.

Within twenty (20) business days upon the ending date of the Lease Period or early termination of the Agreement, the Parties shall draw up and sign a bilateral reconciliation statement. This statement shall be prepared by the Lessor.

4.	LEASE AND OTHER PAYMENTS

For use and possession of the Premises and Parking Slots the Lessee shall pay the Lease Payment to the Lessor during the Lease Period, including the Fixed Part of the Lease Payment and the Variable Part of the Lease Payment (utility charges).

4.1.	The Fixed Part of the Lease Payment consists of the following:

•	Basic Lease Payment;

•	Operating Expenses;

•	Parking Fee.

4.2.	The Basic Lease Payment includes the following:

•	use and possession fee for the Premises;

•	use fee for the Land Plot for the purpose of access to the Building and the Premises, loading and unloading;

•	fee for placement of signs with the Lessee’s name in the entrance space of the Building.

4.3.

Operating Expenses include the Lessee’s share in covering the Lessor’s expenses related to Operational Maintenance and the Lessor’s expenses for taxes, fees and other mandatory payments to be charged in relation to the Complex, as well as property and civil liability insurance in relation to the Complex, and namely:

•

cleaning outside of the Premises, cleaning on the territory of the Land Plot adjacent to the Building, removal of snow and ice on the territory of the Land Plot adjacent to the Building in winder, and from the Parking Slots provided to the Lessee, without the possibility of temporary placement of the snow being removed on the Parking Slots;

•	maintenance and repair of the Building, including the main utilities in accordance with the Certificate of Delineation of Operational Responsibility;

•	maintaining green plants on the Land Plot;

•	washing windows outside of the Building twice a year;

•	Complex management;

•	Complex guarding, video surveillance on the Complex perimeter and Complex access control;

•

operation, repair, replacement, cleaning, and maintenance of the fire alarm system, the automatic firefighting system, the firefighting equipment and auxiliary devices, and primary means of firefighting;

•	insurance of the Complex and the Lessor’s civil liability;

•	depreciation of equipment (including without limitation utilities, equipment in the ventilation premises, cleaning equipment, snow removal equipment);

•	land tax;

•	property tax in relation to the facilities of the Complex;

•	water tax, environmental impact fee;

•	maintenance of general telecommunications;

•

ensuring 24 h heating of the Building in the heating season and maintaining ventilation of the Building during the whole year in accordance with the requirements to heating and ventilation specified in the Project Documentation for the Building (this service does not include payment of the utility service paid by the Lessee as a part of the utility charges);

•	ensuring supply of electricity, water supply and water discharge (this service does not include payment of the utility services paid by the Lessee as a part of the utility charges);

•	providing the Complex and the leased Premises with the firefighting equipment, including a properly functioning firefighting system;

4.4.	Variable Part of the Lease Payment includes compensation of the Lessor’s costs for the actual consumption by the Lessee of:

•	electrical energy (and electrical power);

•	thermal energy (heating, hot water supply);

•	water consumption for cold and hot water supply;

•	waste water collection (water discharge).

4.5.	Amount of the Fixed Part of the Lease Payment calculated on the Agreement Date:

4.5.1.	The Basic Lease Payment shall be calculated using the following rates (excluding VAT):

(a)

RUB four thousand six hundred ninety (4,690) per year per one (1) sq. m of the Leased Area of the Warehouse Premises, including technical premises, i.e. RUB [●] ([●]) for the Warehouse Premises per month, excluding VAT, as of the Agreement Date;

(b)	RUB seven thousand (7,000) per year per one (1) sq. m of the Leased Area of the Office Premises, i.e. RUB [●] ([●]) for the Office Premises per month, excluding VAT, as of the Agreement Date;

(c)	RUB two thousand nine hundred (2,900) per year per one (1) sq. m of the Leased Area of the Mezzanine, i.e. RUB [●] ([●]) for the Mezzanine Premises per month, excluding VAT, as of the Agreement Date;

(d)

RUB four thousand six hundred ninety (4,690) per year per one (1) sq. m of the Leased Area of the Hazardous Goods Area, i.e. RUB [●] ([●]) for the Premises of the Hazardous Goods Area per month, excluding VAT;

(e)	RUB seven thousand (7,000) per year per one (1) sq. m of the Leased Area of the Checkpoint, i.e. RUB [●]([●]) per month for the Checkpoint Buildings, excluding VAT.

4.5.2.

Operating Expenses shall be calculated at the rate of RUB one thousand two hundred (1,200) per one (1) sq. m per year of the Leased Area of the Premises, excluding VAT, i.e. RUB [●] ([●]) for the Premises per month, excluding VAT, as of the Agreement Date;

4.5.3.	The Parking Fee is calculated on the basis of the following rates:

(a)	RUB seven thousand five hundred (7,500) per month (excluding VAT) per one (1) parking slot for a truck, i.e. RUB [●] ([●]) per month (excluding VAT),

(b)	RUB two thousand five hundred (2,500) per month (excluding VAT) per one (1) parking slot for a passenger vehicle, i.e. RUB [●] ([●]) per month (excluding VAT),

(c)        RUB seven thousand five hundred (7,500) per month (excluding VAT) per one (1) parking slot for a bus, i.e. RUB [●] ([●]) per month (excluding VAT), All rates of the Fixed Part of the Lease Payment shall be subject to annual indexation in accordance with the procedure established in Clause 4.15 hereof.

4.6.	The Parties agreed on the following conditions for changing the rates of the Fixed Part of the Lease Payment:

4.6.1.

The Parties have agreed that the Basic Lease Payment specified in Clause 4.5.1 shall be subject to change from the moment of signing the Certificate of Acceptance for Premises 2 under Long-term Lease Agreement 2 or from the date of signing a supplementary agreement to extend the Lease Period hereunder up to ten (10) years (Clause 3.1 of the Agreement), whichever is earlier, and shall be determined on the basis of the following rates (exclusive of VAT), to which the terms of this Agreement on indexation are subsequently applied in the event that the respective event, which is the basis for changing the rates in accordance with this clause, occurred after the respective Indexation Dates:

•	RUB three thousand six hundred fifty-four (3,654) per year per one (1) sq. m of the Leased Area of Warehouse Premises;

•	RUB seven thousand (7,000) per year per one (1) sq. m of the Leased Area of Office Premises;

•	RUB two thousand (2,000) per year per one (1) sq. m of the Leased Area of Mezzanine;

•	RUB three thousand six hundred fifty-four (3,654) per year per one (1) sq. m of the Hazardous Goods Area;

•	RUB seven thousand (7,000) per year per one (1) sq. m of the Leased Area of the Checkpoint.

4.6.2.	On the earliest of the following dates:

1)    on the Date of Access to Premises 2 under the Preliminary Lease Agreement for Premises 2 entered into in relation to the Phase 2 Building under the terms of the Phase 2 Option, or

2)    on the date of expiration of eighteen (18) months from the date of signing the Acceptance Certificate for the Premises under this Agreement in the absence on such date of the Lessee’s Acceptance of the Phase 2 Option or on the date of termination of the Phase 2 Option for reasons beyond the control of the Lessee all rates of the Basic Lease Payment under this Agreement in force as of the respective time period shall be subject to change (deemed automatically changed) by increasing their amount calculated as follows: RUB five hundred (500) (excluding VAT) per one (1) sq. m of the Leased Area of Premises as of the date of signing of Preliminary Lease Agreement, indexed as per the conditions of Clause 4.11 hereof on indexation of Lease Payment Rates.

Such change shall become effective on the Access Date under Preliminary Lease Agreement for Premises 2, or upon expiration of eighteen (18) months from the date of signing the Acceptance Certificate for Premises hereunder in the absence on such date of the Lessee’s Acceptance of the Phase 2 Option (whichever is applicable) and shall not require signing of a supplementary agreement hereto.

4.6.3.	On the earliest of the following dates:

1)    on the Date of Access to Premises 3 under the Preliminary Lease Agreement for Premises 3 entered into in relation to the Phase 3 Building under the terms of the Phase 3 Option, or

2)    on the date of expiration of eighteen (18) months from the date of signing the Acceptance Certificate for Premises 2 in the Phase 2 Building under Long-term Lease Agreement 2 in the absence on such date of the Lessee’s Acceptance of the Phase 3 Option or on the date of termination of the Phase 3 Option for reasons beyond the control of the Lessee, all rates of the Basic Lease Payment under this Agreement in force as of the respective time period shall be subject to change (deemed automatically changed) by increasing their amount calculated as follows: RUB five hundred (500) (excluding VAT) per one (1) sq. m of the Leased Area of Premises as of the date of signing of this Agreement, indexed as per the conditions of Clause 4.11 hereof on indexation of Lease Payment Rates.

Such change shall become effective on the Access Date under Preliminary Lease Agreement for Premises 3, or upon expiration of eighteen (18) months from the date of signing the Acceptance Certificate for Premises 2 under Long-term Lease Agreement 2 in the absence on such date of the Lessee’s Acceptance of the Phase 3 Option (whichever is applicable) and shall not require signing of a supplementary agreement to this Agreement.

4.7. The Parties have agreed that the Lease Payment shall be charged and paid as follows:

4.7.1.

Starting from the date of signing the Acceptance Certificate by the Parties, the Lessor shall charge and the Lessee shall pay the Lease Payment in full (Fixed Part of the Lease Payment, Variable Part of the Lease Payment).

The Parties hereby agreed that if any amount towards the Use Fee for the period falling on the Lease Term hereunder was previously paid by the Lessee in advance under the Preliminary Lease Agreement, then such amount shall be counted towards the similar payment as part of the Lease Payment under this Agreement for the same period.

4.7.2.

The accounting period shall be 1 (one) calendar month (from 00:00 of the first day until 24:00 of the last day of the calendar month). In case the lease lasts for less than one calendar month, the Lease Payment value shall be calculated in proportion to the actual number of days of the lease.

4.7.3.

The Fixed Part of the Lease Payment shall have been paid by the fifteenth (15th) day of the month following the reporting month. Lack of an issued invoice shall not be a reason for untimely transfer of money under the Agreement.

4.7.4.	The Variable Part of the Lease Payment shall be paid monthly within ten (10) business days upon receipt by the Lessee of the following documents from the Lessor.

•	Invoice;

•	Certificate of services rendered and invoices for the respective reporting period;

•

Documents containing information on the name, the unit of measure, the cost per unit of measure, the cost by utility consumed by the Lessee, calculation of the scope of the utility services consumed in accordance with the readings of the metering devices or, if applicable, by calculation;

•	Documents confirming the actual tariffs on the Lessor’s costs for providing the Premises with utilities (copies of the supporting documents from utility providers),

4.7.5. The procedure for calculating and applying tariffs for utilities included in the Variable Part of the Lease Payment is given in Appendix No. 6 hereto.

4.8.

Unless otherwise expressly specified in the Agreement, all the rates and amounts of the payments specified herein are given excluding VAT. If in accordance with the laws of the Russian Federation, the payment amounts are subject to VAT, the VAT amount (calculated at the then applicable rate) will be specified in the respective invoice of the Lessor and shall be paid by the Lessee according to the same procedure as the payment amounts.

4.9.

In case the Lessee makes any payment under this Agreement, which is subject to VAT, the Lessee shall pay the respective VAT amount to the Lessor. In case the Lessee compensates the Lessor the costs incurred by the latter, it shall also compensate the Lessor the VAT amount related to such costs.

4.10.	The Parties shall carry out reconciliation of payments on the quarterly by signing a Reconciliation Report for the previous quarter.

4.11.	Indexation:

4.11.1.

Upon the expiration of twelve (12) months from the date of signing the Certificate of Transfer for Use under the Preliminary Lease Agreement (or from the date on which it is deemed signed pursuant to the terms of the Preliminary Lease Agreement) and subsequently on each anniversary of the date of signing the Certificate of Transfer for

Use (“Indexation Date”), the rate of the Basic Lease Payment, Operating Expenses, Parking Fee that are in effect on the date of the Lessor’s notice of indexation, shall be subject to annual indexation and shall be deemed automatically increased by the larger of the following values (hereinafter referred to as the “Indexation Rate”): a) RF CPI according to the officially published data of Rosstat of Russia; b) 4% (four percent).

4.11.2.

The Lessor shall send to the Lessee a written notice of a change in the amounts of the Basic Lease Payment, the Operating Expenses, the Parking Fee with indication of the new amount of the Basic Lease Payment, the Operating Expenses, and the Parking Fee and the date starting to which the Lessee shall pay the changed Basic Lease Payment, Operating Expenses, and Parking Fee with a reference to the indexation amount with attachment of a printout from the website of the Federal State Statistics Service of Russia (or another body / institution that collects and publishes statistical data on the RF CPI).

In any case the Lessor’s notice shall be sent at least thirty (30) calendar days before the date of such change. If the RF CPI is not published on the date of the Lessor’s notice, then on the Indexation Date the rates of the Basic Lease Payment, Operating Expenses, Parking Fee shall be subject to indexation (automatic increase) by four percent (4%), and after the publication of the RF CPI the following rules shall apply: if the amount of the increase in the respective rates of the Lease Payment according to this paragraph is less than the Indexation Rate calculated on the basis of the actually published RF CPI, then the Lessee shall pay the Lessor the respective difference for the respective reporting months falling in the period from the Indexation Date, within five (5) Business Days from the date of the Lessor’s notice containing data on the value of the published RF CPI.

The Lessee hereby agrees with the notice of a change in the Basic Lease Payment, the Operating Expenses, and Parking Fee, including its agreement to consider the notice of a change in the Basic Lease Payment, the Operating Expenses, and the Parking Fee an integral part of the Agreement changing the Lessee’s obligations for payment of the Basic Lease Payment, the Operating Expenses, and the Parking Fee, starting from the date specified in the notice. The Basic Lease Payment, Operating Expenses, Parking Fee shall be changed by the Lessor in accordance with this Clause without any additional consent by the Lessee / without signing a supplementary agreement by the Parties.

4.12.

The Lessee shall make payments under the Agreement by transfer to the Lessor’s bank account specified in the Agreement, and the Lessor may change this bank account during the Lease Period. The Lessor shall notify the Lessee of the change in advance, but no later than ten (10) business days before the date of the next payment.

4.13.

Any payment under the Lease Agreement shall be deemed to be made by one Party and actually received by the other Party from the moment the funds are credited to the correspondent account of the payee’s bank. The risks related to non-discharge of the payment obligations provided for by the Agreement resulting from activities of the banks with which the Parties have banking service contracts shall be borne by the Party whose bank has committed the actions resulting in violation of the Parties’ obligations.

The Lessee’s obligations to make payments hereunder may not be terminated by set-off against any monetary obligation of the Lessor without the Lessor’s prior written consent thereto unless otherwise expressly stipulated herein.

4.14.

The Lessee may demand from the Lessor in connection with the circumstances provided for in this Clause, full or partial (as indicated below) exemption from payment of the Basic Lease Payment, in the following cases (provided that the Lessee notifies the Lessor and reflects such events in a Bilateral Statement in accordance with Clause 10.2.2 of the Agreement within 8 hours from the moment of occurrence / detection by the Lessee of each respective incident):

a) work stoppage for reasons under the control of the Lessor, critical technological units, and namely:

•	the sorting machine;

•	any of the conveyor system elements, which has resulted in the stoppage of the conveyor;

•

the lift equipment in case two or more lifts in the Building have gone out of order simultaneously, reduction of the hourly Basic Lease Payment by 100% for each hour of the stoppage starting from the thirteenth hour of the stoppage and recording this event by the Lessee pursuant to paragraph one of this clause of the Agreement subject to respective notification of the Lessor, and until resumption of the operation of the critical units specified in this Clause.

b) inability to use more than 15% of the Leased Area of all Warehouse Premises and/or more than 15% of the Leased Area of all Mezzanine Premises for their Intended Purpose for reasons beyond the control of the Lessee – reduction of the hourly Basic Lease Payment by 100% for each hour of such inability to use, starting from the fifth hour, and recording this event by the Lessee pursuant to paragraph one of this clause of the Agreement subject to respective notification of the Lessor, and until the reasons for such inability to use specified in this paragraph have been eliminated.

c) if the Premises are not provided with utilities for reasons beyond the control of the Lessee:

•

in the event of a complete stoppage of the power supply in the Premises – a decrease in the hourly Basic Lease Payment by 100% for each hour of complete absence of power supply, starting from the second hour of its absence and recording thereof by the Lessee in the manner specified in paragraph one of this clause of the Agreement with the respective notification of the Lessor, and until the resumption of power supply in any way (including an alternative way of resuming the power supply, which shall be deemed due elimination of such circumstances).

•

in the event of a complete stoppage of the water supply/disposal in the Premises – a decrease in the hourly Basic Lease Payment by 30% for each hour of such absence of supply, starting from the twenty-fifth hour after the shutdown of the respective service and recording thereof by the Lessee in the manner specified in paragraph one of this clause of the Agreement with the respective notification of the Lessor, and until the resumption of the respective service (including an alternative way of resuming the supply, which shall be deemed due elimination of such circumstances);

•

in the event of a complete stoppage of air conditioning (in summer, from June to August) or heating of the Premises in winter (from October to March) – a decrease in the hourly Basic Lease Payment by 30% for each hour of such absence of supply, starting from the seventh hour after the shutdown of the respective service and recording thereof by the Lessee in the manner specified in paragraph one of this clause of the Agreement with the respective notification of the Lessor, and until the resumption of the respective service (including an alternative way of resuming the supply, which shall be deemed due elimination of such circumstances).

d) complete absence of access of the Lessee to the Building for reasons beyond the Lessee’s control – a decrease in the hourly Basic Lease Payment by 100% for each hour of such absence, starting from the fifth hour of the absence of access and recording thereof by the Lessee in the manner specified in paragraph one of this clause of the Agreement with the respective notification of the Lessor, and until the resumption of access (also by providing an alternative access, which shall be deemed due elimination of such circumstances).

If several circumstances established by paragraphs a), b), c), d) above exist simultaneously, a decrease in the Basic Lease Payment shall apply only on one basis, which is the largest of those provided for in this Clause 4.14, for each hour of presence of respective circumstances. In order to clarify the reasons for appearance of obstacles in the use of the Premises in accordance with their Intended Purpose and their compliance with the circumstances allowing the suspension of the Lessee’s obligation to pay the Use Fee pursuant to this Clause, either Party may engage an independent expert in the manner similar to that established in Clause 10.2.2 of the Agreement.

If the Parties (with engagement of the independent technical expert) have determined that the circumstance recorded by the Lessee do not correspond to reality or the criteria described in this paragraph above, and/or did not occur for reasons within control of the Lessor under this Agreement, and the Lessee suspended the payments for actual use of the Premises on the basis of this Clause, the Lessor may demand, and the Lessee shall pay within five (5) Business Days after the Lessor’s claim, the amount of the respective underpayment for the entire period, during which the Use Fee was not paid by the Lessee as well as forfeit for late payment in the amount specified in Clause 8.1 of the Agreement for the entire period during which the Use Fee was not paid by the Lessee.

5.	SECURITY FOR LESSEE’S OBLIGATIONS

5.1.

The Lessee shall, within thirty (30) calendar days after the Agreement Date, present to the Lessor a Bank Guarantee for the amount equal to the sum of the Basic Lease Payment, Operating Expenses and Parking Fee for three full months, namely in the amount of RUB [●] ([●]) rubles, fully complying with the conditions of this Article 5 and Appendix No. 7 to the Agreement, and the text of such Bank Guarantee must be previously agreed in writing with the Lessor. The first Bank Guarantee shall be issued for at least twelve (12) months, subsequent Bank Guarantees may be issued for a period of up to twelve (12) months.

5.2.

In this regard, the amount of the Bank Guarantee available to the Lessor shall, at any time during the term hereof, not be less than the sum of the following components: Basic Lease Payment, Operating Expenses. Parking Fee payable for three full months of the Lease Period for all Premises / all Parking Slots to be provided to the Lessee under this Agreement, taking into account their indexation in accordance with Clause 4.11 hereof, plus VAT for such amount (hereinafter also referred to as the “Total Guarantee Amount”). For compliance with this condition, the Lessee undertakes to ensure the following:

•         Any Bank Guarantee that expires prior to the date of full performance by the Lessee of their obligations hereunder shall be renewed before expiry for up to twelve (12) months with each renewal and any such renewed Bank Guarantee, the amount of which shall conform to the amount determined pursuant to the provisions of Clause 5.1 of the Agreement, shall be provided to the Lessor no later than fifteen (15) business days prior to the expiry date of the current Bank Guarantee

•         If any amount under the Bank Guarantee is used by the Lessor in accordance with the Lease Agreement, the Lessee shall replenish the Bank Guarantee amount in full to the amount of the Total Guarantee Amount within fifteen (15) Business Days from the date of the Bank Guarantee amount reduction.

5.2.1.	The Bank Guarantee shall ensure the fulfillment of the following obligations of the Lessee hereunder:

5.2.1.1.

for all parts of the Lease Payment in accordance with this Agreement, for any forfeits (penalties, fines) in connection with the violation of obligations to pay the Lease Payment / Security Payment; for the amounts provided for in the last paragraph of Clause 3.6.2.1, 10.6 of the Agreement, for payment / replenishment of the Security Payment in the cases specified in Clause 5.2.3 of the Agreement; and

5.2.1.2.	subject to the consent of the Lessee — for payment of fines, reimbursement of damage / expenses of the Lessor not listed in Article 5.2.1.1., in accordance with the Agreement.

5.2.2.

The Bank Guarantee shall be irrevocable, and the demand for payment under the Bank guarantee shall be met in full or in part, at the first request of the Lessor, given that the Lessor provides the following documents:

5.2.2.1.	Agreement (a copy certified by the Lessor);

5.2.2.2.

the Lessor’s claim stating that the Lessee has not performed the relevant obligation hereunder in ten (10) Business Days from the date when the Lessee received the respective written request to perform the obligation from the Lessor or such a request was delivered to the Lessee (as indicated in subclause 5.2.2.3 below); the Lessor’s claim shall also indicate the relevant obligation(s).

5.2.2.3.

a copy of the postal receipt (certified by the Lessor) on the delivery to the Lessee of the Lessor’s written claim for the performance of the relevant obligation OR a copy of the Lessor’s claim (certified by the Lessor) with an entry of service to the Lessee / Lessee’s return receipt;

5.2.2.4.

the original statement from the Lessor’s bank, confirming that the funds in the amount specified in the Lessor’s claim to the Guarantor Bank have not been credited to the Lessor’s account in seven (7) business days from the date when the Lessee received the respective written request to perform the obligation hereunder from the Lessor or such a request was delivered to the Lessee (as indicated in subclause 5.2.2.3 above).

5.2.2.5.	The validity of the signatures on the Lessor’s claim to the Guarantor Bank shall be confirmed by one of the following documents:

•

the original or a notarized copy of the power of attorney authorizing the Lessor’s representative to sign the Lessor’s claim under the Bank Guarantee and/or certify copies of the documents attached to the Lessor’s claim (in the event that signing of the Lessor’s claim under the Bank Guarantee and/or certification of copies of the documents attached to the Lessor’s claim is not performed by the sole executive body of the Lessor); and

•

documents duly certified by the Lessor and confirming the authority of the Lessor’s authorized representative, namely: a copy of the Lessor’s Articles of Association; a copy of the extract from the Unified State Register of Legal Entities with the period of expiry of no more than thirty (30) calendar days; a copy of the resolution/minutes on the election of the Lessor’s authorized representative (executive body); or

•	a banking sample signatures card or a copy of the banking sample signatures card certified by the bank and the Lessor’s seal sample from the Lessor’s servicing bank, certified by the Lessor’s bank

5.2.2.6.	exclusively in relation to the requirements listed in Clause 5.2.1.2 — the written consent of the Lessee to withhold the respective amounts from the Bank Guarantee.

5.2.3.	The Lessor may claim, and the Lessee is obliged to provide (to make) Security Payment to the Lessor in any of the following cases:

1.	if the Lessee fails to provide/replenish the Bank Guarantee amount that fully meets the terms and conditions of the Agreement within the time limits specified in Clauses 5.1–5.2 above; and/or

2.

if the banking license of the Guarantor Bank, which issued the Bank Guarantee in the manner prescribed by the applicable laws, was revoked or if any facts were identified in the activities of the Guarantor Bank provided for by Article 20 of the Federal Law “On Banks and banking activity” of December 2, 1990 No. 395-1 (after the official publication of such information), or if a measure to prevent the bankruptcy of credit institutions is applied to the Guarantor Bank pursuant to Clauses 1), 2), 4) Article 189.9 of Federal Law on Insolvency (Bankruptcy) dated October 26, 2002, No. 127-FZ.

The Security Payment amount to be paid by the Lessee according to this clause shall be an amount equal to the Total Guarantee Amount, and in case the Bank Guarantee amount has been reduced and not replenished, an amount to replenish the Bank Guarantee amount.

The Security Payment shall be payable by the Lessee to the Lessor:

•	if necessary, provide a Bank Guarantee in connection with entering into this Agreement,

•          on the next day after the expiry of the time period for provision of the Bank Guarantee specified in Clause 5. 1 above;

•         when it is necessary to provide a new Bank Guarantee — not less than fifteen (15) business days before each Indexation Date according to Clause 4.11 of the Lease Agreement, if no new Bank Guarantee has been provided by that time;

•         in case of a failure to replenish the Bank Guarantee amount, if it is used — on the next day after the expiration of the time period specified above for replenishing the Bank Guarantee, if by that time the violation has not been eliminated;

•         in cases specified in subclause (ii) above — within thirty (30) calendar days from the date when any of the events specified in this subclause has occurred, if by that time the Lessee has not provided the Bank Guarantee, as per the terms and conditions hereof, issued by another Guarantor Bank.

The provisions of Appendix No. 7 to the Agreement shall apply to the Security Payment.

If, in accordance with the terms and conditions of Clause 5.2.3 of the Agreement, the Lessee provided the Security Payment, but the Bank Guarantee or amendments thereto (as applicable) was not provided to the Lessor, the Security Payment shall be retained by the Lessor as a way to ensure the fulfillment of the Lessee’s obligations instead of the Bank Guarantee until the earliest of the following dates: 1) termination of this Agreement and is subject to return to the Lessee only at the end of the lease period in accordance with the terms of Appendix 7 to the Agreement, or 2) provision by the Lessee of a new Bank Guarantee that complies with the terms and conditions of the Agreement, in which case the Security Payment shall be returned to the Lessee within ten (10) business days.

6. Rights and obligations of the Lessee.

6.1. The Lessee shall:

6.1.1.    Timely make the Lease Payment and any other payments in accordance with the Agreement conditions.

6.1.2.    Use the Premises solely in accordance with their intended purpose. Meet the requirement of the Complex Rules set by the Lessor and described in Appendix No. 5 to the Agreement related to possession and use of the Premises. In case of any discrepancies between the Agreement provisions and the Complex Rules, the Agreement provisions shall prevail.

6.1.3.    During the whole Lease Period keep in good working order and provide for uninterrupted functioning and maintenance of the Equipment and utilities in accordance with the Certificate of Delineation of Operational Responsibility (Appendix No. 3 to the Agreement) in the condition required for their normal operation in accordance with the intended purpose. Independently or with engagement of third parties carry out repair of damaged equipment and utilities with its operational responsibility according to the Certificate of Delineation of Operational Responsibility. For the avoidance of doubt, the Lessee’s Equipment and other movable and permanent improvements established by it, the results of the Lessee’s Works, are fully serviced and maintained by and at the expense of the Lessee.

6.1.4.    Keep the Premises in the normal operating condition, carry out current repair of the Premises using its own efforts and at its cost. Current repair shall include the works for elimination of minor damages and failures in the Premises within the Lessee’s operational responsibility.

6.1.5.    The Lessee shall meet the following requirements:

•    open the dock gates after placement of a vehicle into the dock shelter and close it upon the end of loading and unloading.

•    load and unload goods using vehicles whose size suits for the dock shelter opening.

•    do not clutter, do not block the ventilation duct outlets and heating radiators

6.1.6.    The Lessee shall be responsible for the technical condition, observance of the safety rules and operation of power units, process pipelines and other utility equipment within its operational responsibility in accordance with the Certificate of Delineation of Operational Responsibility.

  6.1.7.    Observe the sanitary standards and firefighting rules and regulations of the Russian Federation, including the waste handling rules. The Lessee shall bear sole liability for violation of this obligation.

  6.1.8.    Ensure security of electrical, heating, water, sewerage, and other utilities and their equipment within its operational responsibility.

 6.1.9.    Do not store in the Premises any substances prohibited for circulation in the Russian Federation, as well as goods and substances that do not meet the Intended Purpose of the respective Premises. Compensate the Lessor and other lessees any direct losses confirmed by documents having arisen out of the circumstances described in this Clause.

Hereinafter the losses shall mean the expenses incurred or to be incurred by the person whose right has been breached for reinstatement of its breached right, loss or damage to its property (real damage) confirmed by documents.

 6.1.10.    For the purpose of examining and checking the condition of the Premises, Utilities, Equipment, or other parts of the Building, conducting Operational Maintenance, the Lessee shall provide the Lessor and the Management Company with round-the-clock unhindered access to the Premises without being accompanied by representatives of the Lessee, but only according to the list of persons (not more than three people) provided by the Lessor and subject to the compliance of these persons with the Lessee’s rules, which will be made known to them by the Lessee.

In addition, the Lessee shall obliged provide other (not included in the lists) representatives of the Lessor (as well as the Management Company appointed by it) with the round-the-clock access to the Premises accompanied by a representative of the Lessee for the following purposes:

inspecting and checking the Premises;

allowing potential lessees or buyers of the Premises, any of the Buildings or actual or potential lenders and/or pledge holders of the Lessor to conduct inspection;

eliminating the consequences of the Lessee’s violation of its obligations hereunder;

carrying out repair, Operational Maintenance, cleaning, modification, installation or connection to any utilities servicing any of the Premises, as well as repair, maintenance, modification or reconstruction of any part of the Buildings;

and

performing any other duties or exercising any of the Lessor’s rights hereunder;

however, the Lessor shall cause as little inconvenience and interference as possible in exercising such rights.

Except for the provisions of Clause 6.1.10 above that apply separately, the Lessee shall provide the Lessor and/or Management Company with access to the Premises at a reasonable time and subject to the provision of advance notice (including via e-mail) no later than one (1) day prior to the date of the proposed access (except for emergencies and accidents when access is provided by the Lessee immediately). In any other cases the Lessee shall provide access to the Premises to the Lessor under condition of due written notification sent to the following email addresses: [●] at a reasonable time within the timelines specified below (except emergencies/accidents when no such notice is required) and subject to observance of the Lessee’s Safety Procedures for the purpose of:

a)    allowing potential lessees or buyers of the Premises, the Building and/or the Warehouse Complex or actual or potential lenders of the Lessor to conduct inspection. In this case a notice shall be forwarded to the Lessee at least one (1) business day before the assumed date of the visit. However, the Lessor may visit the Premises twice a week or less frequently from 8 a.m. to 8 p.m. and the number of the visitors may not exceed three persons, unless otherwise agreed by the Parties;

b)    current repair, service, and maintenance, changing, installation of connection to any Utilities of the Building and/or the Premises as well as repair, service, and maintenance of the Building when such activities are required to ensure due condition of the Building, the Utilities, the Equipment, and the Premises. The Lessor shall inform the Lessee at least one (1) business day before the start of the works and the Lessee shall accept the date suggested by the Lessor or shall agree on another date for performance of such works acceptable for both Parties, however, an unjustified refusal to coordinate the works shall not be allowed and is shall be deemed a violation on behalf of the Lessee;

c)    preventive/routine maintenance (with indication of the need for such preventive/routine maintenance). The Lessor shall inform the Lessee at least one (1) business day before the start of the works and the Lessee shall accept the date suggested by the Lessor or shall agree on another date for performance of such works acceptable for both Parties, however, an unjustified refusal to coordinate the works shall not be allowed and is shall be deemed a violation on behalf of the Lessee;

d)    performance of any other duties or using any of the Lessor’s rights under Agreement under preliminary written consent with the Lessee where the Lessor may not be unreasonably denied their rights.

When exercising its access right the Lessor shall not cause any inconveniences or disturbance for the Lessee and shall discharge its duties as a result of being provided access to the Premises within a short (objectively required) period.

Prior to conducting any works which limit or stop normal operations of the Lessee, the Lessor shall agree upon the date, the starting time, and the duration of the works.

The Lessor may not be unreasonably denied access to the Premises. In case the Lessee has denied the Lessor access to the Premises, the Lessor shall repeatedly send to the Lessee in accordance with the procedure specified in this Clause.

In case of unreasonable denial of the Lessor’s access to the Premises, the Lessor shall not be responsible for the timeliness and quality of Operational Maintenance of the Premises and due maintenance and service of the Premises, the Utilities, and the Equipment within its operational responsibility.

 6.1.11. Admit representatives of the Lessor and the state regulatory authorities to the Premises for them to check discharge of the Lessee’s duties without hindrance, but at the Lessee’s working hours (subject to a prior written notice of the date and time of the admission and observance of the Lessee’s safety Procedures). However, the Lessor shall take all the measures in order not to interfere with the Lessee’s production process. In case of revelation of any violations resulting from the Lessee’s action/inactions (taking into consideration its duties under the Agreement) by the regulatory authorities, the Lessee shall eliminate them using its own efforts and at its costs, otherwise the violations shall be eliminated by the Lessor.

Provide for access of the personnel responsible for maintenance of the electrical facilities of the Lessor to the metering units (metering devices) at the Lessee’s working hours for taking control readings, subject to accompanying by the Lessee’s representatives and observance of the Lessee’s Safety Procedures.

 6.1.12. Do not make agreements or transactions which result or may result in any encumbrance on the property rights provided to the Lessee under the Agreement, including their transfer to other person (pledge agreements, contribution of the lease right to the Premises or a part thereof into the authorized capital of a legal entity, etc.) without written agreement by the Lessor.

 6.1.13. Take the necessary measures against unauthorized entry of unauthorized persons into the Premises.

 6.1.14. Provide for observance of the occupational health standards and rules by the Lessee’s employees and persons appointed and seconded to it at its cost and using its own efforts.

 6.1.15. Observe the environmental protection requirements set by the laws and other regulatory documents.

 6.1.16. Ensure observance of the fire safety requirements by its employees, visitors of the leased Premises in accordance with the Federal Law on Fire Safety and the Fire Prevention Rules of the Russian Federation both in the Premises and in the Lessor’s territory.

 6.1.17. Within two (2) business days upon the Agreement Date determine an officer responsible for observance of the fire safety measures in the Premises and within five (5) business day submit to the Lessor a copy of the order on appointment of this officer certified by the Lessee.

 6.1.18. Ensure observance of the electrical safety requirements in the Premises; within two (2) business days upon the Agreement Date appoint a person responsible for the electrical facilities in accordance with the requirements of the Regulations for Operation of Consumer Electrical Installations and within five (5) business days submit to the Lessor a copy of the order on appointment of this person certified by the Lessee.

 6.1.19. Clean the Premises, the Land Plot within the loading and unloading area and in case of generation (accumulation) of household and bulk garbage resulting from its immediate operations provide for its collection to the places determined by the Lessor in accordance with the sanitary requirements. Removal of solid municipal waste shall be the Lessee’s responsibility.

 6.1.20. Return the Premises in accordance with the procedure provided for by Clause 3.6.2 of the Agreement if the Lessee carried out any alteration or reconstruction of the Premises. The Lessee shall transfer all the documentation for the Premises received as a result of agreement by the respective authorities to the Lessor.

 6.1.21. Do not carry out any alterations and other changes in the Premises and the utilities belonging to them (except any systems installed by the Lessee if such changes do not affect the Building’s utilities) without prior written agreement by the Lessor. At its cost obtain all the agreements upon such changes by the respective authorities required by the laws in accordance with the procedure established by the laws, including without limitation the fire safety documents.

 6.1.22. Follow the Lessor’s reasonable instructions and requirements arising out of the Agreement conditions.

 6.1.23. Not later than upon expiration and/or termination of the Agreement for any reason:

 •     make all the settlements under the Agreement and in the part of the Variable Part of the Lease Payment – within ten (10) business days upon submission of the documents specified in Clause 4.7.4 of the Agreement by the Lessor;

 •     remove all its goods, property and removable improvements from the provided Premises;

 •     vacate the Premises and transfer them to the Lessor under the certificate in accordance with Clause 3.6.2 of the Agreement.

 6.1.24. The Lessee shall be liable for damage to the Lessor’s property caused by the actions and/or omissions by the Lessee or its representatives or persons employed by the Lessee or its counterparties (including without limitation logistic operators, agents, users, carriers, and suppliers).

a)    In case of damaging the Premises and any other property of the Lessor located in the Premises and/or in the Warehouse Complex, the Lessor shall immediately record the respective facts and circumstances of damaging the property by preparing a respective statement and a photo/video report in the presence of the Lessee’s representative (and in the case of evasion of the Lessee’s representative — in its absence).

b)    Regardless to the reasons of the damages, the Lessor and the Lessee shall, within the shortest reasonable period upon identification of the damages, take immediate measures to avoid further damaging and to eliminate critical damages to the property.

c)    The Parties will take all the efforts to find out the reasons for damaging the property and to come to an agreement regarding which Party shall compensate the costs for recovery of the Premises or any other property of the Lessor. If required and subject to no risk of further damages, the Parties may engage an expert organization to be determined in accordance with the procedure similar to that described in Clause 10.2.2 of the Agreement.

d)    In the case of evidence (a bilateral statement on damage caused as a result of actions/inaction of the Lessee, indicating damage caused by circumstances depending on the Lessee, with the involvement of an expert organization in the manner similar to that provided for in paragraph 10.2.2. of the Agreement), such damages shall be eliminated by and at the expense of the Lessee within ten (10) business days from the date of the Lessor’s claim, unless another period is agreed by the Parties.

In case of non-elimination of such damages by the Lessee at its cost and using its own efforts within the established period, the Lessor shall eliminate the damage to the property using its own efforts, but at the cost of the Lessee based on the invoices issued by the Lessor with the cost calculation attached.

This calculation shall be preliminarily agreed upon with the Lessee by emailing to the Lessee ([•]). The Lessee shall agree upon the calculation or provide a motivated refusal to agree upon it with attachment of the counter-calculation of the cost of elimination of the damages within five (5) business days upon its emailing by the Lessor, unless another period is agreed by the Parties.

If upon expiration of five (5) business days from the date of emailing the calculation by the Lessor, the Lessee has not forwarded a motivated refusal to agree upon it with attachment of the counter-calculation of the cost of elimination of the damages, the calculation shall be deemed accepted by the Lessee and the Lessor shall be entitled to claim compensation of the cost of the damages in the amount specified in the invoice and the calculation.

The invoice shall be paid by the Lessee within five (5) business days from the time of its receipt (repair shall be carried out after payment against the invoice by the Lessee). Final settlements between the Lessor and the Lessee shall be based on the documents provided by the Lessor to confirm the actual costs for elimination of the damage. If the Lessee does not reimburse the actual costs of the Lessor within the timeframes established by this Clause, then the Lessee has the right to make a respective claim under the Bank Guarantee

 6.1.25. in order to prevent and combat terrorist attacks make sure that strangers do not leave any objects in the Premises and, in case of finding things left by anybody, notify the Lessor’s representative and the competent authorities.

 6.1.26. Taking into consideration Clause 7.1.9 of the Agreement, take the readings of the metering units for electricity, thermal power, and water together with the Lessor by 12 p.m. of the business day following the last day of the month and certify by signatures of the managers or responsible persons.

 6.1.27. Using its own efforts and at its cost replace (repair) the metering units for electricity and water in case of their failure as a result of the Lessee’s actions/inaction.

6.1.28. Carry out maintenance and repair of the loading and unloading (dock) gates.

 6.1.29. Upon the Lessor’s written request, within five (5) business days submit copies of the documents certified by the Lessee’s authorized person confirming use of the equipment and the mechanisms in accordance with the requirements of the laws.

 6.1.30. Perform any other obligations stipulated by this Agreement.

 6.1.31. Not conduct, without prior written approval by the Lessor, any of the Lessee’s Works which:

•	affect the load-bearing structures of the Building;

•	affect appearance of the Building, including placement of façade signs;

•	affect the key utilities and firefighting systems of the Building;

•	affect the internal partitions of the Building;

•

result in hindered access to the Land Plot, its digging up, disturbance of coating, additional fencing, generation of embankments and changes in the purpose of the special areas on it (parking, garbage collection spaces, smoking spaces, etc.);

•	exceed the permissible loads on the ceilings/floors of the Building and/or the permissible loads / carrying capacity of the Utilities;

•	create permanent improvements;

•	contradict the project / as-built documentation for the Building;

Prior to the start of the Lessee’s Works in the Premises the Lessee shall submit to the Lessor for review and agree with the Lessor the following:

•	the technical documentation regarding the planned works (drawings, diagrams, specifications, if applicable)

•	work plan,

•	other documents related to the Lessee’s Works, which may be required for approval by the Lessor

The Lessor shall within ten (10) business days agree upon the Lessee’s Works and may not refuse to agree upon such documentation and works without reason.

In the case of violation by the Lessee of the obligations established by this clause, the Lessee shall, at the request of the Lessor, immediately terminate the Lessee’s Works performed in violation of the terms of this Clause, and/or remove / dismantle the results of such Lessee’s Works (and in case of non-fulfillment of such requirement, the Lessor may eliminate the violations on its own at the expense of the Lessee (by issuing an invoice to the Lessee)), and reimburse the Lessor for any damage caused to the Building, equipment, Utilities or other property of the Lessor within ten (10) business days from the date of the Lessor’s claim supported by the documents confirming the damage.

6.1.32.	Comply with the requirements specified in Appendix No. 9 — Parties’ Obligations Related to Occupational Health and Fire, Environmental, and Industrial Safety.

6.2. The Lessee may:

 6.2.1.    Taking into consideration the provisions of Clause 7.1.16, have unhindered 24h access (including weekends and holidays) to the Premises (use of the Premises) during the whole Lease Period, including such right of the Lessee’s representatives, persons employed by the Lessee, and its counterparties (including without limitation the logistic operators, agents, users, carriers, and suppliers).

 6.2.2.    Directly execute a separate contract for the provision of telecommunications services at the Premises with any operator with a written notice to the Lessor.

 6.2.3.    Place signs with the Lessee’s name and indication of the Premises used by it, subject to prior approval of the size and form of and the technical requirements to the sign by the Lessor.

 6.2.4.    If required, at its cost install in the premises additional racking equipment (not provided for by the Terms of Reference), subject to a prior written agreement by the Lessor in accordance with Clause 6.1.31 of the Agreement.

 6.2.5.    Load and unload goods in special loading and unloading areas of the Building in accordance with the Complex Rules set forth in Appendix No. 5 to the Agreement, including without limitation, the right of to move in, enter, and exit for vehicles (including trucks) the territory of the Warehouse Complex for the purpose of loading and unloading goods.

 6.2.6.    Independently carry out disinfection and deratization of the of the Premise without prior agreement upon a certain service organization with the Lessor.

 6.2.7.    Exercise any other right provided for by the Agreement.

6.3.    After preliminary written agreement by the Lessor pursuant to Clause 6.1.30 of the Agreement, the Lessee may improve the system of electrical power supply, heating, and water supply as well as the sanitary equipment, subject to no damage to the existing utilities, in the leased Premises.

6.4.    The Lessee may install, assembly, maintain and use in the Premises the required equipment, appliances for operations, security systems and equipment and other property, which is not related to permanent improvements and does not result from the Lessee’s Works requiring the Lessor’s approval in accordance with Clause 6.1.31 of the Agreement. This equipment shall not be considered a part of the Premises or other leased property in accordance with this Agreement and shall remain the Lessee’s property. All such property and equipment installed by the Lessee in the Premises shall be removed by it within the lease period. The Lessee shall be solely liable for any violation of the procedure for installation and operation of the equipment installed by the Lessee.

6.5.    The Lessee may additionally carry out the following work types in the Premises: works for installation of computer systems and equipment in the Premises, works related to installation of a security alarm system, a video surveillance system and access control and warning systems, works for laying a structured cable network (low-voltage cable systems, local area networks), works related to installation of the ventilation and air conditioning system and conducting a set of construction and installation works, electrical installation works (installation of electrical releases to trading equipment), installation of antennae cable wiring, installation of telephone systems.

 6.6.    The removable improvements provided by the Lessee shall be its property. In case the Lessee, subject to prior agreement by the Lessor, provided improvements which cannot be removed without damage to the Premises, the Lessor shall not compensate the Lessee the cost of such improvements, unless otherwise stipulated by the Agreement.

7. Rights and obligations of the Lessor

7.1. The Lessor shall:

7.1.1.    Transfer to the Lessee the Premises under the Acceptance Certificate in accordance with the procedure set in the Agreement and within the timelines provided for by the Agreement.

7.1.2.    Not interfere with the Lessee using the Premises.

7.1.3.    Carry out capital repair of the Building if required. The Lessor undertakes to notify the Lessee of the further capital repair within 60 (sixty) days before its start.

7.1.4.    If the entire Building or more than five percent (5%) of the Leased Area of Warehouse Premises, Mezzanine Premises, Office Premises, Checkpoint or Hazardous Goods Area are subject to overhaul, which will result in the restriction of the Lessee’s ability to fully use the Premises for their Intended Purpose, the Lessee may fully or partially cease its activities in the Premises (and, to remove, if possible, the goods and cease warehouse and other operations) until the elimination of such restrictions, but not later than the date of the overhaul completion. For the period of ceasing the activity by the Lessee, the Lease Payment shall not be charged or paid for the part in respect of which the use of the Premises or their Intended Purpose was fully ceased by the Lessee.

7.1.5.    If the Premises or the Building in which they are located, or the results of the Lessor’s Works, are damaged as a result of a fire, accident or other events for which the Lessor is responsible according to the Agreement, the Lessor undertakes to eliminate them at its own expense within the time period agreed by the Parties, or to compensate losses to the Lessee in the part not covered by the insurance of the Lessee and the Lessor, provided that the Lessee applies to the insurance company for compensation.

7.1.6.    Within its operational responsibility provide for uninterrupted functioning, keep in an operating condition, maintain, and repair utilities of the Building and the Warehouse Complex.

7.1.7.    Within the time and pursuant to the procedure specified below in this paragraph and using its own efforts eliminate accidents in the utilities, which have an impact on the Lessee and which occurred in the areas of the Warehouse Complex located outside the Premises but within the operational responsibility of the Lessor.

Within the minimum technically required timelines the Lessor shall carry out the works for localization of accidents (using its own efforts and resources) in the electric power supply, water supply, water discharge, sewerage, heat supply network and firefighting systems within the operational responsibility of the Lessor; the timelines for localization of the accidents shall not exceed four (4) hours upon receipt of a notice of such accidents by the Lessor from the Lessee.

Within the minimum technically required timelines the Lessor shall eliminate (using its own efforts and resources) failures and accidents in the electric power supply, water supply, water discharge, sewerage, heat supply, firefighting systems within the Lessor’s operational responsibilities and their consequences in such networks/systems, but anyway the time of elimination shall not exceed forty eight (48) hours upon receipt of a notice of such failures/accidents by the Lessor from the Lessee.

7.1.8.    In the course of any repair (except emergency) cause as little as possible inconveniences and disturbance to the Lessee.

For the time of such repair works the Lessor shall be entitled to increase the scope of Operational Maintenance only if this is required to ensure due and efficient work, management, maintenance, check or repair of the Building and/or the Warehouse Complex.

The Lessor will not be deemed having violated the provisions of the Agreement as a result of non-performance of or a break in the Operational Maintenance as a result of the Lessee and/or persons for whom it is responsible and if the Lessor takes actions to resume the Operational Maintenance within the shortest period after it has become aware of the break.

7.1.9.    On a monthly basis, in cooperation with the Lessee, take control readings of the electricity, thermal power, and water metering units by 12 p.m. of the business day following the last day of the month. The readings shall be reflected in the record books.

7.1.10.    Provide the Lessee with uninterrupted delivery of utility services.

7.1.11.    Carry out repair (replacement) and verification of the metering units within the Lessor’s operational responsibility, in case of their failure, at its cost.

7.1.12.    Make the Lessee aware of the Plan of Traffic and Parking in the Complex Territory and location of places intended for smoking of the Lessee’s personnel in the Complex territory.

7.1.13.    Notify the Lessee of any changes in the Complex Rules, the Plan of Traffic and Parking in the Warehouse Territory and location of places intended for smoking of the Lessee’s personnel in the Warehouse Complex territory. The Parties specifically stipulate that the Complex Rules may be changed, added or adjusted by the Lessor at any time, including in case of a change in the applicable laws. The Lessor shall notify the Lessee of any changes in the Complex Rules in writing at least thirty (30) calendar days before the date when these changes enter into force. However, the changes in the Complex Rules shall not impair the conditions or limit the Lessee’s normal operations vs. the version of the Complex Rules in Appendix 5 hereto.

7.1.14.    Provide for quarterly reconciliation of payments with the Lessee.

7.1.15.    At the time of signing the Agreement and within the whole lease period the Lessor shall:

(a)     provide the Premises with the required electrical power in accordance with the Terms of Reference for operation of the Premises and the equipment located in them by the Lessee;

(b)     provide for uninterrupted passage for the Lessee’s vehicles within the Land Plot to the loading and unloading area;

(c)     provide for the required means of receiving cargos in the unloading area in accordance with the Terms of Reference;

(d)     provide for delivery of seasonal heating, hot and cold water supply, and water discharge to the Premises (in this case, water is heated at the end consumer);

(e)     provide the Premises with the necessary fire safety systems related to the area of operational responsibility of the Lessor in accordance with the Certificate of Delineation of Operational Responsibility, their maintenance and operation;

(f)     provide for free passage of the Lessee’s employees in the Lessor’s territory to the Premises specified in Clause 2.1 of the Agreement;

(g)     at its cost provide for: cleaning of the adjacent area, including snow removal (including from the Building roof), security of the adjacent area and the entry/exit area of the Complex;

(h)     provide the Lessee with places for installation of containers for temporary accumulation of solid municipal waste.

7.1.16. The Lessor shall not interfere with the Lessee’s use of any Premises in accordance with the Intended Purpose in any way, either fully or partially, and shall not interfere with the Target Use of the Premises by the Lessee in any way.

For the avoidance of doubt, the Parties confirm that, for the purposes of this Lease Agreement, the following may not be considered as a restriction (imposed by the Lessor) on the Lessee’s access to the Premises and/or the Complex territory and/or the Land Plot: (a) the need for the Lessee (including its employees, contractors/subcontractors, sublessees and any other visitors) to comply with the access control procedure established by the Complex Rules; or (b) Lessor’s exercise of its rights stipulated by Clauses 6.1.10, 6.1.23, 6.1.30, 7.2.3 of the Agreement.

7.1.17. The Lessor shall, upon the Lessee’s request, provide the Lessee with consulting assistance (without any additional costs for the Lessee) with regard to use of the Premises for the purpose of discharging its obligations in accordance with the Agreement.

7.1.18. The Lessor shall, upon the Lessee’s request, provide the latter with the required certificates and any other documents available with the Lessor and related to operation of the Premises in case the Lessee has received the respective demands from the governmental and municipal authorities. The Lessor shall provide the Lessee with a written response to such requests within ten (10) business days upon receipt of the respective request from the Lessee, unless other timelines are agreed by the Parties.

7.1.19. The Lessor shall timely inform the Lessee of any changes related to the Premises which may significantly affect the Lessee’s interests.

7.1.20. The Lessor shall provide the Premises with firefighting systems in accordance with the Building design and the applicable laws. The Lessor shall also provide for uninterrupted operation, maintenance, and current repair of the firefighting systems within its operational responsibility. In case of any failures in the firefighting systems, the Lessor shall, using its efforts and at its cost, eliminate such failures within the shortest required timelines. If such failures have arisen for reasons within the control on the Lessee, the Lessee shall compensate the Lessor for the documented expenses associated with such elimination.

7.1.21. Have any other duties arising out of the Agreement and set by the applicable laws.

7.1.22.	Comply with the requirements specified in Appendix No. 9 — Parties’ Obligations Related to Occupational Health and Fire, Environmental, and Industrial Safety.

  7.2.     The Lessor may:

7.2.1. Enter into the Premises being accompanies by the Lessee’s representatives (except accidents and emergencies where such support is not required) in accordance with the procedure provided for in this Agreement.

7.2.2. The Lessor may, without any limitations, transfer, pledge or otherwise dispose of or charge any part of the Building, including the Premises. The Lessor will notify the Lessee of any such actions at least ten (10) calendar days before them. However, this right of the Lessor shall not affect the Lessee’s activities in the Premises.

7.2.3. Perform works on the territory of the Complex and the Land Plot related to the construction / reconstruction of Phase 2 and Phase 3, including fencing the construction site, transporting and placing construction machinery and equipment on the territory of the Land Plot, etc. The Lessee hereby acknowledges that it has been fully notified that such works have been performed and that they may cause certain inconvenience to or interference with the Lessee’s business, and the Lessee also acknowledges that the inconvenience or interference is not a violation of the Lessor’s obligations under this Agreement, and the Lessor shall have no right to make any claims to the Lessor in connection with the performance of such works or to cause difficulties to the Lessor in their performance, provided that such works do not interfere with the actual use of the Premises for their Intended Purpose.

If, as a result of the Lessee’s causing difficulties to the Lessor in carrying out the respective work, the Lessor is not able to comply with the deadlines for construction / provision of access / commissioning / registration of the Lessor’s title for Phase 2 or Phase 3, then the Lessor shall not be responsible for delay in fulfilling the respective obligations, and the Lessee shall not have the rights arising in the event of the Lessor’s delay in accordance with the Agreement and/or Laws and/or the Phase 2 Option and/or Phase 3 Option and/or the preliminary lease agreements executed pursuant to these Options in relation to Phase 2 / Phase 3, including the rights to claim payment of penalties/damages, the rights to early termination/refusal to execute the respective contract/agreement, etc. shall not be applicable and the Option Fee for Phase 2 / Option Fee for Phase 3 shall continue to be charged and paid.

7.2.4. The Lessee shall grant the right to carry out work on the territory of parking slots, provided that the Lessor notifies the Lessee of the need to carry out such work at least five (5) business days in advance and also provided that the Lessor procures to the Lessee an adequate number of parking slots for the period of such works.

8. Liability of the Parties.

8.1.    In case the Lessee has not made the Lease Payment (fully or partially) within the timelines set by the Agreement conditions, the Lessor shall be entitled to charge a penalty in the amount of zero point one percent (0.1%) of the amount of the payment not made for each calendar day of the delay, which the Lessee shall pay within seven (7) business days upon receipt of the respective invoice and the written claim with a detailed calculation.

In the case of the Lessee’s failure to provide / replenish / renew the Bank Guarantee or to made / replenish the Security Payment within the time period specified in the Agreement, the Lessor may demand to pay a penalty of zero point one percent (0.1%) of the amount of the Bank Guarantee / Security Deposit for each day of delay in the performance of the obligation.

8.2.    The Lessee shall be responsible for the technical condition of the Premises, the technical equipment established in the Premises by the Lessor within its operational responsibility in accordance with the Certificate of Delineation of Operational Responsibility. In case of any damage to the Premises, Building and/or the Utilities and/or Equipment in the Premises and/or the Building and/or the Land Plot, the Lessee shall compensate the documented losses.

In case the Lessee does not pay in time the invoice issued by the Lessor in accordance with the procedure provided for herein and does not eliminate this violation within ten (10) business days upon receipt of the respective claim from the Lessor, the Lessor may charge a penalty of zero point one percent (0.1%) of the amount specified in the respective invoice for each calendar day of the delay, which the Lessee shall pay within ten (10) business days upon receipt of the respective invoice and a written claim with detailed calculation from the Lessor.

8.3.    The Lessor shall be fully liable for the actually incurred by the Lessee documented real damage to the Lessee’s property and employees resulting from non-discharge or undue discharge of the Lessor’s duties provided for by the Agreement, including capital repair and cleaning of the territory in the part not covered by the insurance of the Lessee and the Lessor, provided that the Lessee applies to the insurance company for compensation.

8.4.    In case of violation of the timelines for return of the Security Payment by the Lessor set by the Agreement, the Lessee may charge a penalty of zero point one percent (0.1%) of the debt amount for each day of the delay from the Lessor.

8.5.    The Lessor shall not be liable for:

  8.5.1.    In case of damage to the Premises or the Lessee’s property and third parties staying in the Premises as a result of actions/omission of third parties, including other lessees, the Lessee’s employees, and the Lessee’s suppliers. However, the Lessor undertakes to assist and cooperate with the Lessee in all respects with regard to compensation of the damage by the persons having caused it, if such persons are controlled by the Lessor or have a contractual relationship with it.

  8.5.2.    In case of stop of water supply or electric power supply, stop of functioning of the sewerage system, the air conditioning or any other utility service, if this does not result from the Lessor’s actions/omissions.

This shall not release the Lessor from the duty to immediately inform the Lessee of such events, taking into consideration the timelines for their elimination.

  8.5.3.    In case of a change in the law or arising of any administrative or court decision whose purpose or result will be stop or limitation of the Lessee’s activities in the Building (except the circumstances depending on the Lessor).

  8.5.4.    For the losses caused to the Lessee by inflammations or any other similar events in case of the Lessee’s actions, omissions.

8.6.    The Lessor shall not compensate any lost profit, indirect losses and incidental expenses of the Lessee under any conditions and/or circumstances and the Lessee shall not compensate any lost profit, indirect losses and incidental expenses of the Lessor under any conditions and/or circumstances.

8.7.    Notwithstanding the provisions of other clauses hereof, the aggregate liability of any Party in connection with all violations hereunder and under the Preliminary Lease Agreement in total or in connection therewith (including liability in the form of reimbursement of any expenses, losses, damage, as well as payment of penalties, compensation or any other amounts), and in connection with the termination hereof shall be limited to the amount of the actual damage caused to the other Party but in any case not more than the Lease Payment, which would be payable for all the Premises for twenty-four (24) months based on the rates specified in Clause 4.5 of the Agreement for the first year of the Lease Period. In case of contradiction of this clause 8. to other provisions of this Agreement, the provisions of this clause 8.7. shall apply.

9.	INSURANCE

9.1.	Within forty-five (45) business days after the Lessor’s receipt of the permit for the Building commissioning the Lessee shall enter into and maintain in force the following insurance contracts:

9.1.1.

Property insurance (buildings, structures and engineering equipment), except for the result of work and property of the Lessee in the amount of the full replacement cost calculated by it. Insurance shall be provided on the “all risks” basis. The franchise shall not exceed RUB three million (3,000,000).

9.1.2.

Civil liability insurance with the liability limit of no less than RUB five hundred million (500,000,000) on all insurance events and each of them. The Franchise shall not exceed RUB one million five hundred thousand (1,500,000) and shall only apply to property damage. The Lessor may provide insurance of its liability or ensure that the Management Company has insurance specified in this Clause 9.1.2 (if any).

Within five (5) business days from the date of the respective request of the Lessee, the Lessor shall provide copies of the respective insurance contracts, and the documents confirming payment of the insurance premium for the current period.

9.2.

Within five (5) business days from the date of the respective request of the Lessee, the Lessor shall provide copies of the respective insurance contracts, and the documents confirming payment of the insurance premium for the current period. Within ten (10) business days upon signing the Certificate of Transfer for Use or Acceptance Certificate for the Premises, whichever is earlier, by the Parties the Lessee shall enter into and maintain in force the following insurance contracts:

9.2.1.

Property insurance (equipment, stock, other property of the Lessee in the Premises) in the amount of the replacement cost of the property. Insurance shall be provided on the “all risks” basis. The franchise shall not exceed RUB three million (3,000,000).

9.2.2.

Civil liability insurance with the liability limit of no less than RUB five hundred million (500,000,000) on all insurance events and each of them. Liability insurance shall cover liability for any possible damage to Phase 1, Phase 2, Phase 3 facilities respectively and/or other property of the Lessor. The Franchise shall not exceed RUB one million five hundred thousand (1,500,000) and shall only apply to property damage.

Within five (5) business days from the date of the respective request of the Lessor, the Lessee shall provide copies of the respective insurance contracts, and the documents confirming payment of the insurance premium for the current period.

9.3.	All the insurance contracts specified in this Article 9 above shall be provided by an insurance company whose Expert RA rating is at least ruA+.

9.4.

All the above-mentioned insurance contracts specified above shall contain provisions preventing the Lessor’s and or the Lessee’s insurance company to recover from the Lessor and/or the Lessee by way of subrogation or otherwise, any losses or compensation of damage on the insurance events provided for by such insurance contracts.

9.5.	Property insurance on the “all risks” basis implies coverage of damage to property resulting from an external and accidental impact, including without limitation the following risks:

•	fire, lightning stroke, gas explosion;

•	natural calamities;

•	damage by water;

•	explosion;

•	theft with trespassing – events qualified by the law enforcement authorities according to clause b of Part 2 of Article 158 (theft with trespassing of premises or any other storage facilities);

•	robbery – events qualified by the law enforcement authorities according to paragraph d of Part 2 of Article 161 of the Criminal Code of the Russian Federation;

•	robbery with violence – events qualified by the law enforcement authorities according to Article 162 of the Criminal Code of the Russian Federation;

•

improper activities of third parties (improper activities under this certificate of insurance mean willful activities aimed at destruction of / damage to the insured property which may be classified under the Criminal Code of the Russian Federation as: intentional destruction of or damage to property (Article 167 of the Criminal Code of the Russian Federation), hooliganism (Article 213 of the Criminal Code of the Russian Federation), vandalism (Article 214 of the Criminal Code of the Russian Federation);

•	falling of piloted flying objects or parts thereof on the insured property;

•	running-down accidents.

10.	Termination.

10.1.     Early termination of the Agreement is possible:

•	by agreement of the Parties;

•	in the order and by reasons prescribed by the Agreement or acting laws of the Russian Federation.

10.2.     The Lessor shall be entitled unilaterally terminate the Agreement without recourse to a court and claim compensation of the losses confirmed by documents in the following cases:

10.2.1.    Use of the Premises or a part of the Premises not for their Intended Purpose if such violation is not eliminated by the Lessee within thirty (30) calendar days upon receipt of the Lessor’s notice of use of the Premises or a part thereof not for their Intended Purpose.

10.2.2.    Material deterioration in the condition of the Premises and/or Utilities within the Lessee’s operational responsibility resulting from the actions / inaction of the Lessee or its representatives, or persons employed by the Lessee, or counterparties (including, but not limited to, logistics operators, agents, users, carriers, suppliers), which is confirmed by the opinion of an independent expert organization.

The Parties hereby agree on the following procedure and engaging an expert for the purposes hereof:

the approved experts are Russian organizations that are part of the group of any of the following companies (brands) operating under the following brand names (trading as) in the field of construction and technical expert examination (or their respective successors):

•         Tebodin (as of the date hereof, such Russian entity is a branch of Tebodin Eastern Europe B.V. Private Limited Liability Company (Netherlands) (INN 9909105014),

•         Mott MacDonald (as of the date hereof, such Russian entity is MOTT MACDONALD R LLC (OGRN 1077758264165, INN 7706664782), • Aecom (as of the date hereof, such Russian entity is

AECOM LLC (OGRN 1037700232129);

•         SMART-E (SMART-E LLC INN 7725772134, KPP 775101001);

•         MOSOBLSTROYCNIL (GUP MO MOSOBLSTROYCNIL ORN 1025002876755).

Any of the Parties may engage any of the above expert organizations.

However, the Party that commissions an expert examination shall bear any expenses for holding the same. Subsequently, the expenses shall be attributed to the Party whose opinion is considered erroneous by the expert.

The period of holding the expert examination shall not exceed thirty (30) calendar days.

Significant impairment of the Premises means actions/omission by the Lessee or its representatives, or persons employed by the Lessee, or counterparties (including, but not limited to, logistics operators, agents, users, carriers, suppliers) having resulted in a change in the reliability and safety characteristics of the Premises and Utilities under which operation of over 15% of the total floor area of the Premises is prohibited by the laws of the Russian Federation in case such impairment is not eliminated within twenty (20) calendar days upon receipt of the expert opinion of an independent expert organization regarding its presence by the Lessee, unless another period is agreed by the Parties.

Significant impairment of the Premises may not be actions (works) of the Lessee having resulted in the above-mentioned consequences, if such actions (works) have been agreed (approved) by the Lessor in accordance with the Preliminary Lease Agreement and/or actions (work) of the Lessee agreed in writing (approved) by the Lessor hereunder and if such actions (work) were performed by the Lessee in strict compliance with the agreement, as well as with the requirements of Russian laws and generally recognized requirements for the quality of work.

10.2.3. If the amount of the Lessee’s debt for the Lease Payment exceeds the Total Guarantee Amount.

10.2.4. If the Lessee has delayed discharge of the obligation for provision/replenishment/renewal of the Bank Guarantee / payment/replenishment of the Security Payment within the tie period specified in Article 5 of the Agreement by more than twenty (20) business days.

10.2.5. If the monitoring procedure has been initiated with regard to the Lessee and it has been lasting for more than three (3) months according to the laws at the place of its registration (or any other applicable laws) or according to the laws regulating this Agreement or the Lessee starts the liquidation procedure.

10.3. The Lessee shall be entitled to unilaterally terminate the Agreement without court proceedings in the following cases:

10.3.1. If the monitoring procedure has been initiated with regard to the Lessor and it has been lasting for more than three (3) months according to the laws at the place of its registration (or any other applicable laws) or according to the laws regulating this Agreement or the Lessor starts the liquidation procedure.

10.3.2. If for the reasons within the Lessor’s responsibility the Premises have been caused direct damage and, therefore, more than twenty percent (20%) of the total area of the Premises becomes fully unsuitable for their use in accordance with the Intended Purpose and the damage is not eliminated within three (3) months upon confirmation of the damage by the Parties;

10.3.3. if for the reasons beyond the Lessee’s control the use of the Premises for their Intended Purpose becomes impossible and the activity for the Intended Purpose is not carried out and may not be resumed by the Lessee after three (3) months after the date of the Parties’ confirmation of the fact of the Lessee’s inability to carry out its activities in the Premises for their Intended Purpose.

10.3.4. If, as a result of actions by the governmental authorities the Building and/or the Land Plot are seized from the Lessor. In this case, the Lessor undertakes to return the Security Payment to the Lessee.

10.3.5. The Agreement shall be deemed terminated in accordance with Clause 10.2. of the Agreement, starting from the date specified in the Lessor’s written notice sent to the Lessee, but anyway not earlier than ten (10) calendar days upon receipt of the written notice by the Lessee.

The Agreement shall be deemed terminated in accordance with Clause 10.3. of the Agreement, starting from the date specified in the Lessee’s written notice sent to the Lessor, but anyway not earlier than ninety (90) calendar days upon receipt of the written notice by the Lessor. At this, in case of a premature termination of the Agreement in accordance with Clause 10.3. of the Agreement, the Lessor undertakes to return the Security Payment to the Lessee.

10.4. The Lessor shall not compensate the value of the permanent improvements of the Premises provided by the Lessee in accordance with the Agreement unless otherwise stipulated by the Agreement or agreed by the Parties.

10.5. The Lessor may (without any limitations) sell, pledge and otherwise dispose of its rights to the Land Plot, Complex, Buildings/ Premises (as a whole or in part), and make any transaction aimed at such alienation / pledge / other disposal. Transfer of the ownership right to the Building/Premises or a part thereof to another person shall not be a basis for amendment or termination of the Agreement. The Lessor shall notify the Lessee of a change in the owner of the Building / Premises or a part thereof within ten (10) business days upon transfer of the ownership right.

10.6. Regardless to any other right and remedies provided to the Lessor in accordance with the Agreement or applicable law, in case of termination of the Agreement by the Lessor in accordance with Clause 10.2 of the Agreement, as demanded by the Lessor, the Lessee shall pay to the Lessor:

10.6.1. penalty in the amount of Permanent Lease Payment which would be due for payment by the Lessee to the Lessor for twenty-four (24) months of lease based on the amount of payment for the last effective month hereof;

10.6.2. amount of incurred by the Lessor expenses related to conclusion and/or termination of Agreement in the part of uncovered penalty specified by the Clause 10.6.1.

The indicated amounts may be, among other things, received by the Lessor by filing a claim under the Bank Guarantee or from the Security Payment.

10.7. Regardless to any other right and remedies provided to the Lessee in accordance with the Agreement or applicable law, in case of termination of the Agreement by the Lessee in accordance with Clause 10.3 of the Agreement, as demanded by the Lessee, the Lessor shall pay to the Lessee:

10.7.1. penalty in the amount of Permanent Lease Payment which would be due for payment by the Lessee to the Lessor for twenty-four (24) months of lease based on the amount of payment for the last effective month hereof;

10.7.2. amount of incurred by the Lessee expenses related to conclusion and/or termination of the Agreement in the part of uncovered penalty specified by Clause 10.7.1.

11.	ASSIGNMENT. SUBLEASE. CHANGE OF LESSOR.

11.1.

By signing the Agreement the Lessor gives its written consent that the Lessee may sublease the Premises or a part thereof (subject to a written notice to the Lessor ten (10) business days before the sublease) in case of a sublease to the Lessee’s Affiliate (including the following entities: Internet Logistics LLC (OGRN 1076949002261, INN 6949003359) and Ozon Holding LLC (OGRN 5167746332364, INN 7743181857)) provided that sublease agreements comply with the terms and conditions of Clause 11.3 below (in case of non-compliance with any of which the sublease shall not be considered agreed with the Lessor). In this Agreement the “Affiliate” means a legal entity in which more than fifty-one percent (51%) of interests/shares are owned by the Party / the Party’s founders/members.

11.2.

The Lessor may assign its rights and obligations under the Agreement to third parties without a prior written consent by the Lessee but with a subsequent notification of the Lessee within 10 (ten) business days.

11.3.	Unless otherwise agreed by the Lessor in writing prior to entering into any sublease agreement, any sublease agreement between the Lessor and a sublessee regarding any part of the Premises shall:

•        be executed for the term not exceeding 360 days provided that the sublease period expiry date may not be later that the Lease Period Expiry Date hereunder;

•        prohibit any subsequent sublease by the sublessee;

•        prohibit any assignment of the sublessee’s rights and/or obligations under the sublease agreement to third parties without prior written consent of the Lessor;

•        provide for the automatic termination of the sublease agreement and return of the subleased area to the Lessee from the sublessee at least one day before the termination (including early termination) hereof;

•        provide for the lack (waiver) of sublessee’s priority rights to enter into a lease agreement for the Premises/ parts thereof, including those stipulated by Article 618 of the Civil Code of the Russian Federation; and

11.4.

Notwithstanding the conclusion of any sublease agreement regarding the Premises / a part thereof in accordance with this Lease Agreement, the Lessee shall be responsible for the performance of all its obligations hereunder. The Lessee shall promptly remedy any breach of its obligations hereunder caused by actions/omissions of the sublessee.

11.5.

In case of transfer of Lessor’s ownership to the Premises / a part thereof or in case of another transaction involving the novation of the Lessor’s Party hereunder, the Lessee shall provide the new lessor and (if applicable) the remaining (in respect of a certain portion of the Premises) current lessor with the similar Bank Guarantee with the amount, validity period and other conditions to be determined at a certain time under the provisions of Article 5 hereof, in proportion to the ratio of the Leased Area of the Premises, the rights in respect of which are transferred to a third party, to the total Leased Area of the Premises hereunder, not later than within ten (10) business days from the date of transfer of ownership to the Premises / a part thereof or the date of another transaction involving the novation of the Lessor’s Party hereunder.

11.6.

In the event of the transfer of the Lessor’s title to the Premises / part of the Premises or conclusion of any other transaction in which the Lessor’s Party under the Agreement shall be replaced, the Lessee hereby orders the transfer by the Lessor to the new lessor of all the following payments received by the Lessor from the Lessee, the amount of which is determined in proportion to the ratio of the respective transferred part of the Leased Area of the Premises to the total Leased Area of the Premises under this Agreement:

•        advance lease payments in respect of the Premises (including payments towards Basic Lease Payment, Operating Expenses, Parking Fees);

•        amounts of the Security Payment at the disposal of the Lessor, except for the amount of deductions/withholdings from the Security Payment made by the Lessor and not replenished by the Lessee (with respect to the amount of such deductions/withholdings, the Lessee agrees to replenish the Security Payment amounts to the new lessor) and (if applicable) the current Lessor in the appropriate amounts determined in proportion to the ratio of the amounts of the Security Payment due to the Lessor / new lessor, respectively, in accordance with the provisions of this clause);

The Variable Part of the Lease Payment payable to the Lessor and the new lessor for the month when the transfer of title to the Premises/respective part of the Premises/another transaction resulting in the replacement of the Lessor’s Party under the Agreement took place shall be calculated as follows: the amount of the Variable Part of the Lease Payment for the relevant month is divided by the number of calendar days of that month. The resulting amount is multiplied by:

•        the number of days from the first day of the month to the date preceding the date of the transfer of title to the Premises / date of any other transaction resulting in the replacement of the Lessor’s Party under the Agreement (inclusive), and such amount shall be payable to the Lessor;

•        the number of days from the date of the transfer of title to the Premises / date of any other transaction resulting in the replacement of the Lessor’s Party under the Agreement to the last calendar day of the respective month (inclusive), and such amount shall be payable to the new lessor in full, in the case of transfer of title to it in respect of all Premises, and in the case of transfer of title to it in respect of part of the Premises, such amount shall be distributed between the Lessor and the new lessor in proportion to the ratio of the respective transferred part of the Leased Area of the Premises to the total Leased Area of the Premises hereunder.

12.	FORCE MAJEURE

12.1.

Each of the Parties shall be released from liability for full or partial non-discharge of its obligations under the Agreement in case such non-discharge has been caused by Force Majeure Events having occurred after making this Lease Agreement. The release of liability refers only to the obligations whose duly performance has become impossible due to such Force Majeure Events and only for the duration period of the Force Majeure Events.

12.2.

The Party not discharging its obligations as a result of Force Majeure Events shall notify the other Party in writing of occurrence and/or stop of the force majeure event within ten (10) business days upon the start and/or the end of the event with indication of the degree of its impact on due discharge of the obligations. When the above-mentioned events are over, the Party shall immediately notify the other Party of this in writing with indication of the period for discharge of its obligations under the Agreement.

12.3.

A party that has not timely notified the other Party of any force majeure event with indication of its impact on due discharge of the obligation shall lose the right to refer to the force majeure event as a reason for releasing it from liability for violation of its obligations. A Party that refers to force majeure events shall provide an appropriate confirmation. However, the fact of occurrence of the Events, such as natural calamities and their respective consequences, may be confirmed by ways which do not need any special evidence, including by presence of generally known facts and publications in the media.

12.4.

In case the Force Majeure Events last for more than three (3) months or there are reasonable grounds to suppose that the Force Majeure Events will last for more than three (3) months and in case the Force Majeure Event is issuing a regulatory act of the Russian Federation making performance of the Agreement impossible, the Parties undertake to start negotiations and amend the Agreement in such a way that the Parties could continue performance of their obligations hereunder and in the way closest to the initial intentions of the Parties.

13.	NOTICES

13.1.

Any notices, approvals, consents, permits, and other messages related to this Lease Agreement shall be in writing and shall be delivered by registered mail with acknowledgement of receipt or by courier to the address of the respective party specified in this Clause.

13.2.	The Parties’ mailing addresses:

The Lessor:	The Lessee:
[●]	[●]
Mailing address:	Mailing address:
[●]	[●]
Attention:	Attention:
[●]	[●]

13.3.

The Parties shall notify each other of any changes in the banking or mailing details within five (5) business days upon changing them. Any actions performed by the Parties using the old addresses and details before receiving an appropriate notice of a change in them, shall be deemed duly performed.

13.4.	Any messages shall be valid starting from the date of delivery to the respective mailing address.

14.	LESSOR’S GUARANTEES

14.1.

The Lessor provides the Lessee with representations of circumstances (as provided by Article 431.2 of the Civil Code) given in Clauses 14.2–14.3 of the Agreement (“Lessor’s Representations”) and acknowledges that the Lessee entered into the Agreement with reliance on the Lessor’s Representations and their accuracy. The Parties have come to an agreement that the Lessor’s Representations set forth in Clause 14.2 and provision by the Lessor the Lessor’s accurate Representations set forth in Clause 14.2 shall be a material condition of the Agreement.    Ensuring accuracy of the Lessor’s Representations as of the respective dates, on which they were given, and for the period of their validity is the Lessor’s responsibility:

14.2.	The Lessor hereby represents that:

14.2.1.

As of the date of signing the Acceptance Certificate, no restrictions and/or encumbrances have been imposed in relation to the Land Plot that prevent/prohibit the use of the Land Plot and the Premises for their Intended Purpose, including, without limitation, the fact that on such date the Land Plot is not sold, is not in dispute (including on the matter of law) or under arrest (seizure), no recourse is taken against the Land Plot, the Land Plot has not been contributed to the authorized capital of a legal entity, placed in trust, transferred to a fund, contributed to a joint venture or a simple partnership, the Land Plot is not under prohibition of registration activities in the authority responsible for state registration of rights to real estate, the Land Plot is free from any encumbrances and restrictions preventing the use of the Premises for their Intended Purpose, regardless to indication of the encumbrances in the Unified State Register of Immovable Property (i.e. data which are not recorded in the Unified State Register of Immovable Property, but exist). The Parties specifically agreed that the presence of any encumbrances in relation to the Land Plot (or rights thereto) that do not prevent the Lessee from using the Land Plot and/or carrying out the Lessee’s Works (including mortgage, easement) shall not be deemed inaccuracy or violation of this representation. The Lessee is hereby notified in good faith by the Lessor of the following rights and encumbrances in relation to the Land Plot, which is not inaccuracy or violation of this representation:

• The Land Plot and the Buildings may be encumbered with a pledge in favor of a credit institution or another person engaged by the Lessor, which will not affect the rights and obligations of the Lessee under the Agreement;

14.2.2.	As of the date of signing the Acceptance Certificate, the Lessor’s title to the Land Plot and the Premises has been acquired in full accordance with the applicable Laws.

14.2.3.	As of the date of signing the Acceptance Certificate, the category of land and the type of permitted use of the Land Plot correspond to the Purpose of the Phase 1 Building.

14.2.4.

As of the date of signing the Acceptance Certificate, the Premises are not and will not be the result of unauthorized construction and/or reconstruction by the Lessor or any persons engaged by the Lessor.

14.2.5.

As of the date of signing the Certificate of Transfer for Use for the Premises, the Premises were properly commissioned in accordance with the Laws of the Russian Federation and meet all the mandatory requirements of the Laws for their construction, Intended Purpose (Clause 2.4), and will not be encumbered pursuant to other lease agreement.

If, for reasons of inaccuracy of the Lessor’s Representation provided for in this Clause 14.2: a) the Lessor, in accordance with the procedure established by the applicable Laws, lost the title to the Phase 1 Building / Land Plot, or b) the Phase 1 Building is recognized as an unauthorized construction in the manner prescribed by the applicable Laws and must be demolished, the Lessee may demand termination of the Agreement; in other cases of inaccuracy / violation of the Lessor’s Representation, the Lessee shall not have the right to terminate / withdraw from the Agreement.

14.3.	The Lessor also guarantees that:

14.3.1.	The Lessor shall observe all the requirements of the Laws regarding sanitary, fire, environmental, and construction safety;

14.3.2.	The Lessor or its Contractors will have all the necessary permits, licenses and other necessary documents for the construction of the respective Phase.

14.3.3.

The Parties specifically agreed that in the event of inaccuracy / violation of the representations listed in this Clause 14.3 of the Agreement, the Lessee may demand from the Lessor only reimbursement of expenses (as defined in Clause 14.2 of the Agreement), but may not demand termination of this Agreement or refuse from the execution of the Agreement, both in court and in an out-of-court procedure.

15.	REGISTRATION OF THE LONG-TERM LEASE AGREEMENT

15.1.	Within five (5) business days upon signing this Agreement, the Lessee will provide the Lessor with the documents for state registration of the Agreement.

15.2.	The Lessor shall, using its own efforts and at its cost, carry out the required actions for state registration of the Agreement (including without limitation technical record-keeping of the Premises).

15.3.	The Lessor shall notify the Lessee of the date of filing the documents for state registration and the date of state registration within three (3) business day upon occurrence of the respective events.

15.4.	The Lessor shall return to the Lessee its copy of the Agreement with a stamp of state registration within ten (10) business days upon state registration.

15.5.

The Lessor shall pay, as an applicant, the state duty for state registration of the Agreement in the Unified State Register of Immovable Property. The Lessee shall compensate the Lessor fifty percent (50%) of the amount of the state duty within three (3) business days upon the date of receiving the respective invoice from the Lessor and a copy of the payment order for payment of the state duty.

15.6.

Upon expiry of the Lease Period and in case of early termination hereof, the Lessee shall provide the Lessor with the documents and information necessary for the respective registration by the competent public authority.

15.7.	State registration of any amendments to the Agreement shall be provided in the same order as the one of the Agreement.

16.	CONFIDENTIALITY

16.1.

Each of the Parties agrees not to use for any purposes not related to performance of the Agreement and not to disclose to third parties (except as provided for by Clause 16.2 of the Agreement) any terms and conditions hereof or any other documents related to then without a prior written consent of the other Party.

16.2.	The limitations set in Clause 16.1 of the Agreement do not refer to disclosing any information:

(i)	if such information shall be disclosed according to the applicable laws;

(ii)	upon request of any other competent authority/agency to the extent it is required according to the applicable Russian laws;

(iii)	to professional consultants or auditors of the Party; or

(iv)

(only in case of the Lessor) when it is necessary to confirm the Lessor’s ownership and/or encumbrances and/or other rights in relation to any part of the Warehouse Building and/or Premises or other buildings on the Land Plot (to buyers, creditors, competent authorities, or other persons).

17.	MISCELLANEOUS

17.1.	In interpreting the Lease Agreement, it shall be taken into account that:

17.1.1.	any obligation of the Lessee and the Lessor not to commit any action includes an obligation not to allow commission of such an action;

17.1.2.	if the Lessor’s or the Lessee’s approval or consent is required, it shall be deemed to be valid, only if made in writing;

17.1.3.

references to the Lessee’s actions or violation of obligations by the Lessee include actions or omissions, or violation of obligations, or unfair performance of obligations by the sublessee or any person located in the Premises with the permission of the Lessee or the sublessee;

17.1.4.

references to the Lessor’s actions or violation of the Lessor’s obligations include actions or omissions, or violation of obligations, or unfair performance of obligations by any person staying in the Premises with the permission of the Lessor;

17.1.5.	days shall mean calendar days;

17.1.6.	the words “including”, “include”, “inter alia” are considered without limitation of interpretation to those listed;

17.1.7.	the headings of clauses of and Appendices to the Agreement are given for convenience only and shall not be used to interpret the contents of the Agreement;

17.1.8.	unless the context indicates otherwise, any reference to the clause or Appendix means a reference to the relevant Clause of or Appendix to the Agreement;

17.1.9.	references to “expenses” include any losses, damage and properly incurred expenses and costs, but do not include loss of profit;

17.1.10.	any Lessor’s right of access or entry to the Premises shall apply to all persons authorized by the Lessor;

17.1.11.	references to Russian rubles shall mean the legal currency of the Russian Federation at the appropriate time;

17.1.12.	failure by the Party to exercise any right granted hereunder shall not constitute the waiver of this right except when otherwise expressly provided by the Agreement;

17.1.13.

The Parties specifically agree that any losses/penalties, payment of which is stipulated in this Agreement, or other liability measures specified in this Agreement, and the rights granted to the Party under the Agreement or the applicable Laws (including the right to unilaterally repudiate the Agreement, right to demand termination of the Agreement, right to claim indemnity for losses, payment of penalties or other monies, right to suspend counter-execution, etc.) in connection with any violation committed by the other Party, may be collected/applied/exercised by such Party, except for the case when the violation occurred as a result of: (a) changes in the Laws after the Agreement date; and/or (b) illegal actions/omissions of state authorities and/or (c) non-performance/improper performance/violation of obligations under this Agreement by the claiming Party or circumstances for which such Party is liable.

17.2.	Unless otherwise expressly stated herein, each Party shall perform its obligations at its own expense.

17.3.

If any provision of the Agreement is deemed by a court resolution or otherwise invalid, unlawful or unenforceable for any reason, it shall not affect the remaining provisions of the Agreement. The Parties undertake to make the necessary amendments to the provisions hereof which are invalid, unlawful or unenforceable in such a way that they become valid, legal and enforceable, or replace such provisions with valid, legal and enforceable ones that shall have an economic effect as close as possible to the original intention of the Parties without changing any material provisions hereof.

17.4.

A material change in the circumstances from which the Parties proceeded when entered into the Agreement (as defined in Article 451 of the Civil Code of the Russian Federation) shall not constitute the ground for amendment or termination of the Agreement by either Party.

17.5.

After signing the Agreement all the previous correspondence and agreements of the Parties shall become void. The Agreement is executed in five (5) original copies: one (1) for each of the Parties and one (1) for the Department of the Federal Service for State Registration, Cadastral Records and Cartography for Leningrad Region (hereinafter – “Registration Authority”).

The remaining two (2) copies shall not be filed for state registration and shall be kept by the Parties until receiving the registered document from the Registration Authority as confirmation of the fact of signing the Agreement. All the copies shall have equal legal force.

17.6.

The Agreement has been drawn up and is subject to interpretation and regulation in accordance with the applicable Russian laws. The Parties acknowledge and confirm that the Agreement is a mixed agreement combining all the signs of a lease agreement and an option for making an agreement.

17.7.	The Agreement contains the following Appendices forming an integral part hereof:

Appendix 1	Layout of the Premises;
Appendix 2	Complex and Parking Layout;
Appendix 3	Certificate of Delineation of Operational Responsibility;
Appendix 4	Acceptance Certificate form;
Appendix 5	Complex Rules;
Appendix 6	Variable Part of the Lease Payment. Settlement Procedure;
Appendix 7	Bank Guarantee. Security Payment;
Appendix 8	Leased Area as per BOMA Standard
Appendix 9	Parties’ Obligations Related to Occupational Health and Fire, Environmental, and Industrial Safety

18.	APPLICABLE LAW AND DISPUTE RESOLUTION

18.1.	The Agreement shall be regulated by the Laws of the Russian Federation.

18.2.

In case of any dispute between the Parties in relation to the Agreement, upon request of one of the Parties, the authorized representatives of the Parties shall meet within five (5) business days from the date of the request in order to resolve the dispute without recourse to a court.

18.3.

If any dispute is not resolved in accordance with Clause 18.2 of the Agreement within fifteen (15) business days upon the request, any dispute arising out of the Agreement or related to it shall be resolved in the Arbitrazh (Commercial) Court of Moscow, unless otherwise agreed in the course of negotiation.

19.	LEGAL ADDRESSES, BANK DETAILS AND SIGNATURES OF THE PARTIES

The Lessor:	The Lessee:
[●]
[●]	OGRN [●], INN [●]
OGRN [●], INN [●]	Address:
Address:	[●]
[●]	Bank details:
Bank details:	settl. acc. [●]
settl. acc. [●]	at [●]
at [●]	c/a [●]
c/a [●]	BIK [●]
BIK [●]

[●]	[●]
/[●]	/[●]

Supplementary Agreement No. 1

to Preliminary Lease Agreement dated November 8, 2019

St. Petersburg                                                                                                                                                                         December 5, 2019

This Supplementary Agreement to the Preliminary Lease Agreement dated November 8, 2019 (hereinafter referred to as the “Agreement”) was executed on December 5, 2019 in St. Petersburg, Russian Federation, between:

BaltStone Limited Liability Company, a legal entity established and existing under the laws of the Russian Federation, registered with Interdistrict Inspectorate of the Federal Tax Service No. 15 for Saint-Petersburg, date of registration: October 5, 2012, OGRN 1127847532438, INN 7839469004, KPP 781001001, located at: 5, building 3, letter A, premise 197, Kievskaya Street, Saint-Petersburg, 196084, represented by General Director Alexey Sergeyevich Kelarev acting under the Articles of Association (hereinafter referred to as the “Lessor”); and

Internet Solutions Limited Liability Company, a legal entity established and existing under the laws of the Russian Federation, registered with Interdistrict Inspectorate of the Federal Tax Service No. 46 for Moscow, date of registration: January 1, 2008, OGRN 1027739244741, INN 7704217370, KPP 770301001, located at: 10, premise 1, floor 41, office 6, Presnenskaya Naberezhnaya, Moscow, 123112, represented by Andrey Igorevich Pavlovich acting under Power of Attorney No. 77/719-n/77-2019-14-285 of August 26, 2019, (hereinafter referred to as the “Lessee”);

hereinafter collectively referred to as the “Parties” and individually — as a “Party”.

The Parties have agreed to execute this Supplementary Agreement as to the following:

1.	Amend Clause 2.3 of the Agreement to read as follows:

“2.3. The subject matter of Long-term Lease Agreement 1 shall be the lease by the Lessor to the Lessee of the following Phase 1 facilities with the total approximate area of 29,160 sq. m (hereinafter collectively referred to as “Premises 1”) in compliance with the Terms of Reference:

2.3.1. Warehouse premises with the approximate area of 16,546 sq. m (hereinafter referred to as “Warehouse Premises 1”);

2.3.2. Administrative and amenity premises and other auxiliary premises including, but not limited to toilets and shower rooms, irrespective of their location, and a wash room, with the approximate area of 4,866 sq. m (hereinafter referred to as “Office Premises 1”);

2.3.3. Concrete mezzanine with the approximate area of 4,754 sq. m (hereinafter referred to as “Mezzanine 1”);

2.3.4. Premises for storage of dangerous goods with the approximate area of 2,059 sq. m (hereinafter referred to as the “Hazardous Goods Area”);

2.3.5. Checkpoint premises with the approximate area of 935 sq. m.

The Lessee shall also be granted with the right to use parking space of 270 parking slots in total, including 204 parking slots for passenger vehicles, 58 — for trucks, and 8 — for buses (hereinafter each separate parking space referred to as a “parking slot”) for the entire Lease Period.

The Lessee shall also have the right to use the paved intrasite area including the areas adjacent to the buildings and maneuvering areas, color-coded in blue on the General Layout (Appendix 1:1 to the Agreement), for arrangement of additional parking space, the fee for which is included in the Basic Lease Payment.”

2.	Amend Clause 2.12 of the Agreement to read as follows:

“2.12. The subject matter of Long-term Lease Agreement 3 shall be the lease by the Lessor to the Lessee of the following Phase 3 facilities with the total approximate area of 25,228 sq. m (hereinafter collectively referred to as “Premises 3”) in compliance with the Terms of Reference:

2.12.1. Warehouse premises including technical premises with the approximate area of 17,280 sq. m (hereinafter referred to as “Warehouse Premises 3”);

2.12.2. Administrative and amenity premises and other auxiliary premises with the approximate area of 4,448 sq. m (hereinafter referred to as “Office Premises 3”);

2.12.3. Mezzanine premises with the approximate area of 3,500 sq. m (hereinafter referred to as “Mezzanine 3”);

2.12.4. Parking space with 350 parking slots in total, including 300 parking slots for passenger vehicles and 50 — for trucks”.

3.	Amend Clause 7.2 of the Agreement to read as follows:

“7.2. The Lessee shall, within thirty (30) calendar days of the signing of Supplementary Agreement No. 1 to the Preliminary Lease Agreement dated November 08, 2019, obtain and present to the Lessor a Bank Guarantee for the amount equal to the sum of the Basic Lease Payment, Operating Expenses and Parking Fee for six months at the rates for the first year of the Lease Period, specified in Clause 2.22 of the Agreement, i.e. RUB one hundred thirty million seven hundred seventeen thousand eight hundred thirty and two kopecks (130,717,830.02) including VAT.”

4.	The remaining provisions of the Agreement shall remain unchanged.

5.	This Supplementary Agreement shall come into force on the date of its signing by authorized representatives of the Parties.

6.	This Supplementary Agreement is executed in two equally valid copies for the both Parties and shall form an integral part of the Agreement.

The Lessor:	The Lessee:

BaltStone LLC	Internet Solutions LLC

/signature/ A.S. Kelarev	/signature/ A.I. Pavlovich

/seal/ BaltStone Limited Liability Company, Saint-Petersburg

Supplementary Agreement No. 2

to Preliminary Lease Agreement dated November 8, 2019

St. Petersburg                                                                                                                                                                                  April 10, 2019

This Supplementary Agreement to the Preliminary Lease Agreement dd. November 8, 2019 (hereinafter referred to as the “Agreement”) is made on April 10, 2019 in St. Petersburg, Russian Federation, between:

BaltStone Limited Liability Company, a legal entity established and existing under the laws of the Russian Federation, registered with Interdistrict Inspectorate of the Federal Tax Service No. 15 for Saint-Petersburg, date of registration: October 5, 2012, OGRN 1127847532438, INN 7839469004, KPP 781001001, located at: 5, building 3, letter A, premise 197, Kievskaya Street, Saint-Petersburg, 196084, represented by General Director Alexey Sergeyevich Kelarev acting under the Articles of Association (hereinafter referred to as the “Lessor”); and

Internet Solutions Limited Liability Company, a legal entity established and existing under the laws of the Russian Federation, registered with Interdistrict Inspectorate of the Federal Tax Service No. 46 for Moscow, date of registration: January 1, 2008, OGRN 1027739244741, INN 7704217370, KPP 770301001, located at: 10, premise 1, floor 41, office 6, Presnenskaya Naberezhnaya, Moscow, 123112, represented by Andrey Igorevich Pavlovich acting under Power of Attorney No. 77/719-n/77-2019-14-285 of August 26, 2019, (hereinafter referred to as the “Lessee”);

hereinafter collectively referred to as the “Parties” and individually — as a “Party”.

The Parties have agreed to execute this Supplementary Agreement as to the following:

1.	Amend Clause 3.2.1 of the Agreement to read as follows:

“3.2.1. The date of granting access to Premises 1 to the Lessee is April 15, 2020 or earlier, taking into consideration the following:

The Lessor grants the Lessee access to the Warehouse Premises: within axes K-P/1-5 by April 22, 2020, in axes D-K/1-5 by April 29, 2020, in axes A-D/1-5 – by May 6, 2020 (access for unloading and storage of the Lessee’s equipment shall be granted by April 15, 2020), within axes P-U/1-5 by May 13, 2020 (pre-commissioning of the automatic firefighting system and the internal firefighting main shall be carried out by June 1, 2020)

The Lessor shall provide the Lessee with access to the Mezzanine premises in axes P-U/1-5 by May 20, 2020 (pre-commissioning of the automatic firefighting system and the internal firefighting main shall be carried out by June 15, 2020)

The Lessor shall grant the Lessee access to the Hazardous Goods Area by July 1, 2020.

The Lessor shall grant the Lessee access to Office Premises 1 within the scope of Administration and Accommodation Facility No. 2 and to premises No. 1.07.104 and 1.07.105 of by April 15, 2020.

The Lessor shall grant the Lessee access to premises No. 1.06.112, 1.06.106, 1.06.107, 1.06.103, 1.06.101, 1.06.207, 1.06.211, 1.06.309.01, 1.06.308.01, 1.06.309.02, 1.06.309.03, 1.06.308.02, 1.06.308.03, 1.06.304, 1.06.305, 1.06.305.01, 1.06.301, 1.06.306.01, 1.06.306.02, and 1.06.306.03 of Administration and Accommodation Facility No. 1 by June 1, 2020.

The Lessor shall grant the Lessee access to premises No. 1.06.113.01 (Canteen) by July 15, 2020.

The Lessor shall grant the Lessee access to the Checkpoint premises for personnel on the 2nd floor on or prior to July 1, 2020, on the 1st floor – on or prior to July 15, 2020.

The Lessor shall grant the Lessee access to the Checkpoint premises for transport by July 15, 2020.

For the purpose of installation of the structural cable system, the video surveillance system, the access control system, and the OS system access to all the premises of the Administration and Amenity Facility No. 1 is granted as the premises are ready, starting from June 1, 2020, and to the checkpoint premises for personnel – as the premises are ready, starting from June 15, 2020.

On the specified dated, Premises 1 shall be in accordance with Appendix No. 1:5.

3.2.1.1.    The Lessor shall notify the Lessee of the readiness to grant access to Premises 1 at least ten (10) days before the assumed Access date;

3.2.1.2.    Each stage of granting access to Premises 1 shall be formalized by a separate Access Certificate to be signed by the Parties in the form of Appendix No. 2.1 to the Agreement. Each access certificate shall be numbered and the first Access Certificate (hereinafter – Access Certificate No. 1) shall be signed by the Parties on or prior to April 15, 2020. Starting from the time of signing Access Certificate No. 1 by the Parties, the Lessee shall incur obligations to pay the Access Fee in accordance with Clauses 2.25.1 and 4.7.3 of the Agreement in full.”

2.	Amend Clause 4.1.1 of the Agreement to read as follows:

“4.1.1. Within the timelines agreed by the Parties in Clause 3.2.1 of this Agreement, grant the Lessee access to the Premises with the area in accordance with Appendix No. 1:5.”

3.    The Parties have agreed to approve Appendix 1:2 (Phase 1 Building Layout) to the Agreement in the new revision provided in Appendix 1 to this Supplementary Agreement.

4.    The Parties have agreed to approve Appendix 1:5 (Construction Readiness of Premises as of the Date of Access) to the Agreement in the new revision provided in Appendix 2 to this Supplementary Agreement.

4.    The remaining provisions of the Agreement shall remain unchanged.

5.    This Supplementary Agreement shall come into force on the date of its signing by authorized representatives of the Parties.

6.    This Supplementary Agreement is executed in two equally valid copies for the both Parties and shall form an integral part of the Agreement.

The Lessor:	The Lessee:

BaltStone LLC	Internet Solutions LLC

/signature/ A.S. Kelarev	/signature/ A.I. Pavlovich

/seal: BaltStone Limited Liability Company Saint-Petersburg/	/seal: Internet Solutions Limited Liability Company Reg.No. 103588 Moscow/

Appendix 1:5.

to Supplementary Agreement No. 2 dd. April 10, 2020

Construction Readiness of Premises as of the Date of Access

At the time of signing the first and each further Access Certificate and until signing the Acceptance Certificate, the Lessor undertakes, 24 hours a day, to:

• provide for accession ways (solid road pavement) for delivery of materials and equipment at the level of -1.2 m vs. the finished floor level for Euro Trailer trucks,—ensure presence of at least two operating reloading docks

• provide for lighting of the mezzanine installation area of at least 100 lx in a horizontal plane (0.8 m vs. the finished floor level) with the color rendering index of more than 80. The lights shall be evenly placed on the shelf mezzanine installation area, without linkage to the passages inside the mezzanines.

• provide for space for placement of one trash container of 27 sq. m with an option of special vehicle accession by organizations responsible for these activities

• provide for electric power supply to the Warehouse Premises and the Office Premises: minimum capacity of 200 kW

• provide for seasonal heating at the Warehouse Premises and the Office Premises with the temperature of no less than +5 oC in the Warehouse Premises,

• provide for space in the territory for installation of at least 10 containers/cabins for storage of materials and equipment and placement of personnel of the Lessee’s contractors with an option of connecting the temporary power supply from an input distribution device (at least 30 kW).

At the time of signing the first and each further Access Certificate, construction readiness shall be full, except:

• Warehouse Premises – floors shall be ready with the strength generation sufficient to unload the equipment and install the shelf mezzanines and platforms, the floor joints shall be sealed, the installation and the pre-commissioning of the automatic firefighting system shall be completed, the internal firefighting main descent pipes shall be installed, the ventilation air duct descent pipes on the columns and main lines of the ventilation air ducts in the roof truss space shall be installed.

• Mezzanine – floors shall be ready with the strength generation sufficient to unload the equipment by the Lessee the floor joints shall be sealed, the installation and the pre-commissioning of the automatic firefighting system shall be completed, the internal firefighting main descent pipes shall be installed, the ventilation air duct descent pipes on the columns and main lines of the ventilation air ducts in the roof truss space shall be installed.

Hazardous Goods Area – the works for arrangement of enclosing structures and their finishing shall be completed, the floors shall be ready, installation and pre-commissioning of the utilities shall be completed.

• Checkpoint for transport – as of the access date all the finishing works shall be completed and installation and pre-commissioning of all the utilities shall be completed (except the firefighting systems)

• Checkpoint for personnel – as of the access date all the finishing works shall be completed and installation and pre-commissioning of all the utilities shall be completed (except the firefighting systems)

• works for arrangement of passenger transport parking will be continued after the access date.

• works on the sewerage and water supply system in the sanitary conveniences of Administration and Amenity Facility 1 will be continued, except the sanitary conveniences in the Administration and Amenity Facility 1 which shall be completed on the access date (see below).

• finishing works in the premises of Administration and Amenity Facility 1 will be continued, except the sanitary conveniences in the Administration and Amenity Facility 1 which shall be completed on the access date (see below)

Premises No. 1.06.112, 1.06.106, 1.06.107, 1.06.103, 1.06.101, 1.06.207, 1.06.211, 1.06.309.01, 1.06.308.01, 1.06.309.02, 1.06.309.03, 1.06.308.02, 1.06.308.03, 1.06.304, 1.06.305, 1.06.305.01, 1.06.301,1.06.306.01,1.06.306.02, and 1.06.306.03 of Administration and Amenity Facility 1 – as of the access date all the finishing works shall be completed and installation and pre-commissioning of all the utilities shall be completed (except the firefighting systems)

• Premises No. 1.07.104 and 1.07.105 of Administration and Amenity Facility 1– as of the access date all the finishing works shall be completed and installation and pre-commissioning of all the utilities shall be completed (except the firefighting systems)

• Premises of Administration and Amenity Facility 2 – as of the access date all the finishing works shall be completed and installation and pre-commissioning of all the utilities in all the premises shall be completed (except the firefighting systems)

Premises No. 1.06.113.01 of Administration and Amenity Facility 1 (Canteen) – as of the access date all the finishing works shall be completed and installation and pre-commissioning of all the utilities shall be completed (except the firefighting systems)

The remaining works will be completed by July 15, 2020.

The Lessor:	The Lessee:

/signature/ A.S. Kelarev	/signature/ A.I. Pavlovich

/seal: BaltStone Limited Liability Company Saint-Petersburg/	/seal: Internet Solutions Limited Liability Company Reg.No. 103588 Moscow/